EXHIBIT 10.2


                                  OFFICE LEASE

     This OFFICE LEASE ("Lease") is made and entered into as of this 14th day of August, 1998 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, by and through its general partner, DUKE REALTY INVESTMENTS, INC., an Indiana corporation, authorized to do and doing business in the State of Missouri, as Landlord (hereinafter "Landlord") and EXPRESS SCRIPTS, INC., a Delaware corporation, authorized to do and doing business in the State of Missouri, as Tenant (hereinafter "Tenant").


     SECTION I. BASIC LEASE PROVISIONS, NOTICES, LEASED PREMISES, USE, TERM, CONSTRUCTION AND SIGNAGE


SS.1.01 BASIC LEASE PROVISIONS

Land: Lot 1B of Lot 1 of Duke/Riverport Site No. 1 (See, EXHIBIT 1.01 for exact legal description)

Building                            13930 Riverport Drive
                           Maryland Heights, St. Louis County, Missouri 63043

Leased Premises:           All of the space in the  Building to be  constructed
                           on the Land, which Building shall contain approximately 141,774 RSF, the Lot 1B Restricted Use
                           Area and the use in common with other owners and tenants of the Common Property, as hereinafter more specifically set forth.

     The Land, the Building and the Leased Premises are sometimes hereinafter referred to collectively as the "Project."

Commencement Date:         May 20,  1999,  or such  earlier  or later  date as
                           herein  otherwise  specifically provided

Termination Date:          October 31, 2008

Annual Base Rent:          From the Commencement Date Through the
                           Last Day of the 5th Lease Year
                           Thereafter                       $1,716,883.20 **

                           From the First Day of the 6th Lease Year
                           Through the Termination Date     $1,794,858.70 **

                           ** Upon Substantial Completion, Base Rent shall be recalculated in accordance with SECTION 2.01, to reflect actual RSF

Monthly Base Rent
Installments:              From the Commencement Date Through the
                           Last Day of the 5th Lease Year
                           Thereafter                       $143,073.60 **

                           From the First Day of the 6th Lease Year
                           Through the Termination Date     $149,571.56 **

                           ** Upon Substantial Completion, Base Rent shall be recalculated in accordance with SECTION 2.01, to reflect actual RSF

         Forwarded to:     Duke Realty Limited Partnership
                           P.O. Box 958092
                           St. Louis, Missouri 63195-0001

Notice Addresses:

         Landlord:         Duke Realty Limited Partnership
                           635 Maryville Centre Drive - Suite 200
                           St. Louis, Missouri 63141-5819
                           Attn:  W. Gregory Thurman, Vice President &
                                  General Manager, St. Louis Office Group
                           Telephone:       314-434-3700
                           Facsimile:       314-434-7532

         With copy to:     Duke Realty Limited Partnership
                           635 Maryville Centre Drive - Suite 200
                           St. Louis, Missouri 63141-5819
                           Attn:  James D. Eckhoff, Vice President and
                                  Corporate Attorney
                           Telephone:       314-434-3700
                           Facsimile:       314-434-9684

         Tenant:           Express Scripts, Inc.
                           14000 Riverport Drive
                           Maryland Heights, Missouri  63043
                           Attn:   Thomas   M.   Boudreau,    Senior   Vice
                           President and General Counsel
                           Telephone:       314-770-1666
                           Facsimile:       314-770-1581

         With copy to:     Express Scripts, Inc.
                           4700 Nathan Lane
                           Plymouth, Minnesota 55442-2599
                           Attn:Thomas A. Rocheford, Vice President Facilities/
                                Purchasing
                           Telephone:       612-509-2761
                           Facsimile:       612-509-2778

     If at the Commencement Date any of the provisions of this SECTION 1.01 do not accurately set forth the then agreements of the parties in the above regards, Landlord and Tenant shall execute a writing setting forth any necessary changes, if any, and such other matters, if any, then mutually acceptable to Landlord and Tenant.

SS.1.02 NOTICES

     Any notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make to the other shall be in writing and shall be deemed validly given (a) when personally delivered, (b) when sent by facsimile (with evidence of transmission and confirmation) (c) when deposited for "overnight" delivery [for example, Federal Express "Standard Overnight" (delivery by next business afternoon), United States Postal Service "Express Mail" or other comparable service] or (d) three (3) business days after deposit, prepaid in the United States mail, registered or certified, addressed to Landlord or Tenant, as the case may be, in each and every case, as in SECTION
1.01 above provided. Either party hereto may designate a different or additional address(es) or different facsimile instructions by notice similarly given.

SS.1.02-1 NOTICES TO LENDER

     Landlord covenants, represents and warrants that as of the date hereof and as of the Commencement Date, there is and shall be no mortgage, deed of trust, or trust deed lien upon the Project. From and after the Commencement Date, Tenant agrees to furnish to any lender holding a mortgage, deed of trust, or trust deed (hereinafter "mortgage" or "deed of trust") lien upon the Project from time-to-time designated by Landlord in writing (and Landlord shall designate in writing each and every such lender to whom an interest in this Lease may be from time-to-time assigned), a copy of all notices sent to Landlord by Tenant of Landlord's default(s) hereunder and hereby grants said lender(s) the right, but not the obligation, to cure said default(s) within the same time period herein specifically provided for Landlord to cure said default(s).

SS.1.03 LEASED PREMISES

     Landlord hereby demises and leases to Tenant all of the space in that certain Building to be constructed by or on behalf of Landlord on the Land [which said Building, as presently conceptually designed will be a three (3) story office building consisting of approximately 141,774 rentable square feet ("RSF") (approximately 147,394 gross square feet), together with the exclusive use of the landscape, parking and access areas immediately surrounding the Building, which said areas Landlord shall cause the "Trustees of Duke/Riverport Site No. 1" to cause to be designated as a "Restricted Use Area" (sometimes herein "RUA"), as such terms are more specifically defined in the Sub-Indenture described below [and which said specific RUA shall be herein sometimes referred to as the "Lot 1B Restricted Use Area" or the "Lot 1B RUA" (and shall NOT include other Restricted Use Areas)], and together with the use of the landscape, parking and access areas located, or to be located, on the "Common Property" as described in the Sub-Indenture (and Landlord shall cause the "Trustees of Duke/Riverport Site No. 1" to cause all of the areas identified in the Sub-Indenture as Common Property to be designated as such), all as more specifically provided in that certain "Declaration of Covenants Restrictions and Easements for Access and Parking for Property in the City of Maryland Heights, County of St. Louis, State of Missouri Known as Duke/Riverport Site No. 1 (hereinafter "Sub-Indenture"). The areas of the Lot 1B RUA (and the areas of the Lots 1A and 1C Restricted Use Areas) and the Duke/Riverport Site No. 1 Common Property are shown on EXHIBIT 1.03-A hereto. Tenant shall have the exclusive right to the use and enjoyment of the 329 parking spaces to be constructed within the Lot 1B RUA and in addition thereto shall have the right to the use an additional 484 of the 1696 parking spaces, some of which are presently existing and some of which are to be constructed on the Common Property, for a total of not less than 813 parking spaces. Within ninety (90) days of the date of this Lease, Landlord shall cause the Sub-Indenture (in the form attached hereto as
EXHIBIT 1.03-B, unless changes thereto are mandated by the City of Maryland Heights, Missouri, in which case all such changes shall be subject to Tenant's approval, which said approval shall not be unreasonably withheld, conditioned or delayed) to be recorded in the Office of the Recorder of Deeds of St. Louis County, Missouri and shall provide to Tenant a copy of said Sub-Indenture bearing recording information. Immediately following the recordation of the Sub-Indenture, Landlord shall cause the Trustees of Duke/Riverport Site No. 1 to execute a Resolution (in form and substance substantially similar to EXHIBIT 1.03-C attached hereto and made a part hereof) whereby the said Trustees designate and assign the 484 parking spaces within the Common Property identified in the Resolution for the benefit of Landlord and Tenant. Tenant shall also have the right to use and enjoy all other accretions, easements, rights-of-way and appurtenances belonging or in any way appertaining to the Project and, to the extent Tenant's use does not materially interfere with Landlord's obligations to perform its obligations hereunder, use of the Building's mechanical and equipment rooms and the like. Landlord hereby grants and conveys to Tenant (for Tenant's and Tenant's officers, employees, representatives, guests and invitees use) a non-exclusive easement for ingress and egress over and through the Common Property for access to all public or common roadways within "Riverport," and Tenant shall also have the non-exclusive right to use in common with other tenants and owners the Riverport "Common Ground," as defined and described in that certain First Revised And Restated Trust Indenture For The Property Known As Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri, dated August 10, 1987 and recorded at Book 8191 Page 380 of the St. Louis County, Missouri records; which was amended by an Amendment to the First Revised and Restated Trust Indenture dated November 4, 1988, and recorded in Book 8465 Page 1068 of the St. Louis County, Missouri, Records; which was further amended by a certain Second Amendment to the First Revised and Restated Trust Indenture dated June 12, 1991, and recorded in Book 9013 Page 1955 of the St. Louis County, Missouri, Records; which was further amended by another Second Amendment to the First Revised and Restated Trust Indenture dated July 21, 1994, and recorded in Book 10263 Page 1872 of the St. Louis County, Missouri, Records; which was further amended by that certain Third Amendment of the First Revised and Restated Trust Indenture dated December 18, 1995, and recorded in Book 10694 Page 1868 of the St. Louis County, Missouri, Records; which was further amended by that certain Fourth Amendment To The First Revised And Restated Trust Indenture For The Property Known As Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri dated March 5, 1997, and recorded in Book 11104 Page 991 of the St. Louis County, Missouri, Records; which was further amended by that certain Fifth Amendment To The First Revised And Restated Trust Indenture For The Property Known as Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri, and recorded in Book 11304 Page 1396 of the St. Louis County, Missouri Records, which said Indenture, as amended as aforesaid, shall hereinafter be referred to merely as the "Riverport Indenture." All of the foregoing are collectively referred to herein as the "Leased Premises".

     The Trustees appointed pursuant to the terms of the Riverport Indenture shall hereinafter be referred to merely as the "Riverport Trustees." The Trustees appointed pursuant to the terms of the Sub-Indenture (Trustees of Duke/Riverport Site No. 1) shall sometimes hereinafter be referred to merely as the "Sub-Trustees." Upon written request from Tenant, Landlord shall use all reasonable efforts to cause the Riverport Trustees and the Sub-Trustees to enforce the Riverport Indenture and the Sub-Indenture, respectively. Notwithstanding the foregoing, if any appointees of Landlord serve as a
Riverport Trustee or a Trustee of Duke/Riverport Site No. 1, upon written request from Tenant, Landlord shall cause such appointees to exercise their rights and duties under the Riverport Indenture and the Sub-Indenture to cause enforcement of the Riverport Indenture and the Sub-Indenture. Landlord shall promptly notify Tenant in writing of any proposed amendment to the Indenture and/or Sub-Indenture, and shall promptly furnish a copy of such proposed amendment to Tenant. Notwithstanding the foregoing, Landlord shall not consent or agree to any amendment of the Sub-Indenture or any action thereunder which would affect in a material, adverse manner Tenant's rights with respect to the Lot 1B RUA or the Common Property, as in this Lease specifically provided, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, as between Landlord and Tenant, and in the event of any inconsistency or conflict between the terms and provisions of the Riverport Indenture and/or the Sub-Indenture and the terms and provisions of this Lease, the terms and provisions of this Lease shall prevail. Landlord hereby designates Tenant as its representative for purposes of consenting to (i) any Special Assessments pursuant to Section 3.4 of the Sub-Indenture, (ii) any Special
Assessments "for the initial construction of Common Property improvements, except for those improvements reasonably necessary for the preservation and protection of the then existing Common Property" (which latter Special Assessments require the unanimous consent of the Owners) as in Section 3.4 of the Sub-Indenture provided, and (iii) any change proposed by the Trustees of Riverport Site No. 1 in the Lot 1B RUA as authorized by Section 4.1 of the Sub-Indenture (provided, however, in each of the foregoing cases such consent shall not be unreasonably withheld, conditioned or delayed). Said designations shall be evidenced by specific reference in the Memorandum of Lease to be recorded as in SECTION 3.17 hereof provided.

SS.1.03-1 BOMA STANDARD

     For purposes of this Lease, the Building Owners and Managers Association International ("BOMA") Standard Method of Measuring Floor Area In Office Buildings (American National Standard ANSI-65.1-1996 approved June 7, 1996 by American National Standards Institute, Inc.) ("BOMA Standard"), has been and shall be utilized. Terms defined in the BOMA Standard shall have the meaning therein set forth.


SS.1.04 USE

     Subject to the provisions of this Lease, the Project may be used and occupied by Tenant for office use and any other lawful use permitted under the Riverport Indenture and /or the Sub-Indenture (hereinafter sometimes the "Permitted Uses").

     Except as herein otherwise specifically provided, both Landlord and Tenant shall, at their own expense, comply with all laws, rules, regulations, requirements, and ordinances enacted or imposed by any governmental unit having jurisdiction over the Landlord or the Tenant and their businesses, respectively.

     Without limiting the generality of the foregoing provisions of this SECTION 1.04:

     (a) During the Lease Term (hereinafter defined), including renewals or extensions thereof, both Landlord and Tenant agree to comply [and shall cause their respective contractors, agents, officers, employees, representatives, guests and invitees (for this SUBSECTION (A), collectively "Representatives") to comply] with all federal, state and local statutes, regulations, executive orders and ordinances concerned with the emissions, spill, release, discharge or disposal of any hazardous or solid waste into the air, soil, surface or groundwater, or any sewer or waste treatment, storage or disposal system servicing the Project (collectively "Environmental Laws") respectively applicable to each. Notwithstanding the foregoing or anything in this Lease to the contrary, it is understood and agreed that (i) neither Tenant nor its Representatives shall have any responsibility for any Hazardous Substance (as hereinafter defined) at, on, under or adjacent to the Project on the Commencement Date or any violation of Environmental Law with respect to the Project which exists on the Commencement Date, and (ii) Landlord shall remediate and remove any Hazardous Substance existing at, on or under the Project on the Commencement Date and shall cause the Project to be in compliance with Environmental Laws on the Commencement Date.

     (b) Landlord represents and warrants to Tenant that (i) it has not received any notice of alleged violation with respect to the Project of any Environmental Laws; and (ii) to the best of Landlord's knowledge, information and belief there are no violations of any Environmental Laws with respect to the Project. Landlord and Tenant shall promptly notify the other of any discussions between it or its agents, employees or attorneys and any federal, state or local officials concerning any alleged violations at or about the Project of any Environmental Laws. Landlord represents, warrants, covenants and agrees that the Building Shell (as hereinafter defined) shall be completed Hazardous Substance free and in compliance, at Substantial Completion (as hereinafter defined), with all applicable codes, ordinances, laws and regulations, the Riverport Indenture and the Sub-Indenture and all conditions, restrictions and other matters of record.

     (c) In the  event  either  Landlord  or  Tenant  fails to  comply  with any
Environmental Laws applicable to it, or with any order or judgment issued against it for failure to comply with such Environmental Laws, during the Lease Term, the other, or its agents, is specifically granted the right, but not the obligation, to enter any portion of the Project [except in the case of extreme emergencies, giving reasonable advance written notice of said proposed entry and the reason(s) therefor to the other] and to take such actions as deemed reasonably necessary to comply with any statute, regulation, executive order, ordinance, order or judgment to protect the Project; provided, however, neither Landlord nor Tenant shall have the right to take any actions specified in this
SECTION 1.04(C) while the alleged violator is involved in good faith negotiations with any federal, state or local officials concerning any such environmental obligation it may have, except for actions that may be reasonably necessary to avoid material risk of personal injury or property damage.

     (d) Nothing in this SECTION 1.04 shall be construed to prevent Landlord or Tenant from storing on or about, and transporting from the Project any Hazardous Substance utilized by either in the conduct of its normal business activity. As used in this Section, "Hazardous Substance" shall be defined as any "hazardous chemical," "hazardous substance," or a similar term as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as
amended, 42 U.S.C. Section 9601, ET. SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET. SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET. SEQ.; the Federal Air Pollution Prevention and Control Act (the "Clean Air Act"), as amended, 42 U.S.C. Section 7401, ET. SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET. SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, ET. SEQ.; the Oil Pollution Act, 33 U.S.C. Section 2701
(1990), all as amended or supplemented from time-to-time and any rules or regulations promulgated thereunder; or any other applicable federal, state, or local statute, regulation or ordinance dealing with environmental protection; asbestos; petroleum and its by-products; and any commercial product which through its use becomes a hazardous substance.

     (e) Following the Commencement Date, responsibility for compliance with the Americans With Disabilities Act (the "ADA") shall be as follows: (i) all ADA required maintenance, repair or alteration within the Building (exclusive of fire stairs and elevators) shall be the responsibility of and at the sole and separate cost of Tenant; (ii) all ADA required maintenance, repair, alteration, restoration or replacement with respect to fire stairs and elevators located within the Building and with respect to the Lot 1B RUA and the Common Property shall be the responsibility of and at the sole and separate cost of Landlord; except in each case if ADA required maintenance, repair, alteration, restoration and/or replacement is at the request of a party hereto and for said party's primary benefit, then said ADA required maintenance, repair, alteration, restoration and/or replacement, regardless of where same is to be performed, shall be the responsibility of and at the sole cost and expense of the party hereto requesting same. Insurance and/or condemnation proceeds reasonably allocated to ADA required restoration(s) and/or replacement(s) shall be made available to the party who by the terms hereof has the obligation to make such restoration(s) and/or replacement(s), any provision of this Lease, if any, to the contrary notwithstanding.

     (f) Landlord represents, warrants and covenants that (i) it has possession of the Project and the unqualified right to become vested with good and marketable fee simple title to the Project, including the Leased Premises, with full right and authority to grant the estate demised in this Lease and to execute and perform all of the terms and conditions of this Lease which are the responsibility of Landlord, (ii) as of the date hereof and as of the Commencement Date, there are no zoning laws, ordinances, regulations or other restrictions which would prevent the use of the Leased Premises for general office and headquarters use, (iii) as of the date hereof and as of the Commencement Date, the Project shall be subject to no leases or tenancies other than this Lease and shall be free and clear of liens for taxes, except for current taxes not yet due and payable, (iv) as of the date hereof the restrictions, agreements, encumbrances, liens, easements and other rights affecting the Project are those set forth in EXHIBIT 1.04(F) hereto ("Title Exceptions") and that as of the Commencement Date there shall be no other or additional restrictions, agreements, encumbrances, liens, easements or other rights affecting the Project other than those set forth in EXHIBIT 1.04(F) and restrictions, agreements, encumbrances, liens, easements and other rights, if any, which may be created between the date hereof and the Commencement Date specifically in accordance with the specific provisions of this Lease, (v) to the best of the knowledge, information and belief of Landlord none of the restrictions, agreements, encumbrances, liens, easements and other rights presently existing and/or as may be created as in sub-section (iv) immediately above specifically provided will prevent or impair the use of the Leased Premises for office use, and (vi) there is no claim, litigation, governmental or administrative proceeding or action by any private or public individual or entity pending, or to Landlord's actual knowledge, threatened against the Project (or any portion thereof) or against Landlord and relating to the Project (of any portion thereof).

     (g) Tenant represents, warrants and covenants that it has full right and authority to execute and perform all of the terms and conditions of this Lease which are the responsibility of Tenant.

     (h) Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all liabilities, damages, judgments, causes of action, claims and expenses which may be incurred by the Landlord or Tenant as the case may be relating to or arising out of any breach by the indemnifying party of the covenants set forth in SUBSECTIONS "(A)" THROUGH "(G)" hereof. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

SS.1.05 TERM

     This Lease shall be for a term (the "Lease Term") commencing on the Commencement Date specified in SECTION 1.01 hereof [or such earlier date following not less than twenty (20) days advance written notice from Landlord to Tenant that the Leased Premises will be Substantially Completed and the Leased Premises are actually delivered by Landlord to Tenant on such earlier date or later date as in this Lease otherwise specifically provided] and terminating on the Termination Date specified in said SECTION 1.01 hereof. For purposes hereof, a "Lease Year" shall consist of a period of 365 days (366 days in a leap year). The first Lease Year shall begin on the Commencement Date and each subsequent Lease Year shall commence on the anniversary of said Commencement Date.

SS.1.06-1 PRE-TERM ACCESS BY TENANT

     Landlord and Tenant shall in good faith cooperate to provide access to the Leased Premises during the period commencing approximately one hundred twenty
(120) days prior and ending approximately ninety (90) days prior to the then reasonably projected Commencement Date to afford Tenant and its contractors (hereinafter sometimes "Tenant's Contractors") the opportunity to install above ceiling cabling, above ceiling telephone and data lines and similar equipment; provided, however, said installations shall be done at a time and in such a manner so as not to materially interfere with the Substantial Completion (hereinafter defined) of the Project. Presently the projected beginning and ending dates for completing such work as set forth in the Project Schedule (a copy of which is attached hereto, made a part hereof and marked EXHIBIT 1.06-1) are as follows:

                        BEGINNING DATE              ENDING DATE

Third Floor            January 18, 1999           January 29, 1999
Second Floor           February 1, 1999           February 12, 1999
First Floor            February 15, 1999          February 26, 1999

SS.1.06-2 PRE-TERM ACCESS BY TENANT FOR FIXTURING

     On or about April 22, 1999, (said date being sometime herein referred to as the "Tenant Third Floor Fixturing Date") Tenant and Tenant's Contractors shall have access to the third floor of the Building for purposes of installing Tenant supplied furniture and fixtures; providing, however, that said installations do not interfere with the Substantial Completion of the Project. On or about May 6, 1999, Landlord shall deliver the second floor of the Building to Tenant and Tenant's Contractors for the purposes aforesaid (the "Tenant Second Floor Fixturing Date"). On or about May 20, 1999, Landlord shall deliver the first floor of the Building to Tenant and Tenant's Contractors for the purposes aforesaid (the "Tenant First Floor Fixturing Date"). Said date shall be subject to change for Force Majeure and Tenant Delays. Revised dates, if any, shall be set forth in a revised Project Schedule. Landlord and Tenant shall in good faith coordinate their respective efforts so as to cause the Project and Tenant's said installations to be completed at the earliest reasonably practicable date at the lowest reasonably practicable cost. No Rent (hereinafter defined) shall be payable during Tenant's use of the Building as in this SECTION 1.06-2, or as in
SECTION 1.06-1 specifically provided. Tenant (or Tenant's Contractors) shall, however, pay any costs and expenses, if any, which would not otherwise be incurred by Landlord (such as additional construction cleanings, material utility charges, damages to the Project, etc.) resulting solely and directly from Tenant's said use of the Project as in SECTIONS 1.06-1 and 1.06-2 specifically provided. The presently contemplated dates for access by Tenant and Tenant's Contractors as in these SECTIONS 1.06-1 and 1.06-2 hereinbefore and on the Project Schedule set forth may be amended from time-to-time as herein specifically provided or as may from time-to-time be otherwise agreed by and between the parties hereto.

SS.1.06-3 DELAYED DELIVERY

     In the event that the Project is not Substantially Completed (as hereinafter defined) and delivered to Tenant by May 20, 1999, then Tenant shall receive, as liquidated damages (and not as a penalty), a credit against monthly installment(s) of Base Rent next coming due equal to two (2) times the daily Base Rent which would have otherwise been payable by Tenant to Landlord as in this Lease provided for each day beyond May 20, 1999 that the Project is not Substantially Completed and delivered to Tenant.

SS.1.06-4 FORCE MAJEURE DELAYS

     For purposes of SECTION 1.06-3 above and otherwise in this Lease, delays in Substantial Completion resulting from Force Majeure Delays (hereinafter defined) shall cause each of the applicable dates specified in this Lease (including, specifically the May 20, 1999 date set forth in SECTION 1.06-3 above and the Commencement Date) to be extended for the number of days in the aggregate (taking into consideration concurrent Force Majeure Delays) that Substantial Completion was actually delayed as a result of said Force Majeure Delay(s). For purposes of SECTION 1.06-3 above (and elsewhere in this Lease where applicable) "Force Majeure Delays" means any delay in the performance of any obligation hereunder (except the obligation of either party to pay money, including Rent and Additional Rent and other like and unlike monetary obligations) (but no Rent shall be due or payable until the actual Commencement Date if said Commencement Date is delayed as a result of a Force Majeure Delay) when such delay(s) is occasioned by causes beyond the performing party's control including, but not limited to, a delay caused by fire or other man-made or natural casualty; work stoppages, boycotts, slowdowns or strikes; inability to obtain materials, equipment, or energy which is not related to pricing; riot or insurrection; significantly unusual weather conditions; and/or war, invasion or hostility. Notwithstanding the foregoing, absent Tenant's written consent (which consent shall not be unreasonably withheld, conditioned or delayed) delays caused by the failure of cognizant governmental authorities to grant the necessary approvals for the Project (providing such failure is not caused or materially contributed to by Tenant (a "Tenant Delay", as hereinafter defined) ("governmental delay") and delays caused by Landlord's failure for whatever cause to acquire fee simple title to Duke/Riverport Site No. 1 [and Landlord hereby agrees that it shall acquire fee simple title to Duke/Riverport Site No. 1 at the earliest reasonably practical date, but not later than the Commencement Date (and shall promptly advise Tenant, in writing, when such fee simple title has been acquired)] shall NOT be deemed to be Force Majeure Delays. Anything herein to the contrary notwithstanding, the parties hereto agree to in good faith cooperate with a view toward mitigating any adverse consequences which may be suffered by either party hereto as a result of any Force Majeure Delays and/or any governmental delay. Landlord and Tenant shall cause the Project Schedule to be from time-to-time amended to reflect any Force Majeure Delays.

SS.1.06-5 TENANT DELAYS

     The number of days of delay arising, directly or indirectly, out of or on account of Tenant's failure to meet dates specifically set out in this Lease and/or on the Project Schedule, or indirectly out of or on account of the failure of Tenant's Contractors to complete work to be performed on behalf of Tenant, if any, which in any such case(s) actually delays the Substantial Completion of the Project, except to the extent such delays are caused through the fault of Landlord or Landlord's agents, employees, contractor (and its subcontractors) and/or representatives, shall constitute "Tenant Delays." Tenant shall have the right to make changes to the Tenant Improvement Work at any time by way of written change orders ("Change Orders") providing that any delay in the construction of the Tenant Improvement Work (hereinafter defined) resulting from such Change Order(s) which actually results in a delay in the Substantial Completion of the Project (net of any savings of time resulting from Change Orders, if any) shall be deemed a Tenant Delay. The date for commencement of Tenant's obligation to pay Rent and Additional Rent under this Lease shall not be delayed or postponed on account of any Tenant Delays. Landlord and Tenant shall cause the Project Schedule to be from time-to-time amended to reflect any Tenant Delays.

SS.1.06-6 LIMITED RIGHT OF TERMINATION

     In the event the Project is not Substantially Completed by September 30, 1999, subject to extension day-for-day for Force Majeure and Tenant Delays, then Tenant shall have the right to terminate this Lease upon written notice to Landlord and thereupon all of Landlord's further obligations for payment of liquidated damages as in SECTION 1.06-3 provided and all other obligations of Landlord and Tenant one to the other hereunder shall cease and determine. Landlord and Tenant entered into a Letter Agreement dated June 3, 1998, a copy of which is attached hereto, made a part hereof and marked EXHIBIT 1.06-6. Any provisions of said Letter Agreement or herein to the contrary notwithstanding, if any, Tenant shall have no obligation to Landlord to reimburse Landlord as in said Letter Agreement provided upon the exercise of its Limited Right of Termination as in this SECTION 1.06-6 provided.

SS.1.06-7 RENEWAL OPTIONS

     Landlord hereby grants to Tenant the right and option to extend the term of this Lease [the "Renewal Option(s)"] with respect to all or a portion of the Leased Premises in excess of ninety thousand (90,000) RSF [provided, however, the Leased Premises shall at no time be less than ninety thousand (90,000) RSF nor, absent Landlord's consent to the contrary, shall the space remaining available within the Building for lease to others be non-contiguous or less than one-half of one floor within the Building (and said remaining space shall have reasonable access from and to the Building and the Building's common areas)], for two (2) five (5) year terms (the "First Five Year Renewal Term" and the "Second Five Year Renewal Term"). Provided that Tenant is not then in default under the terms of this Lease beyond any applicable period(s) of notice and/or cure at the time it exercises a Renewal Option, Tenant shall have the right to exercise its First Five Year Renewal Term and if exercised, its Second Five Year Renewal Term, upon the giving of not less than twelve (12) months advance written notice to Landlord prior to the expiration of the then existing Lease Term. The Renewal Term(s) shall be upon the same terms and conditions contained in this Lease for the initial Lease Term except that the Base Rent for each Renewal Term shall be adjusted as in SECTION 2.02 hereof provided for the portion of the Premises subject to the Renewal Option. Time shall be deemed to be of the essence in the giving of notices hereby required. Failure of Tenant to timely give any notice required hereby to be given shall be deemed a waiver by Tenant of its option to extend this Lease as in this Section provided. In the event Tenant elects to extend the term of this Lease during either Renewal Term for only a portion of the Leased Premises, then Tenant's Rent during the applicable Renewal Term(s) shall be determined by multiplying the rental rate determined as in SECTION 2.02 provided (95% of Effective Market Base Rent Rate) times the RSF contained in such portion of the Leased Premises and Tenant's Additional Rent and other monetary obligations hereunder shall be equitably adjusted in proportion to the RSF contained within the then Leased Premises as compared to the RSF of the Building. In other words, Tenant shall be obligated to pay only its prorata share of Additional Rents (as hereinafter defined), including, but not limited to Real Estate Taxes, Assessments, utilities and other similar items which are payable by Tenant hereunder and Tenant's maintenance obligations and all other obligations hereunder shall be equitably apportioned in the ratio that the then Leased Premises bears to the total RSF of the Building. In the event Tenant takes less than all of the space in the Building as hereinbefore provided, Landlord shall pay all Real Estate Taxes, Assessments, utilities and other similar items and shall bear all maintenance and other obligations as provided herein with respect to the portions of the Building which are not then a part of Tenant's then Leased Premises.

SS.1.07 EXPANSION OPTIONS

     Landlord hereby grants to Tenant a Right of First Offer ("ROFO") with respect to the following spaces (collectively, the "ROFO Spaces") in buildings currently owned by Landlord in the immediate vicinity of the Building:

     (a) All of the space in that certain building commonly known as "The Schultz Company Building," which said building contains approximately 45,200 square feet of space and bears a street address of 14090 S. Riverport Drive;

     (b) All of the space in that certain building commonly known as "The Riverport Distribution Center," having a street address of 14042 Riverport Drive, currently occupied by Sverdrup Investments, Inc., which said space contains approximately 10,000 square feet; and

     (c) All of the space in that certain building commonly known as "The Riverport Distribution Center," having a street address of 14042 Riverport Drive, currently occupied by Citicorp Mortgage, Inc., which said space contains approximately 77,635 square feet.

     The termination dates of the leases of the tenants currently occupying the ROFO Spaces referenced in SECTIONS 1.07 (A), (B) AND (C) hereof are January 15, 1999, February 28, 2000 and December 31, 2002, respectively. None of the tenants occupying said ROFO Spaces have any right(s) to renew their leases beyond the termination dates aforesaid. With respect to the ROFO Space referenced in
SECTION 1.07 (A) hereof, not earlier than September 1, 1998 and not later than September 30, 1998, and with respect to the ROFO Space referenced in SECTION
1.07 (B) hereof, not earlier than August 1, 1999 and not later than August 31, 1999, and with respect to the ROFO Space referenced in SECTION 1.07 (C) hereof, not earlier than December 1, 2001, and not later than March 31, 2002, Landlord shall advise Tenant, in writing, of the terms and conditions, including rent and term, that Landlord will offer each said ROFO Space, respectively, to the market for lease effective as of the date immediately following the termination date of the lease of the existing tenant as above specified (which said terms and conditions shall be in all material respects substantially similar to the terms and conditions then generally appertaining in the market for space of substantially similar size and character). Tenant shall have fifteen (15) business days within which to notify Landlord in writing whether it will accept each of Landlord's said offers. If Tenant fails to accept any of Landlord's said offers within the periods aforesaid, said offer shall be deemed rejected and Landlord shall have no further obligation to offer the subject space to Tenant; provided, however, if following Tenant's rejection as aforesaid, Landlord offers the subject space to another tenant upon economic terms and conditions [when viewed in their entirety having a present value which is less than ninety percent (90%) of the present value of the economic terms and conditions proposed to Tenant (in each instance using a 10% discount rate for future economic obligations)], then before entering into a lease with another tenant for said space, Landlord shall again offer said space to Tenant upon such amended economic terms and conditions and Tenant shall have another fifteen (15)
business day period within which to again accept or reject Landlord's said offer. Upon acceptance of any of Landlord's offers given pursuant to the terms of this SECTION 1.07, Landlord and Tenant shall promptly execute a lease in which all of the terms and conditions of Landlord's said offer are set forth with specificity and such other terms as may be mutually agreed upon by and between Landlord and Tenant.

     Landlord has possession of and has the contractual right to obtain fee simple title to Lot 2 of Duke/Riverport Site No. 1. From the date of this Lease through December 1, 1999, Landlord agrees that it will not develop a portion of that property containing not less than ten (10) acres [which said ten (10) acre site shall have contiguity with the property presently being leased by Landlord and Tenant at 14000 Riverport Drive and shall have access to Riverport Drive via the then Common Property], in order that said acreage shall remain available to Tenant for the potential future expansion of its business. Landlord represents and warrants that during the period aforesaid it will take all action necessary to preserve its right to obtain fee simple title to said acreage in accordance with the terms of Landlord's presently existing contractual agreements. During the period aforesaid Tenant shall have the right to purchase from Landlord said property for the use aforesaid, but not for the purpose of offering said property to others for sale and/or development, at a price equal to the fair market value of said property. In addition, from the date of this Lease through December 1, 1999, Landlord agrees that, upon Tenant's request and Tenant's agreement to lease at least one-half (1/2) of a building to be constructed by Landlord for a term of ten (10) years, Landlord will construct on such portion of Lot 2 of Duke/Riverport Site No. 1 as aforesaid, a building containing approximately one hundred thousand (100,000) square feet of space. The rent, terms and conditions of Tenant's said lease (other than term) (which said rent, terms and conditions shall be in all material respects substantially similar to the rent, terms and conditions then generally appertaining in the market for space of substantially similar size and character to that to be contained in said building at the time said building is scheduled to be substantially completed) shall be agreed upon by and between Landlord and Tenant.

     In the event of disagreement between Landlord and Tenant as to whether the terms and conditions to apply to any ROFO Space or the terms and conditions to apply to the space in the building to be constructed, or as to the fair market value of the property which Tenant has an option to purchase all, as hereinbefore in this SECTION 1.07, specifically provided, then the said terms and conditions or said fair market value shall be determined by the procedure established for determination of the Effective Market Base Rent Rate as in
SECTION 2.02 hereof provided.

SS.1.08 RIGHT OF FIRST REFUSAL TO PURCHASE PROJECT

     If Landlord receives a bona fide offer to purchase the Building from an independent third party purchaser (whether or not solicited by Landlord) ("Third Party Offer") at any time during the Lease Term, as and if extended, and provided Tenant is not then in default of the terms and provisions of this Lease beyond any applicable period(s) of notice and/or cure, Tenant shall have a first right of refusal to purchase the Building for the same price and upon the same terms and conditions as set forth in said Third Party Offer. Tenant shall have twenty (20) business days from receipt of written notice from Landlord in which the price, terms and conditions of the Third Party Offer are set out with reasonable specificity ("Offer Notice") in which to accept or reject Landlord's said offer. In the event Tenant fails to notify Landlord in writing of its intent to purchase within said twenty (20) day period, such failure shall be conclusively deemed a rejection of Landlord's said offer and Landlord can proceed to close the sale with the third party for the price and upon all material terms and conditions set out in said Third Party Offer, but none other. In the event of any material change in the price or in the event of any material change in the terms and conditions of said Third Party Offer, Landlord shall again provide the Tenant with an Offer Notice and the Tenant shall, once again, have twenty (20) business days in which to accept or reject such revised offer. If Tenant accepts said offer, the Closing of said purchase shall occur at the time and in accordance with the terms and conditions specified in the Third Party Offer.

     At least twenty (20) business days prior to formally offering the Building to potential third party purchasers, Landlord shall advise Tenant, in writing, of its intention to offer the Project for sale and the proposed price, terms and conditions of said offer. Said notice shall be deemed to be an Offer Notice and Tenant shall have twenty (20) business days from receipt thereof to notify Landlord, in writing, of its intent to purchase the Building for said price and upon said terms and conditions. In the event Tenant notifies Landlord that it will not purchase the Building for said price and upon said terms and conditions or if Tenant fails to respond to Landlord's aforesaid Offer Notice, then Landlord may proceed to offer and sell the Building to any third party purchaser for the price and upon all material terms and conditions set out in the said Offer Notice for a period of six (6) months following the giving by Landlord to Tenant of the notice aforesaid and in the event of any material change in the price or any material change in the terms and conditions [and an offer in which the present value of the economic terms of said offer (when view in their entirety) are less than ninety-six percent (96%) of the present value of the economic terms set out in the Offer Notice (in each instance using a 10% discount rate for future economic obligations) shall be deemed material] or in the event that a binding contract for sale is not entered into within said six
(6) month period [and closed within six (6) months of the execution of said contract] then Landlord shall again offer the Building to Tenant upon the changed price, terms and/or conditions as aforesaid; provided, however, Tenant shall respond to any such "re-offering" within ten (10) business days of Landlord's said "re-offer".

     The sale of the Building to an affiliate or the transfer among affiliated entities of interests in the Building shall not trigger the Rights of Purchase in favor of Tenant. For purposes hereof, "affiliate" or "affiliated entity" shall mean any entity controlling or controlled by Landlord or any entity in which Landlord has an ownership interest of fifty percent (50%) or more.

SS.1.09 BUILDING SHELL CONSTRUCTION

     Landlord agrees to cause the Building to be constructed on the Land and to cause all means of ingress and egress to the Building and all above ground and below ground infrastructure improvements and all other exterior improvements in connection with the Project, including, but not limited to parking, driveways, walkways and landscaping to be constructed on the Lot 1B RUA, on the Lot 1C RUA and on the Common Property (hereinafter, sometimes the "Building Shell" or "Building Shell Work"), all in accordance with that certain "Building Shell Description," attached hereto, made a part hereof and marked EXHIBIT 1.09-1 and in accordance with the Building Plans ("Building Plans") and in accordance with the Project Schedule (EXHIBIT 1.06-1). The latest editions of the Building Plans have been reviewed and approved by Landlord and Tenant, are identified on
EXHIBIT 1.09-2, and are incorporated herein by reference. The Building Architect and other design professionals, as appropriate, shall certify that the Building Plans have been prepared in accordance with all applicable codes, ordinances, laws and regulations and are complete in all material respects. The Building Shell shall contain all new systems, including, without limitation, mechanical, electrical, plumbing, heating, ventilation and air conditioning. Notwithstanding the foregoing, Landlord represents, warrants, covenants and agrees that the Building Shell Work shall be completed (i) in a good and workmenlike manner, free of any mechanics liens and any other liens which could cause a forfeiture of any of Tenant's rights hereunder or which could interfere with Tenant's quiet enjoyment of the Leased Premises for the Permitted Uses [and if any such forfeiture or interference is actually threatened, Landlord shall provide for the release of such lien(s) by bonding or otherwise, at its sole cost and expense], (ii) Hazardous Substance free and (iii) in compliance, at Substantial Completion (as hereinafter defined), with all applicable codes, ordinances, laws and regulations, the Riverport Indenture, the Sub-Indenture and all conditions, restrictions and other matters of record.

SS.1.10 TENANT IMPROVEMENT WORK

     All work to be completed in connection with the Project by Landlord or Landlord's affiliate which is over and above the Building Shell Work shall be deemed to be "Tenant Improvement Work". Landlord, or Landlord's affiliate, shall serve as the General Contractor for the Tenant Improvement Work. Tenant shall have the right to require Landlord to competitively bid subcontracts and/or to require Landlord to obtain at least three (3) competitive bids for each major trade necessary to complete the Tenant Improvement Work. Copies of all said bids for the Tenant Improvement Work shall be provided by Landlord to Tenant. Landlord, or its affiliate, shall receive seven percent (7%) of the "Tenant Improvement Construction Cost" (hereinafter defined) as its fee for serving as General Contractor of the Tenant Improvement Work. For purposes of this SECTION 1.10, "Tenant Improvement Construction Cost" shall be the total of (a) the final subcontract sums of all construction subcontracts, including sales, use or similar taxes, procured by Landlord or its affiliate for the Tenant Improvement Work (but this shall not preclude Tenant from contracting directly for improvements or installations to the Leased Premises, such as data and telephone cabling and modular partition installations, which if contracted directly and the completion of which is not supervised by Landlord or Landlord's affiliate shall not be deemed to be a Tenant Improvement Construction Cost but rather shall be deemed to be "Tenant Improvements By Tenant"), (b) remuneration, including welfare or other benefits payable to personnel of Landlord's (or Landlord's affiliate) when stationed at the Project field office, but in an amount not to exceed $25,000.00 in the aggregate, (c) subject to prior written approval of Tenant, fees of testing laboratories and services, if any, (d) costs, including transportation and maintenance, of all materials, supplies, equipment, and temporary facilities reasonably and necessarily used or consumed in the performance of the Tenant Improvement Work, (e) losses and expenses, not compensated by insurance or otherwise, sustained by Landlord or Landlord's affiliate in connection with the Tenant Improvement Work, provided said loss or expense is not due to Landlord or Landlord's affiliate's negligence, but in an amount not to exceed $10,000.00 in the aggregate, (f) costs of the building permit for the Tenant Improvement Work and for other permits, licenses and inspections reasonably and necessarily attendant to the Tenant Improvement Work,
(g) subject to prior written approval of Tenant, the portion of reasonable travel and subsistence expenses of Landlord or its affiliate's officers or employees incurred while traveling in the discharge of their duties reasonably, necessarily and specifically connected with the Tenant Improvement Work. Except as specifically provided above, no other costs or expenses (including, without limitation, general conditions) shall be included in the Tenant Improvement Construction Costs. Tenant shall have the right to select specific trade subcontractors to perform the Tenant Improvement Work, subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Nonetheless, Landlord shall have the right to reject subcontractors so selected by Tenant if in Landlord's reasonable opinion the selection of said subcontractors will have a negative affect on the Substantial Completion of the Project and/or on the Project Schedule. Plans for the Tenant Improvement Work shall be prepared by Tenant's interior space designer (in cooperation with Landlord, Tenant and the Building Architect) ("Tenant Improvement Plans") and Tenant's interior space designer shall certify that said Tenant Improvement Plans have been prepared in accordance with all applicable codes, ordinances, laws and regulations and are complete in all material respects. Landlord shall cause the Tenant Improvement Work to be completed (i) in a good and workmenlike manner, free of any mechanics liens or any other liens which could cause a forfeiture of any of Tenant's rights hereunder or which could interfere with Tenant's quiet enjoyment of the Leased Premises or the Permitted Uses [and if any such forfeiture or interference is actually threatened, Landlord shall provide for the release of such lien(s) by bonding or otherwise], at its sole cost and expense and (ii) in accordance with said Tenant Improvement Plans and the Project Schedule. The reasonable and necessary Tenant Improvement Construction Costs of the Tenant Improvement Work actually incurred shall be paid by Landlord on a percentage of completion basis [but with a retention (absent an agreement between Landlord and Tenant to the contrary) of not less than five percent (5%)] following receipt of appropriate invoices (and Landlord shall promptly provide copies of said invoices for the Tenant
Improvement Work to Tenant and shall keep Tenant generally appraised of all payments made for said Tenant Improvement Construction Cost). Landlord shall apply, pro tanto, the Tenant Improvement Allowance (as hereinafter defined) toward the Tenant Improvement Construction Cost as the cost thereof becomes payable. Landlord's application of the Tenant Improvement Allowance to the Tenant Improvement Construction Cost shall be subject to reasonable rights of review and approval of each such application by Tenant. To the extent the Tenant Improvement Construction Costs exceed the Tenant Improvement Allowance, Tenant shall reimburse Landlord, on a monthly basis, following receipt by Tenant from Landlord of invoices in reasonable detail for Tenant Improvement Construction Costs for completed Tenant Improvement Work in excess of the Tenant Improvement Allowance. Upon Substantial Completion of the Project, if any portion of the Tenant Improvement Allowance is not expended as aforesaid or otherwise in this Lease provided, Landlord shall, at Tenant's direction pay any remaining portion directly to Tenant's Contractors for Tenant Improvements By Tenant or shall pay said sum directly to Tenant or shall apply same to Rent next coming due pursuant to the terms of this Lease. Any disputes between Landlord and Tenant as to the construction and completion of Tenant Improvement Work or the Tenant Improvement Construction Costs shall be submitted to Dispute Resolution as provided in
SECTION 3.22 hereof.

SS.1.11 SUBSTANTIAL COMPLETION

     The Project shall be deemed "Substantially Completed" (sometimes herein "Substantially Completed" or "Substantial Completion") when all of the following conditions and requirements have been met:

     (a) Landlord shall have substantially completed construction of the Building Shell and the Tenant Improvement Work (or, if applicable, a portion thereof) and shall have provided to Tenant the Building Architect's certificate (and with respect to the Tenant Improvement Work the certificate of Tenant's interior space designer) that the Building Shell and the Tenant Improvement Work are sufficiently complete in accordance with the Building Shell Description, the Building Plans and/or the Tenant Improvement Plans so that the Project can be utilized by Tenant for its intended purpose [except for items of minor "punch list" work, the completion of which will not materially affect the use of the Project for its intended purpose(s)]. At least ten (10) business days prior to substantial completion of any portion or portions of the Project, Landlord shall advise Tenant, the Building Architect and Tenant's interior space designer of the fact that same is sufficiently complete to allow the inspection thereof for purposes of completing the punch list. Promptly thereafter, Tenant, Landlord, the Building Architect and Tenant's interior space designer shall jointly complete an inspection of the Project (or applicable portions thereof) and shall complete a written listing (punch list) of items to be finished or completed by Landlord [which Landlord agrees to complete as soon as reasonably possible following the completion of said punch-list but not later than thirty (30) days following the Commencement Date] [provided, however, that if in order to complete a punch list item a long lead time type item is reasonably required
(such as special order wall covering) and said punch list item cannot be reasonably completed within such time period without said long lead time item [(and Landlord has advised Tenant of said fact, in writing, within ten (10) business days of receipt of the punch-list and placed any necessary order within said ten (10) day period], then the time within which that specific punch-list item is to be completed shall be extended day for day for the period between the date such long lead time type item was ordered and the date such item is received (and Landlord and the contractors shall use all reasonable efforts to obtain any long lead time items at the earliest reasonably practicable date)];

     (b) Landlord shall have delivered or caused to be delivered all parking and access areas in the Lot 1B RUA and in the other Common Property (including the Lots 1A and 1C Restricted Use Areas) Substantially Completed;

     (c) issuance of an occupancy permit(s) by cognizant governmental authorities which permits legal occupancy of the entire Project or all material portions thereof [and in this regard both Landlord and Tenant shall timely take all steps reasonably required of them by said authorities prerequisite to the issuance of said permit(s), if any, and failure of either to do so shall be deemed a (Landlord) delay and/or a Tenant Delay, as applicable; provided, however, to the extent that any such authority requests that Tenant take any step which, under the terms of this Lease, is the responsibility of Landlord, such request shall be deemed a request of Landlord].

SS.1.12 SIGNAGE

     Tenant shall have the right to install signage on the face of the Building or at such other location(s) reasonably acceptable to Landlord, providing said signage meets all requirements of the Indenture and the requirements of all cognizant governmental authorities. Landlord agrees to cooperate in good faith with Tenant, in Tenant's dealings with the Riverport Trustees under the Indenture and with cognizant governmental authorities, to meet Tenant's reasonable signage requirements.

SS.1.13 INSPECTION

     Tenant and its agents, representatives and employees shall have the right at any time following the date hereof and prior to the Commencement Date to enter upon the Project in order to inspect the Building Shell Work and the Tenant Improvement Work, provided such entry shall not unreasonably interfere with the Building Shell Work or the Tenant Improvement Work.


           SECTION II. RENT, ALLOWANCES, ADJUSTMENTS TO RENT, SERVICES

SS.2.01 RENT

     Tenant's "Base Rent" for the periods hereinafter in this SECTION 2.01 specified shall be as follows:

         From The Commencement Date Through The Last
         Day Of The 5th Lease Year Thereafter               $  12.11/RSF

         From the First Day Of The 6th Lease Year Through
         The Termination Date                               $  12.66/RSF

     Tenant shall pay to Landlord during the Lease Term the Base Rent calculated as in this SECTION 2.01 provided, together with the Additional Rents herein reserved (Base Rent and Additional Rents are herein sometimes collectively referred to as "Rent" or "Rents"), all of which shall be payable without any setoff or deduction whatsoever, except as specifically provided in SECTION 3.07-8 and elsewhere in this Lease. Base Rent and Additional Rents shall be paid to Landlord in the monthly installments as specified in SECTION 1.01 hereof, in advance, on the first day of each calendar month, during the entire Lease Term at Landlord's address specified in SECTION 1.01 for payments, or to such other person or entity or to such other address as Landlord may from time-to-time designate in writing. Tenant's obligation to pay all Rent due under this Lease shall survive the expiration or earlier termination of this Lease. In the event the Commencement Date or Termination Date are other than the first and last day of a month, respectively, Rents payable hereunder for the months in which the Commencement Date and Termination Date occur shall be apportioned (30 days to a month) and said apportioned Rent for the partial month in which the Commencement Date occurs shall be paid as and with the Rent payable on the first day of the month following the month in which the Commencement Date occurs. Notwithstanding anything to the contrary herein, Tenant shall have the use of the Lot 1B RUA and the Common Property rent free during the Lease Term and any Renewal Term (but this shall not be construed to relieve Tenant of any obligations to pay maintenance, utility and other like expenses associated with said Lot 1B RUA and Common Areas as in the Sub-Indenture or otherwise herein specifically provided).

SS.2.01-1 ALLOWANCES

     The Tenant Improvement Allowance shall be Three Million Dollars ($3,000,000.00) ($25.00/RSF*120,000 RSF) and shall be applied by Landlord to the Tenant Improvement Construction Costs of the Tenant Improvement Work as in
SECTION 1.10 hereinbefore provided. In addition to the Tenant Improvement Allowance, Landlord shall pay to Tenant or to Tenant's designee toward the cost of the design of the Leased Premises and toward the cost of completion of the Tenant Improvement Plans the sum of One Hundred Twenty Thousand Five Hundred Eight Dollars ($120,508.00) ("Tenant Design Allowance"). In addition to the Tenant Improvement Allowance and the Tenant Design Allowance, Landlord shall pay to Tenant or to Tenant's designee toward the cost of the design and installation of signage, as in SECTION 1.12 hereinbefore specified, the sum of Eight Thousand Dollars ($8,000.00) ($3,000.00 for exterior signage and $1,000.00 for each of 5 entry drive signs) ("Tenant Signage Allowance"). In addition to the Tenant Improvement Allowance, the Tenant Design Allowance and the Tenant Signage Allowance, Landlord shall pay to Landlord's affiliate, or such other person and/or entities completing such work toward the cost of the design and installation of a computer room(s), the sum of Two Hundred Thousand Dollars ($200,000.00) ("Computer Room Allowance") and toward the cost of the interior decorations of three elevator cabs the sum of Twenty-Two Thousand, Five Hundred Dollars ($22,500.00) ($7,500.00 for each of 3 elevator cabs) ("Elevator Cab Allowance"). Any portion of any of the foregoing Allowances which are not fully expended shall be paid to Tenant. Any costs to complete the work for which any of the aforesaid Allowances has been provided in excess of said Allowances shall be borne by Tenant and shall be paid to Landlord or to Landlord's designee as in
SECTION 1.10 herein provided.

SS.2.01-2 CHANGE ORDERS

     If following the execution of this Lease, the scope of work set out in the Building Shell Description is changed by written agreement of the parties hereto ("Change Order") (and Landlord and Tenant shall in good faith cooperate to make any changes in the Building Shell Description which do not materially change from the perspective of both Landlord and Tenant the general nature and scope of the Project or the quality thereof), then the net increase in costs of such Change Order(s) [which shall include Landlord's actual cost of labor and materials necessary to complete said change plus a seven percent (7%) overhead charge on any net increase in costs] shall be paid by Tenant to Landlord or
Landlord's designee. When reasonably practicable, Change Orders shall be competitively bid. Tenant may elect to have the net increase in costs of such Change Order(s) paid from the Tenant Improvement Allowance. During the subcontractor bidding of the Building Shell Work, Landlord and Tenant shall identify and establish unit pricing as may be applicable to the Building Shell Work which may be affected by a Change Order. Presently anticipated unit price items include VAV boxes, diffusers/grills, wood doors with hardware, sprinkler heads, light fixtures and electrical devices. To the extent Change Order(s) result in a reduction of the cost of the Building Shell, the net decrease in costs of said Change Order(s) shall be credited to Tenant's benefit by a dollar for dollar increase in the amount of the Tenant Improvement Allowance. To the extent such Change Order(s) actually results in a delay in the Substantial Completion of the Project, such delay shall be deemed a Tenant Delay.

SS.2.02 RENEWAL TERM RENT

     Base Rent for any Renewal Term, as in SECTION 1.06-7 hereof provided, shall be ninety-five percent (95%) of the projected "Effective Market Base Rent Rate," as at the commencement date of the Renewal Term which said Effective Market Base Rent Rate shall be the rate charged to tenants for space of comparable size, location, and conditions in comparable property within a five (5) mile radius of the Building. Said Effective Market Base Rent Rate shall take into consideration the following: location, quality, age, floor levels, common area factors, finish allowances, rental abatement, parking charges, lease assumptions, moving allowances, space planning allowances, refurbishment allowances, and any other concession or inducement. In additional, other consideration such as credit standing of Tenant, lease term, and any other issues that would be relevant in making a market rate determination should be considered. Landlord shall inform Tenant, in writing, of Landlord's proposed Effective Market Base Rent Rate for a Renewal Term at least fifteen (15) months prior to the expiration of the then Lease Term. If Landlord and Tenant should be unable to agree as to the Base Rent for any Renewal Term within twenty (20) days of receipt by Tenant of Landlord's said notice, then Landlord and Tenant shall each select a qualified real estate appraiser (as hereinafter defined) to determine the Effective Market Base Rent Rate. Said appraisers shall render their written decision within twenty (20) days after the date of their selection. If the difference between the high appraisal and the low appraisal is ten percent (10%) or less of the low appraisal, then the Effective Market Base Rent Rate shall be the average between the low appraisal and the high appraisal and the Base Rent for the Renewal Term shall be ninety-five percent (95%) thereof. In the event said difference is in excess of ten percent (10%), then the appraisers shall mutually select a third appraiser who shall render a written decision of the Effective Market Base Rent Rate within twenty (20) days of his/her selection. The Rent during the Renewal Term shall be ninety-five percent (95%) of the Effective Market Base Rent Rate as established by the third appraiser; provided, however, that said Rate shall not be greater than the initial high appraisal or be less than the initial low appraisal nor shall the Renewal Term Base Rent Rate be less than the Base Rent Rate payable by Tenant to Landlord as of the Termination Date of the immediately preceding Lease Term. In the event that the two appraisers fail or refuse to select a third appraiser, either party may make application, upon written notice to the other, to the Chief Judge of the United States District Court for the Eastern District of Missouri, Eastern Division, who shall select the third appraiser. Either party may, within three (3) business days of the making of application to the Chief Judge, submit a list of not more than five (5) qualified (as herein specified) real estate appraisers for the guidance of the Chief Judge. Each party shall pay the appraiser selected by it and the costs of the third appraiser, if any, shall be borne equally by Landlord and Tenant. If it shall become necessary to select appraisers in accordance with the terms of this SECTION 2.02, said appraisers shall be either (i) a disinterested commercial real estate broker with at least ten (10) years professional experience in the St. Louis, Missouri metropolitan office market, or (ii) a disinterested person with at least ten (10) years professional experience in commercial real estate appraisal in the St. Louis, Missouri metropolitan area, and a member in good standing in at least one of the following professional organizations: The Society of Real Estate Appraisers (holding the SREA designation), or the American Institute of Real Estate Appraisers (holding the MAI designation).

SS.2.03 ADDITIONAL RENT

     All sums hereinafter designated Additional Rent and all other sums provided in this Lease to be paid by Tenant to Landlord, and all charges, costs, and expenses for any services, goods or material furnished by Landlord at Tenant's request, which are not required to be furnished by Landlord under this Lease, together with interest at the rate of ten percent (10%) per annum that may accrue thereon in the event Tenant fails to pay such amount within ten (10) days of notice from Landlord of the amount then due, and all damages, costs and expenses, including reasonable attorneys' fees (whether paid to Landlord's in-house counsel or otherwise), which Landlord may incur by reason of any default of Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be "Additional Rents," and in the event of non-payment thereof by Tenant, except for permitted setoffs and deductions, the Landlord shall have all of the rights and remedies with respect thereto as Landlord has for non-payment of the Rent herein reserved to be paid.

SS.2.04 TENANT'S OBLIGATIONS TO MAINTAIN

     During the Lease Term and any Renewal Term(s), Tenant, either directly or indirectly through a contractor or contractors of its choosing [providing that such contractor(s) is/are qualified and reputable], shall, at its sole cost and expense (unless herein otherwise specifically provided) maintain in good operation, order, condition and repair, as and when needed, the following consistent with other substantially similar office buildings located within Riverport or at a substantially similar office complex or building within a five
(5) mile radius of the Building:

     (a) All mechanical, ventilating, heating and air conditioning, plumbing, fire sprinkler, security/card access and electrical and other utility systems in or serving the Building (including that installed for Tenant's specific and exclusive use, whether as part of the Tenant Improvement Work or subsequently installed) including, for example, and without limitation, the elevators, air conditioning, restroom facilities and electrical and janitorial closets and interior and exterior window washing at least annually; and,

     (b) the Lot 1B RUA including, without limitation, lawn and landscaped areas (including tree and shrub replacements), walkways (including, also, the portions of the "covered walkway" being constructed on the Lot 1C RUA as part of the Building Shell Work), driveways and parking areas (including snow and ice removal), but only to the extent not the obligation of the Riverport Trustees and/or the Sub-Trustees under the Riverport Indenture or the Sub-Indenture; and,

     (c) the interior of the Building (including, specifically, but not by way of limitation, the Building common areas, such as lobbies, stairs, atriums, interior plantings, corridors and restrooms);

     except, in each of the cases above, (i) for repairs or maintenance required by reason of the misuse or neglect of Landlord or any of its employees, agents or contractors, (ii) Major Repairs (as hereinafter defined) and (iii) Capital Expenditures (as hereinafter defined).

     In connection with the foregoing, Tenant shall establish and maintain throughout the Lease Term a preventative maintenance program, including the maintenance of service contracts, as appropriate, which follow, at a minimum, the reasonable preventative maintenance recommendations of the manufactures of all Building systems, covering, but not by way of limitation, the following: mechanical, heating, ventilating and air-conditioning, elevators, fire sprinkler, security, electrical distribution, fire alarm panel and plumbing systems. In the event that maintenance and repairs which are the responsibility of Tenant are not completed in a reasonable time after receipt of written notice from Landlord, then Landlord may, but shall not be obligated to, perform such maintenance or repairs and make demand upon Tenant for reimbursement of the reasonable and necessary cost thereof plus interest from the date the expenditure is made at the rate of ten percent (10%) per annum, in which event Tenant agrees to make or cause such reimbursement to be made within thirty (30) days of receipt of such demand.

SS.2.04-1 EXCEPTIONS TO MAINTENANCE OBLIGATIONS

     Nothing herein shall obligate Tenant to pay for Capital Expenditures (as hereinafter defined), Major Repairs (as hereinafter defined) or to pay for required repair or maintenance resulting from a defect in the construction of the Project constructed by Landlord pursuant to the terms of this Lease or for repairs or maintenance, if any, which by the specific terms of the Lease are the responsibility of Landlord to perform or for repairs or maintenance resulting from the negligence of Landlord, its employees, agents, contractors and/or representatives. Nothing herein shall require, or be construed to require, Tenant to make or pay for any structural changes to the Project (which shall be and remain the sole obligation of Landlord as elsewhere in this Lease provided), unless such structural changes shall be ordered or necessitated by alteration or improvements made to the Project after the Commencement Date by Tenant or by Tenant's conduct of business at the Project, or unless such structural changes shall be the natural result of such alterations or improvements or such conducting of business.

SS.2.05 TENANT TO PAY TAXES

     Tenant shall pay or cause to be paid, directly to the governmental entity to which same are due, on or before the date due or within twenty (20) days of receipt of a statement(s) therefor from either the governmental entity or Landlord, whichever is later, all real estate taxes, whether federal, state, county or municipal which are imposed either directly or indirectly through the Riverport Trustees and/or the Sub-Trustees upon the Land and the Lot 1B RUA and/or improvements and appurtenances thereto ("Real Estate Taxes"). The foregoing notwithstanding, Real Estate Taxes shall be payable by Tenant only to the extent they relate to the Lease Term and to the extent any Real Estate Taxes benefit the Land and the Lot 1B RUA for a period prior to or beyond the Lease Term, Tenant's liability therefore shall be limited to that portion of said Real Estate Taxes that would, pursuant to generally accepted accounting principals consistently applied, be equitably allocated to the Land and the Lot 1B RUA for the term of the Lease only. Landlord shall cause the Land to be designated as a separate tax parcel. Landlord shall use its best efforts to cause the Lot 1B RUA to be designated as a separate tax parcel or to have the land and improvements located within the Lot 1B RUA to be assessed with the Land if no separate tax parcel may be accomplished. Landlord shall promptly provide to Tenant any tax statements applicable to the Land and the Lot 1B RUA received by it. Real Estate Taxes shall not include federal, state and local income taxes, transfer taxes, capital gains taxes, corporate taxes, inheritance taxes, payroll taxes or taxes on rents or gross receipts, excess profits taxes, franchise and capital stock taxes, any other taxes which are imposed or measured by Landlord's income or profits unless such income or profits tax is based exclusively on Landlord's income or profits from the Land and/or the Lot 1B RUA and the same are in lieu of Real Estate Taxes or penalties or interest for late payment of taxes except to the extent such penalties and/or interest resulted from a default by Tenant in paying Real Estate Taxes. Notwithstanding anything to the contrary herein,
(i) Real Estate Taxes shall not include real estate taxes for the Lot 1A RUA, the Lot 1C RUA or the Common Property (except those Real Estate Taxes applicable to the Common Property (other than Restricted Use Areas) which may be a part of the "Assessments" under the Sub-Indenture and as therein defined and limited). Either Landlord or Tenant shall have the right to contest or cause the Riverport Trustees and/or the Sub-Trustees to contest unreasonable Real Estate Taxes (using counsel and appraisers mutually acceptable to both Landlord and Tenant) provided that neither Landlord nor Tenant shall accept any settlement of the assessed value of the Land, the Lot 1B RUA, the Common Property or the Common Ground or any part thereof without the prior written approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed and providing further that in contesting any such Real Estate Taxes the contesting party(ies) shall take all required action to prevent a lien for delinquent taxes from being imposed upon the Land, the Lot 1B RUA, the Common Property or the Common Ground or any part thereof, including the payment of all said contested taxes under protest, if required. Landlord and Tenant shall in good faith cooperate toward the end that the Real Estate Taxes with respect to the Land, the Lot 1B RUA, the Common Property and the Common Ground are at all times during the Lease Term reasonable and proper and to the extent appropriate as low as reasonably practicable. Neither Landlord nor Tenant shall be required to join in any proceeding or contest brought by the other to contest Real Estate Taxes unless the provisions of law or the Indenture or the Sub-Indenture require that the proceeding or contest be brought by or in the name of Landlord and Tenant. In that case, the other party shall join in the proceeding or contest or permit it to be brought in said other party's name or the name of the Riverport Trustees or the Sub-Trustees, as the case may be, and the requesting party shall reimburse the other party for its actual reasonable out-of-pocket costs and expenses incurred in connection with such proceeding or contest. Any refund resulting from such a proceeding or contest brought either by Landlord or Tenant or by them jointly shall be applied or paid first to reimburse Landlord and Tenant prorata for their actual reasonable out-of-pocket costs and expenses incurred in connection with such proceeding and then to reimburse Tenant for any overpayment of Real Estate Taxes for the period(s) covered by such contest or proceeding, together with interest on such amount at ten percent (10%) per annum, and any remaining balance shall be paid to Landlord. In the event Tenant fails to pay any Real Estate Taxes required by the terms hereof by Tenant to be paid by the date hereinbefore provided (providing said Real Estate Taxes are not contested as hereinbefore provided), Landlord may notify Tenant in writing of such failure, and, if Tenant fails thereafter to pay said Real Estate Taxes, plus any penalties and interest that may be due thereon, within thirty (30) days after said notice, then Landlord may pay said Real Estate Taxes, plus any penalties and interest that may be due thereon (but Landlord shall not be required to do so), and, in such event, Tenant shall reimburse Landlord for such payment(s) as Additional Rent.

SS.2.06 TENANT TO PAY ASSESSMENTS

     Tenant shall pay or cause to be paid, directly to the Riverport Trustees and/or the Sub-Trustees on or before the date due or within twenty (20) days of receipt of a statement(s) therefor from either the Riverport Trustees, the Sub-Trustees or Landlord, whichever is later, all assessments of said Trustees with respect to the Land, the Building and the Lot 1B RUA as in the Riverport Indenture and/or the Sub-Indenture specifically provided, but only as therein specifically provided. The foregoing notwithstanding, regular and special, if any, assessments shall be payable by Tenant only to the extent they relate to the Lease Term and to the extent any assessments benefit the Land, the Building and the Lot !B RUA for a period prior to or beyond the Lease Term, Tenant's liability therefore shall be limited to that portion of said assessments that would, pursuant to generally accepted accounting principals consistently applied, be equitably allocated to the Land, the Building and the Lot 1B RUA for the term of the Lease only. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall not be liable for (i) assessments under the Sub-Indenture for any Restricted Use Areas other than the Lot 1B RUA, (ii) Common Property Assessments under the Sub-Indenture or Assessments under the Indenture except as in the Sub-Indenture and the Indenture, respectively, specifically defined, provided and limited and (iii) assessments under the Indenture and/or the Sub-Indenture to the extent such assessments are made with respect to, or relate to Capital Expenditures (as hereinafter defined) or to any other expenditures (including, but not limited to real estate taxes and insurance) which pursuant to the terms of this Lease are the obligation of Landlord. In other words, expenses which pursuant to the specific provisions of this Lease are the responsibility of Landlord shall not become the responsibility of Tenant merely because they are passed onto Tenant indirectly by way of an assessment under the Indenture and/or the Sub-Indenture, but rather all such expenses shall be and remain the sole and separate liability of Landlord as herein specifically provided. Either Landlord or Tenant shall have the right to contest assessments of the Trustees and/or the Sub-Trustees. Landlord and Tenant shall in good faith cooperate toward the end that said assessments are at all times during the Lease Term reasonable and proper and to the extent appropriate as low as reasonably practicable but without jeopardizing the quality of the Project and/or Riverport. In the event Tenant fails to pay any such assessments required by the terms hereof by Tenant to be paid by the date hereinbefore provided, Landlord may notify Tenant in writing of such failure, and, if Tenant fails thereafter to pay said assessments, plus penalties and interest, if any, that may, pursuant to the Riverport Indenture and/or the Sub-Indenture, be due thereon, within thirty (30) days after said notice, then Landlord may pay said assessments, plus any said penalties and interest (but Landlord shall not be required to do so), and, in such event, Tenant shall reimburse Landlord for such payment(s) as Additional Rent. Tenant shall have the same rights, if any, that Landlord may from time-to-time have with respect to the examination of the books and records of the Riverport Trustees and/or the Sub-Trustees. Landlord hereby represents and warrants that no cost or expense of the presently mandated expansion of Riverport Drive from two lanes to four lanes shall be included in the assessments of either the Riverport Trustees or the Sub-Trustees and Tenant shall have no responsibility for the same. Pursuant to certain agreements between Landlord and Sverdrup/MDRC Joint Venture ("Sverdrup"), Sverdrup agreed to construct, at its own expense, the mandated expansion of Riverport Drive. Landlord shall use its best efforts to cause Sverdrup to timely construct and complete the mandated expansion of Riverport Drive, and Landlord shall not consent to, acquiesce in, or take any action which would relieve Sverdrup of its obligation with respect thereto.

SS.2.07 TENANT TO PAY UTILITIES

     Effective as at the Commencement Date, Tenant shall contract directly with all applicable utility providers for all utility services required at and about the Building and the Lot 1B RUA, including, but not limited to, electric, telephone, water, sewer and gas, if applicable, and for any and all other utility service(s) which may from time-to-time during the Lease Term be necessary and/or desirable to the use, maintenance and repair of the Building and the Lot 1B RUA (but excluding any utilities which pursuant to the terms of the Indenture and/or the Sub-Indenture are to be provided and paid for by the Riverport Trustees and/or the Sub-Trustees) and except as otherwise provided herein, shall cause all charges (including customer deposits, if any) in connection with the providing of such services to be timely paid directly to said utility providers. In the event Tenant fails to pay any such charges, Landlord may notify Tenant in writing of such failure, and, if Tenant fails thereafter to pay said charges, plus any penalties and interest that may be due thereon, within thirty (30) days after said notice, then Landlord may pay said charges, plus any penalties and interest that may be due thereon (but Landlord shall not be required to do so), and, in such event, Tenant shall reimburse Landlord for such payment(s) as Additional Rent. Tenant acknowledges that any one or more of the above services may be suspended by reason of accident, repair, alterations or the making of necessary improvements, strikes, lockouts, governmental requirements or causes beyond the reasonable control of Landlord. No such interruption, change or malfunction of any of said services shall constitute an eviction or disturbance of Tenant's use and possession of the Project or a breach by the Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of setoff or recoupment. Landlord will, however, in good faith cooperate with Tenant (but without out-of-pocket cost or expense to Landlord) to cause any such interrupted services to be promptly restored. Notwithstanding anything to the contrary herein, Landlord shall be responsible for and shall pay all tap-in, connection and similar charges imposed by any utility provider in connection with the completion of the Building Shell Work.

SS.2.08 LANDLORD REPAIR, MAINTENANCE, RESTORATION AND REPLACEMENT OLIGATIONS

     During the Lease Term and any Renewal Term(s), and notwithstanding anything to the contrary in SECTION 2.04, Landlord shall, at its sole cost and expense:
(i) maintain in good operation, order, condition and repair, as and when needed, the exterior surface of the Building (including roof and all curtain wall systems (including glass, but excluding routine cleaning thereof), all structural parts of the Building, both exterior and interior, including, without limitation, floor slabs (unless overloaded by Tenant), and all utility lines from the point of access at the street (or other junction) to the Building; (ii) make all Major Repairs (as defined below) and replacements to the Building and the Lot 1B RUA (and portions thereof) requiring Major Repairs or replacements thereof, including, but not by way of limitation, mechanical systems, heating, ventilating and air-conditioning systems; elevators; fire sprinklers; electric distribution, plumbing and other utility systems, concrete flat work and curbs, concrete and/or asphalt parking lots and driveways, and the fire alarm panel (but excluding any security/card access system which shall be replaceable, if replaced, at Tenant's sole cost and expense). As used herein, "Major Repair" and "Major Repairs" shall mean repairs to any system or component thereof whereby the cost to repair such system or component, as applicable, exceeds fifty-five percent (55%) of the cost to replace such system or component, as applicable. ("Capital Expenditures" or "Capital Expenses" shall mean all expenditures made or to be made for Major Repairs and replacements.)

     Under no circumstances shall Tenant have any obligation to pay any of the following costs and expenses (either directly or indirectly by way of assessments under the Indenture or the Sub-Indenture) associated with the Project (whether considered Capital Expenditures or otherwise), such costs and expenses being the responsibility of Landlord:

     (a) Costs of correction of defects in the initial construction of the Project or costs or expenses for repairs, replacements, or improvements arising from the initial construction of the Project to the extent such expenses are reimbursed or reimbursable to Landlord by virtue of warranties from contractors or suppliers;

     (b) Costs of repairs, maintenance, restoration and/or replacement in connection with the roof, structure and curtain wall (including glass) systems, unless caused or materially contributed to by the negligence of Tenant or Tenant's Representatives;

     (c) depreciation;

     (d) interest, principal payments and other costs and expenses made with respect to mortgages and deeds of trust and other loans (secured or unsecured) in connection with the Project, if any, or the refinancing thereof;

     (e) ground lease payments;

     (f) income, excess profits, franchise and/or capital gains taxes measured by income or revenue of Landlord from the operation of the Project;

     (g) salaries, wages or other compensation paid to officers or executives of Landlord in their capacities of officers or executives;

     (h) market study fees;

     (i) any monies paid by Landlord because it is in default under any kind of agreement;

     (j) salaries, wages or other compensation and related expenses paid to employees of Landlord who are not assigned to the operation, management, maintenance or repair of the Project;

     (k) Landlord's general corporate overhead;

     (l) costs for repairs or restoration or for damage to persons and/or property, including, without limitation, the Project, for which Landlord receives insurance benefits or should have received insurance benefits if it had carried insurance for a covered loss as in this Lease specifically provided (except for the amount of any insurance deductible);

     (m) repairs or other work occasioned by the exercise of the right of eminent domain;

     (n) except as herein otherwise specifically provided, costs or expenses associated with bringing the Project into compliance with any local, State or Federal law enacted subsequent to the Commencement Date;

     (o) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity such as annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Project operations);

     (p) fines or penalties resulting from violations of laws, or governmental rules, regulations or agreements by Landlord;

     (q) overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent only that the costs of such services exceed competitive costs for such services where they were not so rendered by a subsidiary or affiliate;

     (r) real estate brokers' leasing commissions or compensation, advertising expenses or any other expenses in leasing space in the Building;

     (s) costs attributable to other tenant's space in the Building, including, without limitation, utility costs and expenses, alterations, capital repairs or replacements and repair and maintenance costs and expenses; and

     (t) costs of initial capital improvements to Riverport or to the Common Property (unless Tenant consents to a Special Assessment therefor as in SECTION
1.03 hereof provided).

     In the event of any dispute between Landlord and Tenant as to whether any system or component thereof requires a Major Repair or replacement, such matter shall be submitted to Dispute Resolution as provided in SECTION 3.22 hereof.

SS.2.09 BROKERAGE COMMISIONS

     Tenant warrants that it has had no dealings with any real estate broker or agent except Grubb & Ellis/Krombach Partners in connection with this Lease. Landlord warrants that it has had no dealings with any real estate broker or agent except Duke Realty Services, Inc. in connection with this Lease. Landlord agrees to pay Grubb & Ellis/Krombach Partners a leasing commission equal to the sum of Three Hundred Sixty-Eight Thousand, Nine Hundred Sixty-Two and 96/100 Dollars ($368,962.96), one-half (1/2) of which shall be payable within thirty
(30) days of the execution of this Lease and the remaining one-half (1/2) of which shall be payable within thirty (30) days of the Commencement Date. Tenant agrees to indemnify and hold Landlord harmless from and against any actions, suits, or claims (including, without limitation, reasonable legal fees, costs and expenses) for a brokerage, finder or other commission or fee arising out of any dealings had by Tenant with any broker or finder concerning the renting of the Project to Tenant other than Grubb & Ellis/Krombach Partners. Landlord agrees to indemnify and hold Tenant harmless from and against any actions, suits or claims (including, without limitation, reasonable legal fees, costs and expenses) for a brokerage, finder or other commission or fee arising out of any dealings had by Landlord with any broker or finder concerning the renting of the Project to Tenant.


                         SECTION III. GENERAL PROVISIONS

SS.3.01 DAMAGE OR DESTRUCTION

     In the event the Project is damaged or destroyed in whole or in part due to fire or other casualty during the Lease Term or any Renewal Term, Landlord and Tenant shall promptly meet and confer and attempt to mutually agree in writing with regard to the percentage of the Project damaged or destroyed and the time (inclusive of any reasonable period of insurance adjustment) within which the damage or destruction can be repaired, restored and/or replaced (hereinafter in this SECTION 3.01 together and individually as the content so requires, called "repaired"). For purposes of determining such time of repair there shall be included therein the time required to repair those portions of the Project reasonably necessary for Tenant's use or occupancy of the Project such as, but not limited to, HVAC, electrical, mechanical and plumbing systems and those portions of the Project which afford access thereto. If the Landlord and Tenant cannot agree upon the percentage of the Project damaged or destroyed and/or the time within which the Project can be repaired within thirty (30) days after the date of the damage or destruction, Landlord and Tenant shall immediately submit the unresolved issues to The Henderson Group, the Building Architect, or a like architectural firm acceptable to Landlord and Tenant, which shall render an opinion in writing at the earliest reasonably practical date binding on Landlord and Tenant, with the costs of said opinion being borne equally by Landlord and Tenant. In the event the parties are unable to agree upon an architectural firm, in the event the Henderson Group is unable or unwilling to act as hereinbefore provided, then the selection of the alternative architectural firm shall be submitted for Dispute Resolution as in SECTION 3.22 hereof provided.

     In the event the damage or destruction of the Project is total, Landlord or Tenant may elect to terminate the Lease as to all of the Project by giving written notice to the other within thirty (30) days after the agreement of the parties or after receipt of the architect's opinion, as aforesaid (hereinafter the "Damage Determination Date"). For purposes hereof, a total destruction shall be defined as damage or destruction which leaves at least seventy-five percent (75%) of the Leased Premises in the Building unfit for use or occupancy by Tenant. In the event of such a total destruction of the Project and neither Landlord nor Tenant elects to terminate as hereinabove provided, or in the event there is not such a total destruction of the Project, the following shall govern:

     (a) if the damage or destruction to the Project cannot reasonably be repaired within two hundred and ten (210) days of the date of the occurrence of the casualty, Tenant may elect, by giving written notice to Landlord within thirty (30) days of the Damage Determination Date, to terminate this Lease as to all of the Project (but not less than all of the Project), effective as of the date of the occurrence of the casualty;

     (b) if the Project can be repaired within two hundred ten (210) days of the date of the occurrence of the casualty or if this Lease is not terminated by reason of such casualty as aforesaid, then Landlord shall repair and restore the Project (including specifically, but not limited to, the Building, the Tenant Improvement Work, Tenant Improvements By Tenant and the parking and access areas on the Restricted Use Areas, the Common Property and the Common Ground) at Landlord's expense, with all reasonable speed and promptness, subject to Force Majeure Delays and Tenant Delays; provided, however, that Landlord shall not be required to restore any alterations, additions, or improvements made by or for Tenant which would not belong to Landlord upon the expiration of this Lease nor, since Tenant has the obligation hereunder for providing adequate insurance as in
SECTION 3.11 hereof provided, shall Landlord be required to expend sums in so doing in excess of available insurance proceeds. Rent shall abate proportionately during the period from the date of casualty to the date repairs required to be made by Landlord are Substantially Completed and to the extent that the Project is unfit for use or cannot practicably be used by Tenant in the ordinary conduct of its business due to damage which is Landlord's obligation to repair. Landlord agrees that all proceeds from insurance payable with respect to said damage shall be payable to a Trustee (mutually acceptable to Landlord and Tenant and they agree that the holder of any first trust deed on the damaged property if an insurance company, bank or federally insured savings bank, is acceptable to them) under an insurance trust arrangement whereby said Trustee (or its designated agent or representative) is required to distribute the proceeds directly to those contractors and others performing the restoration work on a percentage of completion basis [with a retention, however of not less than five (5%) percent]. The exact terms of said insurance trust arrangement shall be mutually agreed to by and between Landlord and Tenant, which agreement neither Landlord nor Tenant shall unreasonably withhold or delay. Landlord shall cause each mortgage or deed of trust encumbering the Project to permit the application of insurance proceeds as required under this Lease;

     (c) the foregoing notwithstanding, if said damage or destruction should occur within the last two (2) years of the Lease Term [as said term may by the terms hereof be extended (whether before or after the date of said damage)] which shall render more than fifty percent (50%) of the Leased Premises in the Building unfit for use or occupancy by Tenant, then either Landlord or Tenant may exercise the right to terminate this Lease as of the date of such casualty upon not less than thirty (30) days written notice to the other.

S.3.02 RULES AND REGULATIONS

     Tenant shall obey all rules and regulations of Landlord contained and set forth on EXHIBIT 3.02 hereof and all rules and regulations of the Riverport Trustees (if any, from time-to-time promulgated strictly in accordance with the terms of the Indenture by said Trustees) from time-to-time applicable to the Project, provided, however, said rules and regulations shall in no wise be construed to modify or amend this Lease in any way. If there is any conflict between the terms of this Lease and any such rules and regulation, the terms of this Lease shall prevail. Landlord shall use all reasonable efforts to assure that any said rules and regulations, if any, shall be consistently and uniformly enforced. Landlord shall not be liable to Tenant for failure of any tenant (including Tenant) to obey any such rules and regulations. Tenant shall prohibit smoking within the Building except in areas specifically designated by Tenant for smoking and any area designated for smoking within the Building must be equipped with a ventilating system with direct exhaust to the outdoors. Smoking outdoors shall be allowed in areas mutually acceptable to Landlord and Tenant only. Tenant shall take reasonable efforts to enforce the aforesaid non-smoking/smoking provisions.

SS.3.03 QUIET ENJOYMENT

     Landlord agrees that so long as this Lease remains in full force and effect, Tenant shall peacefully and quietly have, hold and enjoy the Project and accretions, easements, rights of way, appurtenances and rights and rights of use in this Lease specifically described, subject, nevertheless, to the obligations of this Lease. Tenant's use of the Project shall not unreasonably interfere with the rights of owners and tenants of adjoining properties to peacefully and quietly have, hold and enjoy their properties.

SS.3.04 RIGHT OF ENTRY

     Landlord and its agents shall have the right to enter the Land, and/or the Building, and/or the Leased Premises at all reasonable hours (with reasonable advance notice, except in the case of emergencies) for the purpose of examining the same, or for making any repairs, alterations or additions which it is required to make under this Lease or which it shall reasonably deem necessary for the safety or maintenance of the Project. In order to assure Landlord's access for the purposes aforesaid, (i) all locks in and about the Project shall be appropriately mastered and mastered access shall be provided to Landlord,
(ii) Tenant shall not change any locks in and about the Project without notice to and the prior consent of Landlord, (iii) all keying changes shall be at the sole and separate cost of Tenant, and (iv) Tenant, at its sole cost and expense, shall provide Landlord with an adequate supply of security/access cards. Landlord shall use due diligence with respect to the making of such repairs, alterations or additions and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant's use and enjoyment of the Project.

SS.3.05 ASSIGNMENT AND SUBLETTING

     Tenant shall not sublet the Leased Premises or any part thereof, nor assign this Lease or any interest therein, without the written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), and shall not suffer or permit any assignment or transfer by operation of law or otherwise of the estate or interest of Tenant in the Leased Premises acquired in, by or through this Lease (and the transfer of the shares of stock of Tenant, a publicly traded company, shall not be deemed to be such an assignment or transfer). Any request by Tenant to assign or sublease shall be in writing and accompanied by (i) a true copy of the proposed documents of assignment or subletting, and (ii) information respecting the responsibility, reputation, financial condition and business of the proposed assignee or subtenant. Such request shall create in Landlord an option to terminate this Lease as to the portion of the Leased Premises covered by the request and if terminated by Landlord shall reduce Tenant's obligations hereunder in proportion to the portion so terminated. Said option must be exercised within twenty (20) days after receipt of such request, and if exercised, Landlord shall not thereafter lease all or any portion of the Building to the proposed assignee or sub-tenant during the remaining term of this Lease. Notwithstanding any consent by Landlord to an assignment or subletting, the Tenant shall remain jointly and severally liable (along with each approved assignee or subtenant who shall automatically become liable for all obligations of Tenant hereunder) and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or assignee or subtenant without proceeding in any way against any other person.

     In the event that Tenant shall assign or sublet the Leased Premises with Landlord's consent for a rental in excess of the rent provided for herein, then, notwithstanding any other provision contained in this Lease to the contrary, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of such "excess" rent actually received (and Tenant shall be entitle to keep the remaining 50% of such "excess" rent). In determining whether the rental is in excess of the rent provided for herein, however, there shall be no Tenant Improvement Allowance in connection with any such work. Tenant's actual and reasonable out-of-pocket costs and expenses associated with the sublease and/or assignment, including brokerage fees, fit-up costs, legal fees and rent concessions, shall be deducted from the rent or other consideration received or to be received.

     Notwithstanding the above, Tenant may assign or sublet the Leased Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by or is under control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted in the Leased Premises or to any affiliate, provided, however, that Tenant shall remain jointly or severally liable for all covenants hereunder as above provided. For purposes hereof, "affiliate" shall mean any entity in which Tenant has an ownership interest of fifty percent (50%) or more.

SS.3.06 TENANT IMPROVEMENTS

     No alteration, addition, improvement or refinishing of or to the Project nor any installation or use of any air conditioning unit, security system, boiler, furnace, or any other similar apparatus having in any case aforesaid a material adverse affect upon the structural elements of the Building and/or the Building's plumbing, HVAC, electrical, life safety, security/card access and/or other primary Building systems shall be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, this shall not prevent Tenant from installing or having installed its furniture and fixtures or vending machines. It shall not be unreasonable for Landlord to require that any and all such alterations, additions, improvements and/or refinishing be performed by Landlord's affiliate as the General Contractor and in this regard the terms and conditions set forth in SECTION 1.10 hereof with respect to the Tenant Improvement Work so far as
reasonably  practicable,   including  specifically,  but  not  limited  to,  the
obligation of Landlord's affiliate to obtain not less than 3 competitive bids and the provisions thereof with respect to the fee of Landlord's affiliate) (and in addition thereto Landlord's affiliate must be capable of performing any such work in a timely manner) shall apply; provided at the time of seeking Landlord's consent, Tenant shall obtain from Landlord Landlord's decision as to whether the proposed alteration, addition, improvement or refinishing (other than trade fixtures and personal property of Tenant) shall be required by Landlord to be removed by Tenant or whether such alteration, addition, improvement or refinishing may remain upon the expiration or other sooner termination of this Lease. If Landlord conditions its approval upon the removal of the alteration, addition, improvement or refinishing as aforesaid, the Tenant shall, upon Landlord's request at or about the termination of the Lease, remove same, at Tenant's cost. In all events, the cost of any such work shall include a reasonable amount to provide Landlord with a complete set of "as built" drawings in CADD format and on a diskette readable by Landlord (including architectural, structural, mechanical, electrical, plumbing and fire protection, where applicable) of any such material alterations, additions or improvements made to the Project, and a wiring schematic for all voice and data cabling. Tenant's furniture, furnishings, trade fixtures, moveable equipment and other like property shall not be deemed to be improvements to the Project and may be removed and/or replaced by Tenant at any time during the Lease Term. Notwithstanding the foregoing, Landlord's consent shall not be required for, and Tenant shall not be required to use Landlord (or any affiliate of Landlord) as a General Contractor with respect to, (i) the installation or removal of Tenant's furniture, fixtures or equipment or (ii) any decorating or redecorating, including, without limitation, painting, wallpapering, carpeting or tiling. In addition, Tenant shall not be required to use Landlord (or any affiliate of Landlord) (but shall be required to obtain Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed) in connection with the moving from time-to-time of non-structural interior walls and doors, providing such movements do not affect in excess of five percent (5%) of the non-structural interior walls and doors then in the Leased Premises. Anything herein to the contrary notwithstanding, all voice and data cabling installed by Tenant or for its account at anytime during the Lease Term (including that installed during the initial Tenant Improvement Work) shall be removed and the ceiling shall be restored by Tenant at the expiration of this Lease, at Tenant's cost.

SS.3.06-1 MECHANIC'S LIENS

     Tenant shall not permit any mechanic's lien to be filed against any part of the Project or against the Tenant's leasehold interest therein by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding any part of the Project through or under the Tenant, whether prior or subsequent to the Commencement Date. If any such mechanic's lien shall at any time be filed against any part of the Project and Tenant shall fail to remove same or fail to give adequate security therefor by bonding or otherwise within sixty (60) days after Tenant receives notice thereof, it shall constitute an Event of Default under the provisions of this Lease.

SS.3.06-2 WASTE AND MISUSE

     During the term of this Lease, Tenant shall neither commit nor permit any waste, misuse or neglect of any part of the Project and/or its apparatus or appurtenances by its officers, directors, employees, agents, contractors, representatives, guests and/or invitees, nor will Tenant permit any abuse or destructive use of same and shall pay for all damages caused by any such waste, misuse, neglect, abuse or destructive use by Tenant, its officers, directors, employees, agents, contractors, representatives, guests and/or invitees. When leaving the Building at the close of business, or at other times when the Building is unoccupied, Tenant shall cause all means of access to the Building to be reasonably and adequately secured.

SS.3.07 DEFAULT

     The following shall be deemed to be "Events of Default" by Tenant under this Lease:


SS.3.07-1 FAILURE TO PAY RENT

     If Tenant shall fail to pay any installment of Rent or any part thereof, or shall fail to pay any item of Additional Rent or any other monetary obligation hereunder and such failure shall continue for ten (10) days after written notice thereof from Landlord, except to the extent permitted under SECTION 3.07-8 of the Lease; or

SS.3.07-2 FAILURE TO PERFORM TERMS

     If Tenant shall fail to perform any of the terms, covenants, or conditions of this Lease, other than those specified in SUBSECTION 3.07-1 above, on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that no Event of Default shall be deemed to occur so long as the curing of such default reasonably may not be completed within such thirty (30) day period and Tenant has commenced to cure such default and thereafter with reasonable diligence pursues its efforts to cure to conclusion; or

SS.3.07-3 VACATION OR ABANDONMENT

     If Tenant shall vacate or abandon the Project in its entirety and permits the same to remain unoccupied and unattended for more than ninety (90) days, unless such condition is caused by Force Majeure or Tenant has given Landlord written notice of its intent to vacate and has provided Landlord commercially reasonable assurances of its intent to continue to perform all of the obligations of this Lease to be performed by Tenant; or

SS.3.07-4 EXECUTION OR ATTACHMENT LIEN

     If an execution or attachment lien shall be issued against Tenant's interest in the Project or any property located therein, and such execution or attachment shall not be vacated or removed by Court Order, bonding or otherwise, within a period of thirty (30) days after the issuance thereof; or

SS.3.07-5 INSOLVENCY

     If Tenant becomes insolvent, makes an assignment for the benefit of creditors, or makes a transfer in fraud of creditors, any of which materially affects Tenant's ability to perform the terms and conditions of this Lease; or

SS.3.07-6 BANKRUPTCY

     If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, or insolvency proceedings, and Tenant shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the Court, or if such proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any such petition shall be so filed by Tenant.

SS.3.07-7 REMEDIES ON DEFAULT

     Upon the occurrence of an Event of Default, Landlord, without further notice, may (in addition to and/or as an alternative to all other legal and/or equitable remedies):

     (a) Terminate this Lease and thereupon all of Landlord's and Tenant's rights and obligations one to the other hereunder (including specifically but not limited to Tenant's right to possession of the Project) shall cease; or

     (b) Terminate only the Tenant's right to possession of the Project, without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations hereunder for the full term hereof; or

     (c) Without terminating this Lease or Tenant's right to possession of the Project, enter upon any portion of the Project and do and perform whatever Tenant is obligated to do under the terms of this Lease.

     In the event Landlord exercises its right under SUBPARAGRAPH (A) OR (B) immediately above, Landlord may expel and remove Tenant, or any other person or persons in occupancy of the Project, together with their goods and chattels.

     In the event Landlord shall elect to exercise its rights under SUBPARAGRAPH
(B) immediately above, (i) Landlord may, at its option, accelerate the entire amount then remaining unpaid under the Lease and recover the net present value thereof [using a discount rate equal to the Prime Rate (hereinafter defined)] forthwith from Tenant, together with all other charges recoverable hereunder (including, but not limited to, the unamortized portion of the Tenant Improvement Allowance, the Tenant Design Allowance, the Tenant Signage Allowance and Leasing Commission paid by Landlord pursuant to SECTION 2.09 hereof (for purposes hereof being deemed to be fully amortizing, with interest at 12%, over the initial five (5) year Lease Term) and reasonable legal expenses and attorney's fees and (ii) Landlord shall use its best efforts to relet the Project or any part thereof for the account of the Tenant, to any person, firm, or corporation for such Rent, for such term (including a term beyond the term hereof), and upon such terms and conditions as Landlord, in Landlord's sole reasonable discretion, shall determine, and Landlord shall apply all rents received (including any benefits, if any, received as a result of utilization of the Tenant Improvement Work and/or Tenant Improvements By Tenant) upon such a reletting as follows:

     (x) First to the payment of such expenses as Landlord may have incurred in recovering possession of the Project, including reasonable legal expenses and attorney's fees (whether or not suit is filed), and in putting the same into good order or condition, of preparing or altering the same for rental and reletting, and all other reasonable expenses, commissions, and charges paid, reasonably and necessarily assumed or incurred by Landlord in or about reletting the Project; and

     (y) Then to the fulfillment of the covenants of Tenant hereunder.

     If the consideration collected by Landlord upon any such reletting is not sufficient to satisfy in full all of Tenant's covenants hereunder together with all costs and expenses above enumerated, then Tenant shall pay to Landlord the amount of any deficiency upon demand. Any excess consideration received (after giving credit to Tenant for all amounts paid by Tenant to Landlord as hereinbefore provided) shall be paid to Tenant. For purposes hereof, and elsewhere in this Lease where specified, "Prime Rate" shall mean the rate of interest for its preferred customers from time-to-time announced by Mercantile Bank, N.A., or its successor, and if no such successor a bank of similar size and standing within the St. Louis, Missouri metropolitan area.

SS.3.07-8 LANDLORD'S DEFAULT

     In the event Landlord defaults in any of its obligations hereunder and no specific remedy in the event of such a default is otherwise herein specifically provided (any specifically provided remedies shall, in all cases, be deemed conclusively applicable), then the remedies set forth in this SECTION 3.07-8 shall apply. If Landlord's default is the failure to pay money (a "monetary default"), after giving not less than ten (10) days prior written notice to Landlord in which Landlord's alleged default has been set forth with specificity, Tenant may, if (i) Landlord has not paid said sum by the expiration of said ten (10) day period or (ii) within said ten (10) day period filed suit in a court of competent jurisdiction wherein said alleged default is contested and a final decision has not been rendered within one hundred twenty (120) days of the filing of said suit, deduct (set-off) said sum together with interest at the rate of ten percent (10%) per annum from the date of the occurrence of the uncured default in payment, from the Base Rent and Additional Rent thereafter coming due pursuant to the provisions of this Lease. If Landlord defaults in the performance of any obligation under this Lease other than the payment of money to Tenant and such default continues for thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that no default by Landlord shall be deemed to occur so long as the curing of such default reasonably may not be completed within such thirty (30) day period and Landlord has commenced to cure such default within said thirty (30) day period and thereafter with reasonable diligence pursues its efforts to conclusion [or if Landlord files suit, as in "(ii)" above, Landlord shall be deemed to be pursuing reasonable efforts to cure the default], then Tenant may cure such default of Landlord and the cost thereof with interest at ten percent (10%) per annum may be deducted from the next accruing installments of Base Rent and Additional Rent. Anything in this Lease to the contrary notwithstanding, if at anytime after the date hereof Landlord should consent or agree to any amendment of the Sub-Indenture, or to any action thereunder, or to any amendment of the Resolution "...which would affect in a material, adverse manner Tenant's rights with respect to the Lot 1B RUA or the Common Property..." (as said rights pertain to parking and access) (but for the purposes of this SECTION 3.07-8, parking and access rights only) (as in SECTION 1.03 hereof provided), then the parties hereto agree that such consent or agreement shall constitute a default by Landlord hereunder and shall be deemed to be a "construction eviction" of Tenant from the Project, entitling Tenant to all rights and remedies at law or in equity provided in the case of such a "constructive eviction". The specified remedies herein shall be non-exclusive of each other and in addition to any other remedies available to Tenant at law or in equity.

SS.3.08 SURRENDER & TERMINATION

     Upon the termination of this Lease, whether by lapse of time or otherwise, Tenant shall, without demand, surrender and deliver up the Project peaceably to Landlord, together with all its apparatus and appurtenances in good condition, and, if alterations, additions or improvements are removed at Landlord's request as in this Lease specifically provided, properly restored, ordinary wear and tear, damage by fire or other casualty and conditions which, under the terms of this Lease, Landlord is obligated to maintain excepted, and will surrender all original and duplicate keys and/or cards of the several doors and such other things as appertain to the Project. Any and all of Tenant's furniture, furnishings, trade fixtures, moveable equipment and like property not removed by Tenant on or about the Termination Date shall be deemed to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice to Tenant or obligation to compensate Tenant or to account to Tenant therefor, and Tenant shall pay Landlord, on demand, all costs reasonably incurred by Landlord in connection with such abandonment. If without Landlord's prior written consent, Tenant shall remain in possession of the Project, or any material part thereof, one day after the termination of this Lease, whether by lapse of time or otherwise, Tenant shall be deemed guilty of an unlawful detainer of the Project under the statutes of the State of Missouri and shall be subject to eviction and removal forcibly or otherwise with process of law. After the commencement of a suit, or after final judgment, for possession of the Project, Landlord may receive and collect any Rent due from Tenant, and the payment of said Rent shall not waive or affect said suit or said judgment. All rights of Landlord in the event of default herein enumerated shall be in addition to and without prejudice to any remedy or remedies which Landlord may have at law or in equity for nonpayment of Rent or for breaches of the covenants and agreements hereof.

     Notwithstanding the foregoing, if Tenant continues to occupy the Leased Premises after the last day of the term hereof with Landlord's prior written consent, unless said consent specifically otherwise provides, a monthly tenancy terminable by either party on not less than one month's prior written notice shall be created, which shall be upon the same terms and conditions, including Rent, as those herein specified which are in effect immediately prior to the termination of such term.

SS.3.09 LIABILITY

     Except where caused by Landlord's negligence or the negligence of Landlord's agents, employees, contractors and/or representatives, all of Tenant's personal property in, at or about the Project (including but not limited to furniture, furnishings, trade fixtures, equipment and the like) shall be kept therein at the risk of the Tenant only, and Landlord, its officers, directors, employees, agents and representatives shall not be liable for any damage to said personal property occasioned by Landlord's failure(s) hereunder nor shall Landlord, its officers, directors, employees, agents and representatives be liable for any damage done to said personal property by or from electric current, plumbing, gas, water, steam, sewage, odors, or the bursting, leaking, running or failure of operation of any radiator, tank, water closet, washstand, waste pipe, air conditioning or any other apparatus in, above, upon or about the Project, nor for damage occasioned by water, snow, or ice being upon any sidewalk or entranceway, or being upon or coming through such entranceway or any skylight, roof or any other opening in said Project, nor for loss resulting from theft or mysterious disappearance, or any interference with light or air, nor for any damages arising from the negligence of Tenant, co-tenants or other occupants of the Project, if any, or of any owners or occupants of adjacent or contiguous property. Under no circumstances arising out of or in connection with the terms and/or provisions of this Lease or the relationship of the parties hereto hereunder, whether as Landlord and Tenant or otherwise shall either Landlord or Tenant be liable to the other for consequential or incidental damages.

SS.3.10 WAIVER OF SUBROGATION & MUTUAL RELEASE

     Anything herein to the contrary notwithstanding, the parties hereto agree that all rights of subrogation of their respective insurers, if any against the other party are hereby waived and agree that each policy of insurance shall contain a provision waiving subrogation against the other party to this Lease regardless of whether such loss or damage is caused in whole or in part by the negligence or sole negligence of the other party. Without regard to such insurance or the negligence of a party, to the extent the loss or damage suffered by a party ("Injured Party") is of the type covered by (i) the Injured Party's insurance, (ii) the insurance that the Injured Party is required to carry under the first paragraph of SECTION 3.11 hereof, if said coverage is for any reason not in effect, (iii) deductibles under any of said Injured Party's policies and/or (iv) self-insurance by the Injured Party, then the Injured Party releases and holds the other party harmless from all damage, loss or expense arising from losses due to the claims hereinbefore described.

SS.3.11 INSURANCE

     From and after the Commencement Date of this Lease and throughout the Lease Term and any Renewal Term(s):

     Tenant shall, at its sole cost and expense, keep constantly insured against loss or damage by fire, windstorm, earthquake, lightning, malicious mischief, vandalism and those perils insured from time-to-time in a so-called "all-risk" form extended coverage insurance endorsement, boiler insurance contracts and sprinkler leakage insurance contracts generally issued in the State of Missouri, the Land, the Building and the Lot 1B RUA (but not the Common Property other than the Lot 1B RUA) and all other improvements which shall from time-to-time constitute a part of the Land, the Building and the Lot 1B RUA (including coverage for the Tenant Improvement Work and Tenant Improvements By Tenant) in an amount equal to the full replacement value thereof, excluding foundation and excavation costs (the "Property Insurance"). The Property Insurance policy(ies) shall name Landlord as the primary insured and any lender of Landlord, Tenant and the assignees of either as additional insureds, as their interests may from time-to-time appear. If Landlord and Tenant shall be unable to agree upon the amount of insurance to be carried by Tenant in compliance with the foregoing requirements, either party may give the other written notice that an independent determination is desired, and in such event the amount of insurance to be maintained shall be determined by an insurance appraisal or contractor's estimate. Neither party shall seek to have such an independent determination made more frequently than once every three (3) years. In the event Tenant fails to pay the premiums for the insurance required by the terms hereof by Tenant to be paid, Landlord may pay said premiums (but shall not be required to do so), and, in such event, Tenant shall reimburse Landlord for such premiums as Additional Rent.

     Tenant shall, at its sole cost and expense, throughout the term of this Lease keep (or cause to be kept) in force liability insurance granting coverage to Landlord and Tenant and their respective partners, directors, officers, employees, agents, contractors and representatives in an aggregate amount of not less than Ten Million ($10,000,000.00) for bodily injury and for damage to property. The amount hereinbefore set forth shall be increased at least once every five (5) years during the term of this Lease, as and if extended, by a factor equal to one (1) plus the increase in the CPI as herein defined. For purposes hereof (and otherwise in this Lease) the "CPI" is defined as follows:
Consumer Price Index, All Urban Consumers, U.S. City Average, All Items, 1982-1984 = 100 or most current base converted to 1982-1984 = 100, using Bureau of Labor statistics conversion form should 1982-1984 = 100 no longer be published. (For reference purposes, December, 1997 equals 161.3).

     All insurance provided for under this SECTION 3.11 shall be effected with insurers authorized to do business in the State of Missouri and rated by Best's Insurance Reports in its most recent edition or other comparable rating agency as "A" or better. Each said policy of insurance shall provide that the same may not be canceled or renewal refused without at least thirty (30) days prior written notice to Landlord.

     Upon commencement of the Lease Term and on or before the expiration dates of expiring policies, originals or certificates of the policies provided for in this SECTION 3.11 shall be delivered to Landlord.

     Tenant may satisfy the foregoing requirements by means of blanket policies of insurance covering the subject premises and other property, but having the same coverage and provisions as are herein required. If such blanket insurance is furnished, Tenant shall deliver a certificate from the insurer in standard form stating that the coverage is primary to the Project, the Land, the Building and/or the Lot 1B RUA, as the case may be, and that the amount and type of coverage(s) shall not be subject to reduction by reason of other losses covered by the policy.

SS.3.12 REMEDIES & ENFORCEMENT

     All of the remedies herein are cumulative, and given without impairing any other rights or remedies of either party hereto hereunder, at law or in equity and Landlord and Tenant, as the case may be, shall pay and discharge all reasonable costs, expenses and attorneys' fees that shall arise from the successful enforcement of the covenants of this Lease by the other. Whenever attorneys' fees are recoverable by the terms hereof, same shall be recoverable irrespective of whether fees were incurred by either Tenant's or Landlord's in-house counsel, provided, however, in every case said fees shall be reasonably comparable to fees which would otherwise have been paid or payable to Tenant's or Landlord's outside counsel. The fact that a party hereto does not exercise its right hereunder in the event of breach of covenant herein by the other shall not be deemed a waiver of such rights as to subsequent breaches.

SS.3.13 BENEFITS

     All the terms of this Lease shall extend to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties hereto and their permitted successors and assigns. Nothing in this Lease shall be construed to grant to any person or entity not a party to this Lease any rights and/or benefits hereunder. Landlord and Tenant each acknowledge and agree that all of the covenants and conditions set forth in the Lease are mutual and dependent and have been given in reliance of one another.

SS.3.14 CONDEMNATION

     If all of the Project is taken by condemnation, this Lease shall terminate on the date so taken, and the Rent shall be apportioned as of that date. If part of the Project is taken by condemnation and (i) the Project is thereby rendered not reasonably suitable for the continued conduct of Tenant's business, as determined by Tenant in its good faith judgment, taking into consideration the nature, size and scope of such business immediately prior to the taking, (ii) more than 100 parking spaces (in the aggregate) are taken within the Restricted Use Areas (and the Common Property other than the Restricted Use Areas), or
(iii) more than ten thousand (10,000) RSF of the Building Leased Premises is taken, then Tenant may elect, by giving thirty (30) days written notice to Landlord, to terminate this Lease and in the event of such termination, all Rent, Additional Rent and/or other charges hereunder shall be apportioned as of the date of said taking. If Tenant does not elect to terminate this Lease as above-specified, then with respect to the part not taken the Rent shall be reduced by the value that the condemned part bears to the total value of the
Project, in which event the Landlord shall promptly restore the Project (including the Tenant Improvement Work and Tenant Improvements By Tenant) to an architecturally complete unit. Except as otherwise provided herein, all compensation awarded or paid upon such a total or partial taking of the Project shall belong to and be the property of the Landlord without any participation by the Tenant. Notwithstanding the foregoing, Tenant shall be entitled to any award made specifically for its personal property, trade fixtures, unamortized leasehold improvements, loss of business, business dislocation (and moving expenses) and nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings.

SS.3.15 SUBORDINATION

     At the request of Landlord, Tenant will enter into a recordable agreement with the holder of any first mortgage or deed of trust placed against the Project subsequent to the recording of a memorandum of this Lease making this Lease subject and subordinate to such mortgage or deed of trust, and all renewals, modifications, consolidations, replacements and extensions thereof, provided that such agreement contains a covenant binding upon the mortgagee or beneficiary, as the case may be, to the effect that so long as there shall be no default on the part of Tenant entitling Landlord to terminate the Lease, or if such default shall exist, so long as Tenant's time to cure such default shall not have expired, (i) this Lease shall not be terminated or modified in any respect whatsoever nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such mortgage or deed of trust, as applicable, or any foreclosure action or other proceeding that may be instituted in connection therewith, and (ii) Tenant shall not be named as a defendant in any such foreclosure action or other proceeding. Said agreement shall also provide that with respect to matters arising under this Lease, in the event that there shall be a conflict between the terms of this Lease and the terms of any such mortgage or deed of trust, the terms of this Lease shall prevail. In all other respects such agreement must be satisfactory to Tenant in its reasonable discretion.

SS.3.16 RELEASING

     At any time during the Lease Term and any Renewal Terms, upon reasonable advance notice to Tenant and during reasonable hours, Landlord may show the Project to prospective purchasers and/or lenders. During the last twelve (12) months of the Lease Term if the Lease is not extended or during the last twelve
(12) months of any Renewal Term, if the Lease has not been further extended, Landlord may show, upon reasonable advance notice and during reasonable hours, the Project to prospective tenants and may exhibit a "For Lease" sign on the Land and at such other reasonable location(s) at or about the Project as Landlord shall reasonably determine. Tenant shall have the right to accompany Landlord during any showing to any prospective purchaser, lender or tenant, and Tenant shall have the right to limit or restrict access to such portion or portions of the Leased Premises as may be reasonably necessary to protect Tenant's business interests. Landlord shall not disturb, interrupt or interfere with Tenant's business operations during any such showing.

SS.3.17 RECORDING OF LEASE

     Recording of this Lease will be done by a Memorandum of Lease, in form and substance substantially similar to EXHIBIT 3.17 hereto, only, and shall be accomplished within thirty (30) days after the date hereof.

SS.3.18 LANDLORD'S RESPONSIBILITIES

     The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owners at the time in question of the fee simple title to the Project, and in the event of the sale of said fee simple estate, provided the Landlord is not then in default under any material term, condition or provision of this Lease, then the party conveying said fee simple estate shall be automatically relieved after the date of such transfer, of all personal liability as respects the performance of any obligations on the part of the Landlord contained in this Lease arising out of acts thereafter occurring or covenants thereafter to be performed, it being intended hereby that all the obligations contained in this Lease on the part of the Landlord shall be binding upon Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of said fee simple estate.

SS.3.19 HEADINGS & MARGINAL NOTES

     It is agreed that the headings and marginal notes as to the contents of particular paragraphs of this Lease are inserted only as a matter of convenience and for reference, and in no way are or are intended to be a part of this Lease, nor in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer. Where in this instrument pronouns or words indicating the singular number appear, such words shall be considered as masculine, feminine or neuter pronouns or words indicating the plural number where the context indicates the propriety of such use.

SS.3.20 CONSENT NOT UNREASONABLY WITHHELD

     Unless otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease such consent or approval shall not be unreasonably withheld, conditioned or delayed. If either party withholds any consent or approval, such party shall, on written request, deliver to the other party a written statement giving the reasons therefor.

SS.3.21 ESTOPPEL CERTIFICATE

     Both Landlord and Tenant agree from time-to-time within thirty (30) days after request of the other [but not more often than two (2) times during a Lease Year], to deliver to the other, or its designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested. It is understood and agreed that the obligation to furnish such estoppel certificate in a timely fashion is a material inducement for the execution of this Lease.

SS.3.22 DISPUTE RESOLUTION

     Either party hereto may from time-to-time notify the other party of the need to use the dispute resolution procedure contained in this SECTION 3.22 to resolve a controversy arising hereunder that has not, as of that date, been capable of resolution by negotiations between the parties (herein "Dispute Resolution"). If the management of the parties have not resolved all relevant issues within ten (10) days of the notice invoking this Section (or such shorter time as the foregoing provisions of this Lease would specifically mandate), then the unresolved issues shall be submitted for the personal consideration of Landlord's President or Landlord's Executive Vice President Office (or a like top executive position of Landlord) and Tenant's President or Tenant's Executive Vice President (or a like top executive position of Tenant) (the "Decision Makers"), who shall meet to discuss them within ten (10) business days thereafter. If the Decision Makers are not able to resolve all the open issues within ten (10) business days of their initial meeting hereunder, then the parties hereto shall thereafter have the right to take any action permitted under this Lease or permitted under law or in equity to resolve such dispute.

SS.3.23 ARBITRATION

     Landlord and Tenant MAY agree to have claims, disputes and other matters in question arising out of or relating to this Lease or any breach or default hereunder, decided by arbitration in the manner hereinafter provided and upon such an agreement the remedy of bringing an action in specific performance in a court of competent jurisdiction as elsewhere herein provided or as provided at law or in equity shall be abrogated, although an arbitrator(s) shall have the right to order specific performance and if so ordered an action may be brought in a court of competent jurisdiction for specific performance of such order.

     The parties hereto SHALL NOT be deemed to have agreed to determine any dispute arising out of this Lease by arbitration unless specifically provided herein. In any circumstances where the parties have agreed herein or agree in writing to arbitrate a dispute with respect to this Lease, the original party so desiring arbitration shall give notice to that effect to the other party and to the American Arbitration Association (the "AAA") requesting appointment by the AAA, or its successor, of an arbitrator to arbitrate the submitted dispute at St. Louis, Missouri or at such other location as the parties hereto may mutually agree.

     The  arbitration  shall be conducted,  to the extent  consistent  with this
SECTION 3.23 and other applicable provisions of this Lease, in accordance with the then prevailing rules of the AAA or such other procedures as are agreed to by the parties hereto. The arbitrator shall render his/her decision and award in writing, within thirty (30) days after his/her appointment. Such decision and award shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator, shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction. The fees and expenses of the arbitration (including the fees and expenses of the arbitrator) (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

     The legend above the signature blocks below shall not be construed to require arbitration of any claim, dispute, breach, default or other matter under this Lease, except for a disagreement as to the Effective Market Base Rent rate as provided in and in accordance with SECTION 2.02, if the parties do not otherwise agree to arbitrate such matter.

SS.3.24 ENTIRE AGREEMENT

     This Lease constitutes the sole and entire contract between the parties relative to the Project. No representations as to the Project have been made by the Landlord to the Tenant either directly or indirectly prior to or at the execution of this Lease that are not herein expressed. The terms, covenants, and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought.


     IN WITNESS WHEREOF, the parties have executed this Office Lease as of this 14th day of August, 1998, it being agreed that the Lease relates to property in the State of Missouri and shall be construed in accordance with the laws thereof.


     THIS OFFICE LEASE CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                     LANDLORD


                     DUKE REALTY LIMITED PARTNERSHIP,
                     an Indiana limited partnership

                     By:  DUKE REALTY INVESTMENTS, INC.,
                             an Indiana corporation,
                             its general partner

                              By: /s/ W. Gregory Thurman
                                    W. Gregory Thurman
                                    Vice President and General Manager
                                     St. Louis Office Group
(Seal)
Attest:


/s/ James D. Eckhoff
James D. Eckhoff
Vice President and Assistant Secretary


                            TENANT
                            EXPRESS SCRIPTS, INC.,
                                a Delaware corporation


                            By:/s/ Barrett Toan

                               Barrett Toan
                               President
(SEAL)
ATTEST:

/s/ Thomas M. Boudreau
Secreaty
Title


LANDLORD:

STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this 14th day of August, 1998, before me appeared W. GREGORY THURMAN, to me personally known, who, being by me duly sworn did say that he is the Vice President and General Manager, St. Louis Office Group, of DUKE REALTY INVESTMENTS, INC., a corporation of the State of Indiana, and General Partner in DUKE REALTY LIMITED PARTNERSHIP, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation, by authority of its Board of Directors; and said W. Gregory Thurman acknowledged said instrument to be the free act and deed of said corporation and said partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                            /s/ Kathleen M. Dolan
                                                 Notary Public


TENANT:

STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this 14th day of August, 1998, before me appeared Barrett Toan, to me personally known, who, being by me duly sworn did say that he is the President, of EXPRESS SCRIPTS, INC., a corporation of the State of Delaware, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation, by authority of its Board of Directors; and said Barrett Toan acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                            /s/ Kathleen M. Dolan
                                                Notary Public

                               INDEX OF EXHIBITS

1.01           Legal Description

1.03-A         Restricted Use Areas and Common Property

1.03-B Declaration of Covenants, Restrictions and Easements for Access and Parking for Property in the City of Maryland Heights, County of St. Louis, State of Missouri known as Duke/Riverport Site No. 1

1.03-C         Resolution

1.04(f)        Title Exceptions

1.06-1         Project Schedule

1.06-6         June 3, 1998 Letter Agreement

1.09-1         Building Shell Description

1.09-2         Listing of Building Plans

3.02           Rules and Regulations

3.17           Memorandum of Lease

                                  EXHIBIT 1.01


     Lot 1B of Duke/Riverport Site No. 1, as per the Plat thereof recorded at Book ____, page ____ of the St. Louis County, Missouri records.

     Landlord hereby agrees that it will with dispatch cause the Re-Subdivision Plat creating Lots 1A, 1B and 1C of Duke/Riverport Site No. 1 to be prepared, submitted to the City of Maryland Heights, Missouri for approval and recorded. Upon recordation, Landlord shall provide to Tenant a copy of the Re-Subdivision Plat bearing recording information. Thereupon the Book and page of recordation shall be inserted into this Exhibit 1.01 and the revised Exhibit 1.01 (sans this paragraph) shall be substituted in lieu hereof.

                                 EXHIBIT 1.03A


This Exhibit contains pictorials of Restricted Use Areas and Common Property

                                 EXHIBIT 1.03-B


              DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS
                       FOR ACCESS AND PARKING FOR PROPERTY
                        IN THE CITY OF MARYLAND HEIGHTS,
                     COUNTY OF ST. LOUIS, STATE OF MISSOURI,
                       KNOWN AS DUKE/RIVERPORT SITE NO. 1

                   DUKE REALTY LIMITED PARTNERSHIP, DECLARANT


                                August ____, 1998


                                      INDEX



ARTICLE/SECTION                                                         PAGE
NUMBER                             CAPTION                             NUMBER

I                          PROPERTY SUBJECT TO DECLARATION                    3
1.1                        Existing Property                                  3
1.2                        Additions To Existing Property                     3
II                         TRUSTEES                                           4
2.1                        Membership                                         4
2.2                        Qualification                                      4
2.3                        Election Of Trustees                               4
2.4                        Term Of Office                                     5
2.5                        Procedures                                         6
2.6                        Duties And Powers                                  6
2.7                        Power To Assess                                    7
2.8                        Eminent Domain                                     7
III                        ASSESSMENTS                                        8
3.1                        Assessment                                         8
3.2                        Annual Assessments For Common Property             8
3.3                        Restricted Use Area Assessments                   10
3.4                        Special Assessments                               10
3.5                        Notice To Owners                                  10
3.6                        Commencement Date Of Annual Assessment            11
3.7                        Due Date Of Assessments                           11
3.8                        Owner's Personal Obligation For
                               Payment Of Assessments                        11
3.9                        Assessment Lien And Foreclosure                   12
3.10                       Common Property Exempt                            13
IV                         COMMON PROPERTY                                   13
4.1                        Establishment Of Common Property And Restricted
                           Use Areas ("RUA")                                 13
4.2                        Easements For The Use Of Common Property And RUA  14
4.3                        Title To Common Property                          15
4.4                        Extent Of Easements                               16
4.5                        Trustees Management Of Common Property            16
4.6                        Maintenance Of RUA And Common Property            17
4.7                        Construction Of Parking Structures and Additional
                           Parking Areas                                     21
V                          MISCELLANEOUS PROVISIONS                          23
5.1                        Duration                                          23
5.2                        Amendment                                         23
5.3                        Enforcement                                       24
5.4                        Severability Of Provisions                        25
5.5                        Notice                                            25
5.6                        Title                                             26
5.7                        Singular And Plural                               26
5.8                        Binding Effect                                    26
5.9                        Conflicting Terms                                 16

     THIS DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS FOR ACCESS AND PARKING ("Declaration"), is made as of this ______ day of _____________, 1998, by W. Gregory Thurman, Timothy J. McCain and Lisa G. Bulczak, Trustees of Duke/Riverport Site No. 1 ("Trustees"), and Duke Realty Limited Partnership, a partnership organized pursuant to the laws of the State of Indiana ("Duke Realty").

     WITNESSETH:

     WHEREAS, Duke Realty is the owner of certain real property located in St. Louis County, Missouri known as Lot 1 of Duke/Riverport Site No. 1, pursuant to the Plat thereof recorded at Book _____ Page _____ of the St. Louis County, Missouri Records (herein sometimes referred to as " Lot 1 of Duke/Riverport Site No. 1" and/or the "Property"); and

     WHEREAS, Duke/Riverport Site No. 1 is subject to that certain First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri, dated August 10, 1987, and recorded in Book 8191, Page 380 in the St. Louis County Records, which was amended by (i) an Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri, dated November 4, 1988, and recorded in Book 8465, Page 1068 of the St. Louis County Records, (ii) a Second Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri, dated June 12, 1991, and recorded in Book 9013, Page 1955 of the St. Louis County Records,
(iii) another Second Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri dated July 21, 1994, and recorded in Book 10263, Page 1872 of the St. Louis County Records, (iv) a Third Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri dated December 18, 1995 and recorded in Book 10694, Page 1868, St. Louis County Records, (v) a Fourth Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri dated March 5, 1997 and recorded in Book 11104, Page 992, St. Louis County Records, and (vi) a Fifth Amendment to the First Revised and Restated Trust Indenture for the Property known as Riverport in the City of Maryland Heights, County of St. Louis, State of Missouri dated September 25, 1997 and recorded in Book 11304, Page 1396, St. Louis County Records (said Trust Indenture, as heretofore and hereafter amended, being hereinafter referred to as the "Riverport Indenture");

     WHEREAS, Duke Realty is desirous of subjecting the said Lot 1 of Duke/Riverport Site No. 1 to the further covenants, restriction and easements hereinafter set forth, to insure for all present and future owners of any part of said Lot 1 of Duke/Riverport Site No. 1 and their respective successors, assigns, invitees, agents, employees, tenants, contractors and licensees certain access and parking rights, each and all of which is and are for the benefit of said Property and shall inure to the benefit of and pass with said Property and each and every part thereof; and

     WHEREAS, Duke Realty desires to hereby convey by special warranty deed certain rights and interests in the hereinafter specified common, access and parking areas to the Trustees hereinafter named and to define the right, title, interests, duties, privileges, easements, and liabilities with respect thereto and to provide for the improvement, maintenance, management, control and operation of such common, access and parking areas for the mutual benefit of the owners of all or any part of Lot 1 of Duke/Riverport Site No. 1.

     NOW, THEREFORE, Duke Realty hereby declares that Lot 1 of Duke/Riverport Site No. 1 and each and every part thereof, shall be held, transferred, sold, conveyed and occupied subject to the covenants, restrictions and easements hereinafter set forth.

                                   ARTICLE I

                        PROPERTY SUBJECT TO DECLARATION

     1.1 EXISTING PROPERTY. The real property which is, and shall be held, transferred, sold, conveyed, and occupied subject to this Declaration is located in St. Louis County, Missouri, is known as Lot 1 of Duke/Riverport Site No. 1, and is herein sometimes referred to as such and/or the "Property," and each and every such lot or parcel from time to time located within said Property shall be hereinafter referred to as a "Parcel" (including, but not limited to Lots 1A, 1B and 1C of Lot 1 of Duke/Riverport Site No. 1.

     1.2 ADDITIONS TO EXISTING PROPERTY. Duke Realty, its successors or assigns, may from time to time add to the Property now subject to this Declaration, additional lands; provided, however, that said additions may be used only for the same or similar purposes as the existing Property; that said additions be contiguous to the existing Property or subsequent additions thereto; that said additions include sufficient additional parking so that, at a minimum, the minimum parking requirements as then prescribed by the zoning ordinances of the City of Maryland Heights or other governmental authority having jurisdiction over the Property will be met; and that if said additions be made by any person, firm, or corporation other than Duke Realty or its successors and/or assigns, that the Trustees hereinafter named give their prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. The additions authorized under this Article I shall be made by executing and delivering to the Trustees hereinafter named and filing of record in St. Louis County, Missouri, a Supplementary Declaration which shall extend the provisions of this Declaration to such additional property. Such Supplementary Declarations may contain additional and complimentary provisions as may be necessary to reflect the different character, if any, of the added property as are not inconsistent with the scheme of this Declaration.

                                   ARTICLE II

                                    TRUSTEES

     2.1 MEMBERSHIP. There is established a Board of Trustees, which shall consist of three (3) members who shall serve without remuneration. The Trustees shall sometimes be referred to as the "Trustees of Duke/Riverport Site No. 1" or the "Trustees."

     2.2 QUALIFICATION. Except as specifically provided otherwise, to qualify as a member of the Board of Trustees, a person must be an Owner (as defined herein), an officer of an Owner or the duly appointed representative of an Owner. The owners of fee simple title to the Parcels comprising Duke/Riverport Site No. 1 shall sometimes be referred to individually as the "Owner" and collectively as the "Owners."

     2.3 ELECTION OF TRUSTEES. The Owners of Parcels in Duke/Riverport Site No. 1 (and if additions to the Property are made as provided in SECTION 1.2 hereof, the Owners of all Parcels then comprising the Property) shall elect the Trustees. Each Parcel shall be entitled to a vote(s) based upon the number of parking spaces located in the "Common Property" (but not the "Restricted Use Areas") (as said terms are hereinafter defined) from time-to-time designated and/or assigned by the Trustees to that Parcel in relation to the total number of parking spaces then existing in the Common Property (but not including the Restricted Use Areas) calculated as a percentage (hereinafter referred to as the Owner's "Pro-Rata Interest"). Trustees shall be elected at an annual meeting of the Owners to be called by the Trustees giving written notice to the Owners of same at least thirty (30) days in advance. Owners of at least sixty percent (60%) of the Pro-Rata Interest, present in person or represented by written proxy, shall constitute a quorum for the election of Trustees. All proxies must be in writing, signed by the voting Owner granting the proxy, and filed with the Trustees prior to the election. The exact procedure of voting shall be as determined by the Trustees from time-to-time consistent with the Owners' Pro-Rata Interests. When two or more persons or entities hold an undivided interest in any Parcel, the vote(s) for said Parcel shall be made as they among themselves determine in their sole discretion. In all said elections, Owners may cast their votes for as many Trustees to be elected or may cumulate their vote and give one candidate as many votes as the number of Trustees to be elected multiplied by the number of votes, or to distribute the votes on the same principle among as many candidates as said Owner may see fit (cumulative voting).

     2.4 TERM OF OFFICE. The Trustees presently serving hereunder and who shall serve until their successors are duly elected or appointed, are: W. Gregory Thurman Timothy J. McCain Lisa G. Bulczak The term of office for each Trustee shall be one (1) year and shall run from the first day of January through the thirty first day of December of that year (except that the term of the Trustees herein named shall commence on the date hereof and shall continue until December 31, 1998). Upon the expiration of the term of a Trustee, or whenever any one or more of the Trustees or their successors appointed as herein provided shall die, be unable to act, resign, or shall cease to have an interest in the above described property as an Owner, an officer of an Owner, or a duly appointed representative of an Owner, as applicable, his replacement shall be elected by the then Owners for the remainder of his term. Should said Owners fail, within thirty (30) days, to elect a replacement, then the remaining Trustee(s) shall appoint an interim Trustee(s) to serve for the unexpired term.

     2.5 PROCEDURES. The Trustees shall keep minutes of their proceedings. Any Trustee may call a meeting of the Trustees upon fifteen (15) days' written notice thereof; provided, however, that such notice may be waived by unanimous consent of the Trustees. Any two Trustees at any meeting regularly called may exercise the powers of the Trustees, except for actions requiring unanimous consent hereunder. Two Trustees shall constitute a quorum. Action of the Trustees shall be by a majority vote of the Trustees except for actions requiring unanimous consent hereunder. The Trustees shall serve without pay, except for expenses reasonably incurred.

     2.6 DUTIES AND POWERS. The Trustees shall have the right, power, and authority to enforce the covenants, restrictions and easements herein set forth, to provide for the management, maintenance and any alteration or improvement of the Common Property which they may deem necessary or desirable, to establish such procedures and policies necessary or deemed desirable to provide for the general welfare of the Owners and the tenants of the Owners, in accordance with the purpose and intent of this Declaration, to enter into contracts as may be necessary or desirable to carry out the provisions of this Declaration (including the power to enter into long-term contracts extending beyond the term of the Trustees then in office), and to retain the services of professionals as deemed necessary by the Trustees. The powers of the Trustees herein set forth are intended to augment rather than to restrict the authority of the Trustees.
Any other provision of this Declaration to the contrary, if any, notwithstanding, the Trustees shall make suitable provision for compliance with
(i) all  subdivision  and other  ordinances,  rules and regulations of St. Louis
County, Missouri, the City of Maryland Heights, Missouri and/or such other governmental entity then having jurisdiction over the Property, and (ii) the Riverport Indenture.

     2.7 POWER TO ASSESS. The Trustees shall have the right, power, and authority to levy and collect assessments against the Property, as hereinafter specifically provided, for the purpose of carrying out their powers and duties herein specified.

     2.8 EMINENT DOMAIN. In the event it shall become necessary for any public agency to acquire all or any part of the Common Property (including the Restricted Use Areas) conveyed to the Trustees, for any public purpose, the Trustees are hereby authorized to negotiate with such public agency for such acquisition and to execute instruments necessary for that purpose, including deeds of conveyance. Should acquisitions by eminent domain become necessary, only the Trustees need be made parties. To the extent reasonably necessary to carry out the powers and duties herein specified, the proceeds received shall be held by the Trustees for the benefit of those entitled to the use of the Common Property. All excess proceeds (after deducting all reasonable expenses incurred by the Trustees in any such eminent domain proceeding), if any, as determined by the Trustees in their sole discretion, shall be distributed to the Owners as their interests appear; providing, however, that if there are mortgage liens of record, said excess proceeds shall be distributed jointly to said Owner(s) and its lender(s). Notwithstanding the above, all excess proceeds derived from the taking of any Restricted Use Areas (after deducting all reasonable expenses incurred by the Trustees in any such eminent domain proceeding) shall be distributed to the Owners to which those Restricted Use Areas have been assigned; providing, however, that if there are mortgage liens of record, said excess proceeds shall be distributed jointly to said Owner(s) and its lender(s).

                                   ARTICLE III

                                   ASSESSMENTS


     3.1 ASSESSMENT. Each Owner of a Parcel in the Property by acceptance of a deed therefor, whether or not it shall be so expressed in any such deed or other conveyance, shall be deemed to covenant and agree to pay (i) annual assessments or charges, not including Restricted Use Area assessments; (ii) Restricted Use Area assessments; and (iii) special assessments, such assessments to be established and collected from time-to-time as hereinafter provided. The foregoing assessments shall to be in addition to any other assessments established under this Declaration or under the Riverport Indenture.

     3.2 ANNUAL ASSESSMENTS FOR COMMON PROPERTY. By December 1st of each year, the Trustees shall estimate the expenses to be incurred by the Trustees in connection with the Common Property (exclusive of the Restricted Use Areas) pursuant to the terms hereof for the ensuing calendar year and shall notify each Owner in writing as to the amount of said estimate; provided, however, a failure by the Trustees to so estimate and notify by said date shall not relieve any Owner from responsibility for payment of assessments. The estimated annual cash required by the Trustees to meet its aforesaid expenses during the ensuing calendar year shall then be assessed against the Owners according to each Owner's Pro-Rata Interest (as defined in SECTION 2.3 hereof). On the first day of January of each year each Owner shall be obligated to pay to the Trustees, or as the Trustees may direct, the said annual assessment. In the event that, at any time during the year, the Trustees shall determine that the operating expenses to be incurred by the Trustees in connection with the Common Property (exclusive of the Restricted Use Areas) pursuant to the terms hereof during the remainder of the calendar year will be in excess of its December 1st estimate, the Trustees may revise its said estimate for the balance of the calendar year and the Trustees shall, within thirty (30) days of such revision, notify the Owners in writing, as to the amount of the revised estimate, with the particulars therein itemized. The revised cash required by the Trustees to meet its aforesaid revised expenses during the remainder of the then calendar year shall then be assessed against the Owners according to each Owner's Pro-Rata Interest. On the first day of the following full month, each Owner shall be obligated to pay to the Trustees the full additional annual assessment amount due based upon the revised estimate. The first annual assessment for the Common Property (exclusive of the Restricted Use Areas) for the initial calendar year (or partial calendar year, as the case may be) shall be established by the majority vote of the Trustees. Subsequent annual assessments for the Common Property (exclusive of the Restricted Use Areas) may be increased only by majority vote of the Trustees; provided, however, the following increases shall be automatically assessed by the Trustees and shall not require a vote by the Trustees or the approval of the Owners: (i) an increase of up to ten percent (10%) of the immediately preceding annual assessment (annualized if the immediately preceding assessment was for a partial calendar year) shall be automatically allowed in the amount of estimated increase in the estimated cash requirements (but not to exceed 10%), and (ii) increases due to an increase in taxes assessed or levied against the Common Property and/or improvements to the Common Property (exclusive in each case of the Restricted Use Areas). All other increases in the annual assessments must also be approved by a majority of the Owners. On or before March 31 of each calendar year, the Trustees shall determine the actual cash expenditures for the previous year, and should a surplus exist at the end of any calendar year (including the initial partial calendar year), the Trustees shall reduce the next total annual assessment by an amount equal to said surplus less amounts which the Trustees then consider reasonably necessary as a reserve for future needs. Should there be a deficit at the end of any year, the Trustees shall increase the next annual assessment by an amount equal to said deficit which amount shall be paid immediately.

     3.3 RESTRICTED USE AREA ASSESSMENTS. Restricted Use Area assessments may be assessed against the Owner benefited by such Restricted Use Areas as set forth herein by the majority vote of the Trustees and do not require the approval of the Owners.

     3.4 SPECIAL ASSESSMENTS. In addition to the annual assessments for the Common Property (exclusive of the Restricted Use Areas) and the Restricted Use Area Assessments herein authorized, the Trustees may, by majority vote, levy in any assessment year or years a special assessment for the purpose of defraying, in whole or in part, the cost of any reconstruction, unexpected repair or replacement of any Common Property improvements, including the necessary fixtures and personal property related thereto. Special assessments must also be approved by a majority of the Owners; provided, however that under no circumstances may a special assessment be made for the initial construction of Common Property improvements, except for those improvements reasonably necessary for the preservation and protection of the then existing Common Property, without the unanimous consent of the Owners (or the consent of any tenant or other person, if any, to whom the Owner or Owners of a specific Parcel have from time-to-time specifically delegated said Owner's or Owners' specific right to so consent in a writing placed of record with the St. Louis County Recorder of Deeds).

     3.5 NOTICE TO OWNERS. Approval by Owners as herein required may be with or without a meeting. If without a meeting, the necessary written consent of the Owners shall be made a part of the record of proceedings of the Trustees. If a meeting is called for such purpose, written notice of same shall be given to all Owners at least thirty (30) days in advance and shall set forth the purpose of the meeting and the amount of the increase proposed or of the special assessment and the proposed due and delinquent dates thereof as the case may be.

     3.6 COMMENCEMENT DATE OF ANNUAL ASSESSMENT. The first annual assessments provided for herein shall commence with the year 1999 and shall continue thereafter from year to year.

     3.7 DUE DATE OF ASSESSMENTS. The annual assessments shall become due and payable on the first day of January and shall become delinquent if not paid by the fifteenth of that month. The due date and delinquent date of any Restricted Use Area assessment or special assessment shall be fixed in the resolution authorizing such assessment. Should a Parcel become subject to assessments after January 1 in any year, and should an annual or special assessment have been levied for that year, then such assessment shall be adjusted so that such Parcel shall be charged with that portion of the assessment prorated for the balance of that year.

     3.8 OWNER'S PERSONAL OBLIGATION FOR PAYMENT OF ASSESSMENTS. The annual assessments, Restricted Use Area assessments and special assessments provided for herein shall be the personal and individual debt of the Owner(s) of the Parcel on the date same shall become due. No Owner may exempt himself from liability for such assessments. In the event of default in the payment of any assessment, when due, annual, Restricted Use Area or special, the Owner(s) of the Parcel shall be obligated to pay interest from the due date on the unpaid amount at the prime rate on January 1 of each year (and adjusted on January 1 each year thereafter), at the Mercantile Bank of St. Louis, Missouri (or any other bank the Trustees may from time-to-time designate) plus three percent (3%) per annum, together with all costs and expenses of collection, whether or not suit is instituted, including reasonable attorneys' fees.

     3.9 ASSESSMENT LIEN AND FORECLOSURE. Notwithstanding any provision to the contrary herein provided, if any, all sums assessed in the manner herein provided but unpaid, shall, together with interest, costs, expenses, and attorneys' fees, become a continuing lien and charge on the Parcel covered by such assessment, or in the case of a lien arising out of unpaid Restricted Use Area assessments, a lien on the Parcel benefited by such Restricted Use Area, which shall bind such Parcel in the hands of the Owner(s), his heirs, devisees, personal representatives, successors and assigns. The aforesaid lien shall take precedence over and be superior to all other liens and charges against the said Parcel, including, but not limited to any and all mortgages and deeds of trust, except the lien of assessments under the Riverport Indenture. Sale or transfer shall not affect any lien created pursuant hereto. To evidence the aforesaid assessment lien, the Trustees shall prepare a written notice of assessment lien setting forth the amount of the unpaid indebtedness, the name of the Owner(s) of the Parcel covered by such lien and a description of the Parcel. Such notice shall be signed by one of the Trustees and shall be filed and recorded in the offices of the Circuit Clerk of St. Louis County, Missouri and the Recorder of Deeds of St. Louis County, Missouri. A copy of said notice shall be sent by certified mail, return receipt requested, to the last known record address of each Owner of the affected Parcel, of each tenant with a lease of record affecting said Parcel, and of each person or entity having a mortgage lien of record affecting said Parcel. Such lien for payment of assessments may be enforced by foreclosing on the defaulting Owner's Parcel by the Trustees in like manner as a mortgage on real property subsequent to the recording of a notice of assessment lien as provided above, or the Trustees may institute suit against the Owner(s) personally obligated to pay the assessment and/or for foreclosure of the aforesaid lien judicially. In any foreclosure proceeding, whether judicial or non-judicial, the Owner(s) shall be required to pay the costs, expenses, and reasonable attorney's fees incurred. The Trustees shall have the power to bid on the Parcel at foreclosure or other legal or equitable sale and to acquire, hold, lease, mortgage, convey or otherwise deal with the same. Upon payment of such assessment so recorded, together with interest, costs, expenses and attorneys' fees, satisfaction thereof shall be acknowledged and recorded by the Trustees at the expense of the Owner(s) against whom the lien was filed.

     3.10 COMMON PROPERTY EXEMPT. The Common Property owned by the Trustees and which has not been designated as a Restricted Use Area subject to this Declaration shall be exempt from the assessments, charges and liens created herein; provided, however no property hereunder shall be exempt from assessments or the lien thereof under the Riverport Indenture. The Trustees, as record owners, of the Common Property shall not be considered "Owners" for any purposes hereunder.

                                   ARTICLE IV

                                COMMON PROPERTY

     4.1 ESTABLISHMENT OF COMMON PROPERTY AND RESTRICTED USE AREAS. The "Common Property" (i) shall be all of Lot 1 of Duke Riverport Site No. 1, except Lots 1A, 1B and 1C and is herein referred to as such, (ii) shall be owned by the Trustees, and (iii) shall be subject to the terms and conditions contained herein. Notwithstanding anything herein to the contrary, those areas of the Common Property which are from time-to-time reserved for the exclusive use (subject only to reasonable utility easements as are necessary to provide underground utility service to the Property and rights reserved herein to the Trustees) of certain Parcels, including but not limited to parking areas, parking garages, lawn areas, landscaping, lighting, ponds, fountains and other amenities adjacent to and/or from time-to-time designated for the exclusive use of a certain Parcel or Parcels shall be considered "Restricted Use Areas," and shall be governed by the terms and conditions hereof relating to Restricted Use Areas. For the purpose of establishing Restricted Use Areas, the Trustees shall have the power to grant non-perpetual easements to the Restricted Use Areas for the exclusive benefit of one or more Parcels, but the Trustees shall not be required to do so but rather may designate an area as a Restricted Use Area herein or hereby or in an amendment hereto or by a separate writing of record designating an area as such. Restricted Use Areas as of the date of this Declaration hereby assigned and designated are shown on Exhibit A hereto and may be from time-to-time hereafter changed or modified by an amendment to this Declaration or by way of another duly recorded instrument designating an area as a Restricted Use Area. The Trustees shall not, however, change or modify the Restricted Use Areas designated for the exclusive use of a particular Parcel without first obtaining the prior written consent of the Owner or Owners of said Parcel (as the case may be) (or the consent of any tenant or other person, if any, to whom the Owner or Owners of a specific Parcel have from time-to-time specifically delegated said Owner's or Owners' specific right to so consent in a writing placed of record with the St. Louis County Recorder of Deeds) affected by such change or modification.

     4.2 EASEMENTS FOR THE USE OF COMMON PROPERTY AND RESTRICTED USE AREAS. Every Owner and tenant of the Property (herein sometimes referred to individually as the "Benefited Party" and collectively as the "Benefited Parties") and their respective successors and assigns, invitees, agents, employees, tenants, contractors and licensees shall have a right and non-exclusive perpetual easement of enjoyment in and to the Common Property (exclusive of the Restricted Use Areas as from time-to-time designated) for the limited purpose of ingress, egress, parking and loading, subject only to such reasonable rules and regulations as may from time to time be established by the Trustees, including, but not limited to the designation and assignment of certain parking areas within the Common Property (exclusive of the Restricted Use Areas) for the benefit of the respective Owners and occupants of the Parcels and the establishment of Restricted Use Areas. In addition, every Owner and tenant of a specified Parcel to whom a Restricted Use Area has been specifically assigned and designated and their respective invitees, agents, employees, tenants, contractors and licensees shall have a right and exclusive, non-perpetual easement of enjoyment in and to the specified Restricted Use Area (but said specified Restricted Use Area only) for the purposes of ingress, egress, parking and loading and such other purposes as are consistent herewith and not in violation of any applicable laws and/or regulations and/or the Riverport Indenture, subject only to such reasonable rules and regulations as may from time to time be established by the Trustees which are consistent with the provisions hereof. In addition, the Trustees shall grant to the Owners of each Parcel, and third parties as is reasonably necessary, such non-exclusive utility easements as are reasonably necessary to provide underground utility service to the Parcels and Common Property.

     4.3 TITLE TO COMMON PROPERTY. Title to the Common Property, including the Restricted Use Areas, shall be and remain with the Trustees. Any conveyance or change of ownership of all or any part of a Parcel in Duke/Riverport Site No. 1 shall convey with it a beneficial interest in the Common Property (exclusive of the Restricted Use Areas) and in the Restricted Use Area assigned to a particular Parcel, if any, but no such interest in the Common Property or a Restricted Use Area shall be conveyed except in conjunction with a conveyance of a Parcel. Any conveyance of all or any part of a Parcel shall carry with it all rights and interests in and to the Common Property (exclusive of the Restricted Use Areas) and in and to the Restricted Use Area assigned to a particular Parcel, if any, although such is not expressly mentioned; provided, however, that no right or power conferred upon the Trustees shall be abrogated.

     4.4 EXTENT OF EASEMENTS. The rights and easements of enjoyment in the Common Property (including the Restricted Use Areas) created hereby shall be subject to the following: (a) The right of the Trustees to prescribe reasonable rules and regulations for the use, enjoyment, improvement, and maintenance of the Common Property and Restricted Use Areas; (b) Subject to the provisions of
SECTION 4.1 hereof, the right of the Trustees to purchase, alter, and use the Common Property and Restricted Use Areas, or any part thereof; (c) The right of the Trustees to sell or convey the Common Property and Restricted Use Areas, or any part thereof, in the event of condemnation or taking by a public agency972451523; (d) The right of the Trustees to designate Restricted Use Areas or grant easements to Restricted Use Areas for the exclusive benefit of one or more Parcels; and (e) All other rights reserved to the Trustees in this Declaration and all rights reserved in the Riverport Indenture but only to the extent that such rights are applicable to the Property.

     4.5 TRUSTEES MANAGEMENT OF COMMON PROPERTY. Except as otherwise provided herein, the Common Property shall be for the benefit and use of all Owners and future Owners in Duke/Riverport Site No. 1 and it is deemed to be in the best interests of all Owners and future Owners to vest in the Trustees the exclusive powers to manage, control, improve, maintain and keep in repair the Common Property. The Trustees are (subject to the limitations with respect to the Restricted Use Areas herein specifically provided) therefore authorized and empowered to: (i) keep the Common Property open at all times for the benefit and use of the Benefited Parties; (ii) secure to such Benefited Parties the rights, benefits and advantages of having ingress and egress from and to, over, along and across the Common Property and of frequenting and using and enjoying the Common Property in such manner and to such an extent as will enable such Owners, their lessees, tenants, employees and customers to equitably enjoy and mutually derive the maximum benefit from the Common Property, taking into account the character of the occupancy and the use to which the Parcels are put from time-to-time; (iii) assign to the Owners of Parcels benefited by the Restricted Use Areas, the duty to manage, control, improve, maintain and keep in repair such Restricted Use Areas, in a manner consistent with this Declaration, the Riverport Indenture and subject to the rights reserved by the Trustees herein;
(iv) make and enforce reasonable rules and regulations governing the use of the Common Property; (v) to employ attendants; to require identification; (vi) to allot or assign spaces; to make charge, in a non-discriminatory manner, for parking spaces where appropriate; (vii) to reconfigure the parking areas; and
(viii) to restrict the use of certain parking areas and to make any other reasonable regulations for the general welfare of all of the Benefited Parties, to the end that so far as is reasonably possible of accomplishment, the Benefited Parties collectively shall enjoy the maximum and most beneficial use of the Common Property. It is understood and agreed by the Benefited Parties that it will not be possible for the Trustees to so manage the Common Property that the use is necessarily proportionate or equal among the Owners. Notwithstanding anything herein to the contrary, each Benefited Party shall at all times be entitled to the minimum number of parking spaces required for general office use by the zoning ordinances of the City of Maryland Heights, Missouri or other governmental authority then having jurisdiction over the Property.

     4.6 MAINTENANCE OF RESTRICTED USE AREAS AND COMMON PROPERTY. (a) Each Owner shall be responsible for the maintenance and repair of the Restriced Use Areas designated for the use of each Owner's Parcel and shall: (i) keep all portions of the Restricted Use Areas desigated for the use of the Owner's Parcel in good order and repair and free of litter, weeds, trash and debris; (ii) maintain all lawn areas and landscaping within each portion of the Restricted Use Areas designated for the use of the Owner's Parcel, including regular mowing of all lawn areas and trimming, maintenance and, when necessary, replacement of trees and shrubbery; (iii) police and protect the Restricted Use Areas; (iv) maintain standard extended coverage and public liability insurance covering the Restricted Use Areas with coverage reasonably acceptable to the Trustees and such other insurance as the Trustees shall reasonably determine from time-to-time to be desireable; and (v) be responsible for the all costs and expenses associated with the Restricted Use Areas, including but not limited to, taxes, insurance, and utilities. Owners may take reasonable actions to restrict parking and access to their Restricted Use Areas, including, but not limited to, the erection of gates and/or card entry systems; provided, however, that: (1) such actions do not operate to unreasonably restrict the Benefited Parties' use and enjoyment of the remaining Parcels or the other Common Property (exclusive of the Restricted Use Areas) consistent with this Declaration; (2) such actions are not in violation of the zoning ordinances, rules or regulations of the City of Maryland Heights or any other governmental authority having jurisdiction over the Property; (3) no such action is taken without the prior written consent of the Trustees; and (4) no such action is in violation of the Riverport Indenture. Notwithstanding anything herein to the contrary, the Owners shall not assign, lease, convey, encumber or otherwise dispose of any Restricted Use Areas without the unanimous prior written consent of the Trustees. In the event an Owner fails to perform its obligations with regard to the Restricted Use Areas, the Trustees may perform such obligations of the Owner and assess the Owner for the costs actually and reasonably incurred (sometimes referred to herein as "Restricted Use Area assessments"). (b) Except (i) as provided in foregoing SUBSECTION (A) above and (ii) repair, maintenance or replacement of the Common Property which is the responsibility of any utility company or public or quasi-public body, the Trustees shall maintain all Common Property in good order and repair. The Trustees shall not, however, be liable to any Owner, tenant or other person or entity for damages to property or injury or death to persons arising out of any failure to repair and maintain any Common Property. Maintenance, repair or replacement by the Trustees of any Common Property shall be performed in a manner which does not unreasonably delay or interfere with the Owners' use of the Common Property (exclusive of the Restircted Use Areas), a Restricted Use Area designated for the use and enjoyment of a specific Parcel, or an Owner's use of its Parcel. The Trustees shall have reasonable access over and across any Parcel to all Common Property to the extent necessary to permit the Trustees to maintain, repair or replace such Common Property. Maintenance by the Trustees of the Common Property, except as provided in the Riverport Indenture, shall include, but not be limited to, the following: (1) The private roadways and sidewalks within the Common Property (exclusive of the Restricted Use Areas) shall be swept and, to the extent reasonably possible, snow and ice shall be removed therefrom. (2) The lighting, signs, islands and other private street improvements located within the Common Property (exclusive of the Restricted Use Areas) shall be maintained in good repair. (3) Landscaping, including lawn areas, trees and shrubbery at all entrances to the Property, shall be maintained in a first-class condition by cutting, trimming, feeding and weeding. (4) The land and any improvements lawfully constructed on the Common Property shall be restored to the extent damaged in connection with the maintenance, repair or replacement of any easement. (5) The Trustees shall be entitled to replace any improvement constituting a part of the Common Property when necessary for the proper functioning of the Common Property. (6) The Trustees shall maintain insurance coverage as follows: 972451524(i) All improvements upon the Common Property (excluding the Restricted Use Areas) shall be insured in an amount equal to the maximum insurance replacement value, and afford protection against loss or damage by fire or other hazards covered by a standard extended coverage endorsement and such other risks as the Trustees reasonably determine from time-to-time, including, vandalism; (ii) Public liablility, including medical payments insurance, in such amounts and with such coverage as shall be reasonably determined by the Trustees; 972451525(iii) Workmen's compensation insurance meeting the requirements of the laws of Missouri; 972451526and (iv) Fidelity insurance on the Trustees and all other persons or entities handling funds of behalf of the Owners of Duke/Riverport Site No. 1, in an amount equal to a minimum of one hundred fifty percent (150%) of the estimated annual operating expenses. All expenses incurred or to be incurred by the Trustees in connection with the foregoing (and such other expenses recoverable by the Trustees as herein otherwise provided) shall be recoverable by the Trustees by way of the Annual Assesments For Common Property as in SECTION 3.2 hereof provided. (c) The Trustees shall have the duty and power to pay the general and special taxes, if any, assessed against the Common Property, excluding the Restricted Use Areas, and to receive, hold, convey, dispose of and administer in trust any gift, grant, conveyance or donation of any money or real or personal property for the purpose of executing this trust. The Owners shall have the duty to pay all general and special taxes assessed against the Restricted Use Areas which have been designated for the use of each respective Owner's Parcel and as assessed against the Parcel. Taxes for the Restricted Use Areas shall be equitably allocated among the Owners to which the Restricted Use Areas are assigned by the Trustees and shall be based upon the assessed value of the Restricted Use Areas as determined by the St. Louis County Assessor's Office or other taxing authority then having jurisdiction over the Property.

     4.7 CONSTRUCTION OF PARKING STRUCTURES AND ADDITIONAL PARKING AREAS.

     (a) From time to time it may be necessary or desirable to construct one or more parking structures and/or additional parking areas, so that, at a minimum, the minimum parking requirements as prescribed by the zoning ordinances of the City of Maryland Heights or of any governmental authority then having jurisdiction over the Property will be met. All costs and expenses of construction of said parking structure and/or parking areas shall be borne by the Owners of said Parcels for whose use such parking structures and/or parking areas are constructed and none of the cost and expense associated therewith shall be the responsibility of the Trustees nor shall the Trustees make any assessment in connection with the initial construction of said parking structure and/or parking areas without the unanimous consent of the Owners. Prior to commencement of construction of any improvements, architectural approval must be obtained from the Trustees and as required by the Riverport Indenture. In addition, the Owners of said Parcels must provide the Trustees hereunder with reasonable assurances of Owners financial ability to complete the construction of the parking structure and/or parking areas. Not less than thirty (30) days prior to commencement of construction of any parking structure and/or improvements on the Common Property, the involved Owner hereunder shall notify all other Owners and each person or entity having a mortgage lien of record of the nature and extent of said assurances. The parking structure and/or parking areas constructed by the Owners as provided herein (partially or fully completed) shall be the property of the Trustees and held pursuant to the terms hereof, unless fee simple title to the real estate and parking structure and/or improvements thereon is conveyed to the Owner of any Parcel. Following initial construction, the Owners shall have the duty to make all necessary and proper improvements and repairs to the parking structure and/or parking areas which have been designated as Restricted Use Areas assigned to each Owner's Parcel; to pave, surface, grade or otherwise fit the same for use; to keep the areas in repair, light, police and protect the same. (b) The Trustees shall have the right to grant easements on, over (air) and under the Common Property for reasonable and necessary utility easements and easements between the various Parcels, subject, however, to the reasonable right of each Parcel Owner to reasonably restrict access to its Parcel. (c) The Trustees shall have the power to prohibit any person, firm or corporation from obstructing or occupying with building materials, soil or other objects, the Common Property so as to in any manner obstruct the free use thereof, but the Trustees may permit temporary obstructions of necessity for reasonable periods of time and to this end shall have power to require a reasonable deposit to be made by any such person making temporary use of the Common Property in connection with necessary building or other operations, to guarantee that such obstructions will be removed and the Common Property restored to a condition equal to that existing before the commencement of the work, otherwise such restoration is to be done by the Trustees and paid for from such deposit.


                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

     5.1 DURATION. This Declaration and the covenants, restrictions and easements set out herein shall run with and bind the land, and shall inure to the benefit of and be enforceable by the Trustees, and every Owner of every Parcel and their respective legal representatives, heirs, successors, and assigns, for a term beginning on the date this Declaration is recorded, and continuing indefinitely. Provided, however, that should this Declaration or any part thereof be held invalid or unenforceable as a result of the term of same being perpetual, then the term hereof shall be deemed to continue through and including December 31, 2033 after which time said covenants shall be automatically extended for successive periods of ten (10) years unless an amendment is approved as set forth below. Provided, however, that no such change shall be effective until the recording of a certified copy of such resolution in the Recorder of Deeds Office, St. Louis County, Missouri. Upon the expiration of this Declaration or the earlier vacation of all of the Common Property, fee simple title to the Common Property shall vest in the then Owners, as tenants in common, each owning that proportion of interest therein according to each Owner's Pro-Rata Interest; provided further that, title to Restricted Use Areas reserved for the exclusive use of an individual Parcel, shall vest in the Owner of the Parcel to which the Restricted Use Areas is reserved. The rights of said tenants in common shall only be exercisable appurtenant to and in conjunction with said Owners' ownership of Parcels within Duke/Riverport Site No. 1. The Owners agree to cooperate as necessary to subdivide the Property and take all other actions necessary to accomplish the foregoing.

     5.2 AMENDMENT.  Except as herein otherwise  specifically provided, for five
(5) years from and after the date that this Declaration is recorded with the St. Louis County Recorder of Deeds, same may be amended by the unanimous vote of the Trustees voting in person or by proxy, at a meeting duly called for such purpose and, thereafter, any amendment (except those requiring the unanimous consent of Owners as herein provided) may be made by a two-thirds (2/3) vote of the Owners; providing, however, that no amendment shall at anytime be made without the unanimous consent of the Owners and each person or entity having a mortgage lien of record (which consent shall not be unreasonably withheld, conditioned or delayed): (i) which would have the effect of denying an Owner of his voting rights in connection with the election of Trustees; or (ii) which would have the effect of unreasonably denying the substantive rights of the Owners and/or their mortgage lenders herein specified. Any amendment shall become effective when an instrument is filed for record in the Recorder of Deeds Office, St. Louis County, Missouri, with the signatures of the Trustees indicating the approval of the Owners and/or mortgage lenders, if required. No such amendment shall: (1) reduce the number of Trustees on the Board of Trustees as herein provided; or
(2) eliminate the requirement of any cognizant governmental authority that unfilled vacancies on the Board of Trustees be filled by said cognizant governmental authority.

     5.3 ENFORCEMENT. The Trustees shall have the duty and each and every Owner, tenant and/or person or entity having a mortgage lien of record of any part of the Property or on a Parcel or part thereof shall have the right (but not the duty) to enforce the covenants and restrictions set out in this Declaration (and any rules and regulations promulgated by the Trustees hereunder) as same may be from time to time amended. Enforcement of the covenants and restrictions shall be by any proceeding at law or in equity against any person or persons violating or attempting to violate any protective conditions, covenant, restriction, or reservation (or any rules and regulations promulgated by the Trustees hereunder) either to restrain violation and/or to recover damages, and against the Property, and/or any Parcel to enforce any lien created by these protective conditions, restrictions, reservations, and covenants (and any rules and regulations promulgated by the Trustees hereunder). Failure by the Trustees or any Owner, tenant and/or mortgage lender to enforce any such protective condition, covenant, restriction or reservation shall in no event be deemed a waiver of the right to do so thereafter.

     5.4 SEVERABILITY OF PROVISIONS. If any Article, section, paragraph, sentence, clause or phrase of this Declaration shall be or become unenforceable, illegal, null, or void for any reason or shall be held by any court of competent jurisdiction to be illegal, null, or void, the remaining Articles, sections, paragraphs, sentences, clauses, or phrases of this Declaration shall continue in full force and effect and shall not be affected thereby. It is hereby declared that said remaining Articles, sections, paragraphs, sentences, clauses, and phrases would have been and are imposed irrespective of the fact that any one or more other Articles, sections, paragraphs, sentences, clauses, or phrases shall become or be illegal, null, or void.

     5.5 NOTICE. Wherever written notice to Duke Realty, a Trustee, or Owner, tenant, or mortgage lender of a Parcel within Duke/Riverport Site No. 1 is permitted or required hereunder, such shall be given by United States, registered or certified, mail, return receipt requested, postage prepaid, to the address appearing on the records of the Trustees, or delivered in person or by facsimile (unless written notice has been given to the Trustees of a different address, in which event such notice shall be sent to the address so designated). Any notice so given shall conclusively be deemed to have been given at the time of placing same in the United States mail, properly addressed, whether received by the addressee or not, or upon receipt or refusal if delivered personally or by facsimile.

     5.6 TITLE. The titles, headings, and captions which have been used throughout this Declaration are for convenience only and are not to be used in construing this Declaration or any part thereof.

     5.7 SINGULAR AND PLURAL. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to including any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     5.8  BINDING  EFFECT.   This  Declaration  shall  bind  the  heirs,   legal
representatives,  successors and assigns of the parties hereto.

     5.9 CONFLICTING TERMS. If any provision of this Declaration violates any provision of the Riverport Indenture, then such provision of this Declaration shall be automatically modified to the minimum extent necessary to comply with the Riverport Indenture.

     IN WITNESS WHEREOF, W. Gregory Thurman, Timothy J. McCain and Lisa G. Bulczak, Trustees of Duke/Riverport Site No. 1, and Duke Realty Limited Partnership, an Indiana limited partnership, have caused this instrument to be executed as of the day and year first above written.

TRUSTEES OF DUKE/RIVERPORT SITE NO. 1

--------------------------
W. Gregory Thurman

--------------------------
Timothy J. McCain

--------------------------
Lisa G. Bulczak


                                        DUKE REALTY LIMITED PARTNERSHIP,
                                        An Indiana limited partnership
S  E  A  L
                                        By:    DUKE REALTY INVESTMENTS, INC.,
                                               An Indiana Corporation,
                                               Its General Partner
ATTEST:
                                         By:________________________________
                                              W. Gregory Thurman
_____________________________                 Vice president and General Manager
James D. Eckhoff                              St. Louis - Office
Assistant Secretary

STATE OF MISSOURI                          )
                                           ) SS
COUNTY OF ST. LOUIS                        )

     On this ____ day of ______________, 1998, before me, a Notary Public in and for the County of St. Louis, State of Missouri, duly commissioned and sworn, personally appeared W. Gregory Thurman, Timothy J. McCain and Lisa G. Bulczak, known to me to be named herein as the TRUSTEES OF DUKE/RIVERPORT SITE NO. 1 and also known to me to be the persons who executed the foregoing instrument, the said W. Gregory Thurman; Timothy J. McCain and Lisa G. Bulczak having stated to me that they executed the foregoing instrument as their free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of St. Louis, State of Missouri, the day and year in this certificate first above written.


                                         ----------------------------------
                                                    Notary Public


STATE OF MISSOURI                       )
                                        ) SS
COUNTY OF ST. LOUIS`                    )

     On this ____ day of ____________, 1998, before me a Notary Public in and for the County of St. Louis, State of Missouri, duly commissioned and sworn, personally appeared W. Gregory Thurman, known to me to be the Vice President and General Manager, St. Louis - Office of DUKE REALTY INVESTMENTS, INC., the corporation described in the foregoing instrument, and also known to me to be the person who executed the foregoing instrument, the said W. Gregory Thurman having stated to me that he executed said instrument on behalf of the corporation therein named, and acknowledged that such corporation executed the same as the free act and deed of said corporation and with full authority of its Board of Directors, and as General Partner, with authority, of DUKE REALTY LIMITED PARTNERSHIP.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of St. Louis, State of Missouri, the day and year in this certificate first above written.


                                            ----------------------------------
                                                            Notary Public

                                   EXHIBIT A
                                (TO DECLARATION)


                This Exhibit contains a pictorial of Site No. 1

                                 EXHIBIT 1.03-C

                                  RESOLUTIONS

     The undersigned, being all of the Trustees of Duke/Riverport Site No. 1 pursuant to that certain Declaration of Covenants, Restrictions and Easements for Access and Parking for Property in the City of Maryland Heights, County of St. Louis, State of Missouri, known as Duke/Riverport Site No. 1, dated __________________, 1998 (the "Parking Indenture"), and recorded at Book _____ Page _____ of the St. Louis, County, Missouri records, hereby consent and agree to the following resolutions and waive notice of a meeting of the Trustees and the holding of such meeting, it being intended that this consent shall have the same force and effect as the vote of the Trustees at a regular or special meeting of the Trustees duly called and held.

     The resolutions to which the undersigned consent and agree to are as follows:

     BE IT RESOLVED, that in accordance with Section 4.2 of the Parking Indenture, the Trustees hereby assign and designate to the Owner of Lot 1A of Duke/Riverport Site No. 1, according to the plat thereof recorded at Book _____ Page ____ of the St. Louis, County, Missouri records (herein sometimes referred to as "Lot 1B"), from time to time and to its tenant, Express Scripts, Inc. ("Tenant"), and their respective successors and assigns, those certain 56 parking spaces (the "Designated Parking Spaces") within the Common Property (as described in the Parking Indenture) as shown and depicted on Exhibit 1 to this Resolution, for use by the Tenant and its directors, officers, employees, representatives, agents, guests and invitees;

     RESOLVED, that the Designated Parking Spaces shall continue to be within the Common Property and shall not be part of any Restricted Use Area (as described in the Parking Indenture); and be it further

     RESOLVED, that the Trustees hereby consent to the lease of the Restricted Use Area assigned and designated to Lot 1A under the Parking Indenture ("Lot 1A RUA") and the lease of the other Common Property (including the Designated Parking Spaces) by the Owner of Lot 1A to the Tenant; and be it further

     RESOLVED, that the Trustees confirm and ratify that the Lot 1A RUA shall be for the exclusive benefit of Lot 1A; and be it further

     RESOLVED, that Tenant shall have the right, at its sole cost and expense, to install signs identifying the Designated Parking Spaces for Tenant's use (subject to the Trustees' approval of the form and content of said signage, which approval shall not be unreasonably withheld, conditioned or delayed); and be it further

     RESOLVED, that the Trustees have received a copy of the that certain Eighth Amendment to Lease dated August 14, 1998, by and between Duke Realty Limited Partnership and Tenant, and acknowledge that the Owner of Lot 1A has delegated to Tenant certain consent rights set forth in the Parking Indenture, including the following: (1) consent rights with respect to Special Assessments as provided in Section 3.4 of the Parking Indenture, and (ii) consent rights with respect to any change or modification of Lot 1A RUA as provided in Section 4.1 of the Parking Indenture; and be it further

     RESOLVED, that these Resolutions and the rights herein conferred to Tenant shall run to and benefit Tenant and its successors and assigns and shall continue without revocation or amendment so long as Tenant leases all or a portion of Lot 1A (except to the extent Tenant otherwise consents to any revocation or amendment in writing), and in the event that at any time hereafter Tenant becomes the Owner of Lot 1A, the rights herein confirmed to Tenant shall run to Tenant as Owner of Lot 1A (and to subsequent Owners) without revocation or amendment (except to the extent the Owner(s) otherwise consents to any revocation or amendment in writing); and be it further

     RESOLVED, that each of the Trustees, be and here is authorized and directed to do all acts and things as may be necessary or desirable to carry out the purpose and intent of these resolutions, and that all of the acts and doings, whether heretofore or hereafter done or performed in connection herewith are hereby, in all respects, ratified, approved and confirmed.

Dated"_______________, 1998

                                        ___________________________________
                                          W. Gregory Thurman


                                        ___________________________________
                                           Timothy J. McCain


                                        ___________________________________
                                            Lisa G. Bulczak

                                         BEING ALL OF THE TRUSTEES

                                   EXHIBIT 1
                                (TO RESOLUTION)


                This Exhibit contains a pictorial of Site No. 1

                                 EXHIBIT 1.04(f)


                                TITLE EXCEPTIONS
      (FROM SCHEDULE B - SECTION 2 OF TITLE COMMITMENT/ABSTRACT NO. 275195)

     4. This Commitment attempts to make no statement as to the effect of any Federal Flood Control Act, Submerged Land Act, or other related legislation and makes no statement as to the effect, if any, of inconsistencies in the boundaries of the property described in Schedule A hereof, caused by accretions, relictions, avulsions or meanderings of the Missouri River (AS TO ALL TRACTS).

     5. Restriction and conditions contained in instrument(s) recorded: Book 8192 Page 1332 (AFFECTS ALL TRACTS).

     6. First Revised And Restated Trust Indenture For The Property Known As Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri, dated August 10, 1987 and recorded at Book 8191 Page 380 of the St. Louis County, Missouri records; which was amended by an Amendment to the First Revised and Restated Trust Indenture dated November 4, 1988, and recorded in Book 8465 Page 1068 of the St. Louis County, Missouri, Records; which was further amended by a certain Second Amendment to the First Revised and Restated Trust Indenture dated June 12, 1991, and recorded in Book 9013 Page 1955 of the St. Louis County, Missouri, Records; which was further amended by another Second Amendment to the First Revised and Restated Trust Indenture dated July 21, 1994, and recorded in Book 10263 Page 1872 of the St. Louis County, Missouri, Records; which was further amended by that certain Third Amendment of the First Revised and Restated Trust Indenture dated December 18, 1995, and recorded in Book 10694 Page 1868 of the St. Louis County, Missouri, Records; which was further amended by that certain Fourth Amendment To The First Revised And Restated Trust Indenture For The Property Known As Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri dated March 5, 1997, and recorded in Book 11104 Page 991 of the St. Louis County, Missouri, Records; which was further amended by that certain Fifth Amendment To The First Revised And Restated Trust Indenture For The Property Known as Riverport In The City Of Maryland Heights, County Of St. Louis, State Of Missouri, and recorded in Book 11304 Page 1396 of the St. Louis County, Missouri Records, which said Indenture, as amended as aforesaid, shall hereinafter be referred to merely as the "Riverport Indenture." (AFFECTS ALL TRACTS).

     7. An easement disclosed by an instrument recorded in Book 8390 Page 1345, Book 8390 Page 1356 and Book 7960 Page 645 in favor of Metropolitan St. Louis
Sewer District (AFFECTS TRACT I/PARCEL 3, TRACT II/PARCEL 4, AND TRACT III/PARCEL 5).

     8. An easement disclosed by an instrument recorded in Book 8921 Page 2449 in favor of Union Electric Company (AFFECTS TRACT I/PARCEL 3 AND TRACT 2/PARCEL
4).

     9. Infrastructure Easement Agreement by and among Sverdrup/MDRC Joint Venture, Riverport Board of Trustees and Harrah's Maryland Heights Corporation recorded in Book 10263 Page 1910 (AFFECTS ALL TRACTS).

     10. Amended and Restated Roadway Easement Agreement by and among Riverport Board of Trustees, Harrah's Maryland Heights Corporation, Harrah's Maryland Heights, LLC and Riverside Joint Venture recorded in Book 10694 Page 1908 (AFFECTS ALL TRACTS). (NOTE: By instrument recorded in Book 10697 Page 2135, The Boatmen's National Bank of St. Louis has subordinated its lien of Deed of Trust recorded in Book 7957 Page 2042 to the Amended and Restated Roadway Easement Agreement recorded in Book 10694 Page 1908.)

     11. Terms and  provisions of the  following  ordinance:  Ordinance  Number:
95-973. A certified copy of which is recorded in Book 10646 Page 777 (AFFECTS ALL TRACTS).

     12. Terms and  provisions of the  following  ordinance:  Ordinance  Number:
95-980. A certified copy of which is recorded in Book 10646 Page 827 (AFFECTS ALL TRACTS).

     13. Easement to Fred Weber, Inc., according to instrument recorded in Book 7845 Page 440 of the St. Louis County records (AFFECTS ALL TRACTS).

     14. An easement for the purposes herein stated and incidental purposes, as disclosed by an instrument recorded in Book 9410 Page 636 for water pipe (AFFECTS TRACT V/PARCEL 9).

     15. Unrecorded Lease dated as of April 29, 1992, by and between Riverport, Inc. and McDonnell Douglas Development Company - Irvine Partnership in Commendam (Lessor) and Express Scripts, Inc. (Lessee) as evidenced of record by Memorandum thereof recorded in Book 9303 Page 2155 and that certain unrecorded second amendment to lease dated May 28, 1993 as evidenced of record by second loan modification agreement recorded in Book 10059 Page 2078 (LEASEHOLD TITLE NOT EXAMINED) (AFFECTS TRACT V/PARCEL 9, TRACT III/PARCEL 5 AND TRACT IV/PARCEL 6).

     16. An easement disclosed by an instrument recorded in Book 11099 Page 1588 in favor of Metropolitan St. Louis Sewer District (AFFECTS TRACT III/PARCEL 5).

     17. An easement disclosed by an instrument recorded in Book 11175 Page 2364 in favor of Metropolitan St. Louis Sewer District (AFFECTS TRACT III/PARCEL 5).

     18. Restrictions, conditions, and easements contained in instrument(s) recorded in: Plat Book 287 Pages 80 and 81 (AFFECTS TRACT III/PARCEL 5, TRACT I/PARCEL 3 AND TRACT II/PARCEL 4).

     19. Restrictions, conditions, and easements contained in instrument(s) recorded in: Plat Book 281 Page 34 (AFFECTS TRACT IV/PARCEL 6 AND TRACT V/PARCEL
9).

     20. Restrictions, conditions, and easements contained in instrument(s) recorded in: Plat Book 271 Pages 45 and 46 (AFFECTS TRACT I/PARCEL 3, TRACT II/PARCEL 4 AND TRACT III/PARCEL 5).

     21. Restrictions, conditions, and easements contained in instrument(s) recorded in: Plat Book 305 Page 37 (AFFECTS TRACT IV/PARCEL 6 AND TRACT V/PARCEL
9).

     22. Restrictions, conditions, and easements contained in instrument(s) recorded in: Plat Book 327 Pages 89-92 (AFFECTS TRACT IV/PARCEL 6 AND TRACT V/PARCEL 9).

     23. Easement for the maintenance, repair and upkeep of the levee and flood wall according to instrument recorded in Book 8351 Page 1184 (AFFECTS TRACT V/PARCEL 9).

     24. Restrictions, conditions and easements contained in instrument recorded in: Plat Book 273 Pages 8 and 9 (AFFECTS TRACT II/PARCEL 4, TRACT III/PARCEL 5 AND TRACT I/PARCEL 3).

     25. Restrictions, conditions and easements contained in instrument recorded in: Plat Book 297 Pages 12 and 13 (AFFECTS TRACT I/PARCEL 3, AND TRACT II/PARCEL
4).

     26. Easement Declaration recorded in Book 8795 Page 579 (AFFECTS TRACT I/PARCEL 3 AND TRACT II/PARCEL 4).

                                 EXHIBIT 1.06-1


          This Exhibit contains a pictorial graph of Project Schedule

                                 EXHIBIT 1.06-6

                            DUKE REALTY INVESTMENTS


June 3, 1998

Mr. Barrett Toan
Express Scripts
14000 Riverport Drive
Maryland Heights, MO  63043

Re: Proposed Lease Agreement (the "Lease") by and between Duke Realty Limited Partnership ("Duke") and Express Scripts Inc. ("Express Scripts") for leasing a 141,131 rentable+/- sq. ft. Building ("Building") that Duke will construct as part of its project at Riverport in Maryland Heights (the "Project")

Dear Barrett:

     The purpose of this letter agreement is to acknowledge that Duke and Express Scripts have commenced and are engaged in negotiations concerning the terms and provisions of the proposed Lease. In this regard, Duke and Express Scripts have tentatively agreed upon certain dates for completion of the Building. Although Duke and Express Scripts have not yet executed the Lease, Duke has advised Express Scripts of the need to commence architectural, engineering and related design work in order to give Duke the opportunity to complete the Building in accordance with the tentative schedule. Duke has further advised Express Scripts that Duke is not willing to incur the cost and expense of such architectural, engineering and related design work prior to the execution of the proposed Lease. In view of the foregoing, and in consideration of the costs and expenses to be incurred by Duke pursuant to this letter agreement, Express Scripts hereby covenants and agrees that in the event that Duke and Express Scripts fail to come to a written agreement on terms of the Lease that are mutually satisfactory to both Duke and Express Scripts, that Express Scripts will reimburse Duke for Allowable Expenses (defined below) that Duke incurs prior to either party giving notice that Lease negotiations have terminated. As used herein, the term "Allowable Expenses" shall mean only those actual reasonable out-of-pocket costs and fees for civil engineering and design, architectural design, soil test borings, and topography and elevation investigation that Duke incurs in preparation for constructing the Building. In this regard, if Express Scripts gives notice to Duke that negotiations concerning the Lease have been terminated, Duke shall promptly submit to Express Scripts, as soon as practical, a summary of all such Allowable Expenses with reasonable supporting detail, including invoices, and Express Scripts shall, upon receipt of any such notice, promptly pay and/or reimburse Duke for any and all such Allowable Expenses up to an amount of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, and Duke will thereafter forward the work product of such costs to Express Scripts. The parties hereby agree that any costs or expenses incurred by Duke in connection with its enforcement of this letter agreement, including, without limitation, reasonable fees and expenses of Duke's legal counsel may also be included as Allowable Expenses in this $150,000.00. For purposes of this paragraph, notice shall be in writing and either delivered by prepaid commercial overnight delivery service, or by facsimile, addressed as follows:

If to Express Scripts:   Express Scripts
                         14000 Riverport Drive
                         Maryland Heights, MO  63043
                         Fax:  314-770-1581
                         Attention: Thomas M. Boudreau, Senior Vice President

If to Duke:              Duke Realty Investments, Inc.
                         635 Maryville Centre Drive, Suite 200
                         St. Louis, Missouri 63141
                         Fax: 314-434-7532
                         Attention: Greg Thurman, Vice President & General
                         Manager

or such other address as is from time to time designated by notice pursuant hereto by the party receiving the notice. The date of service of such notices shall be the date notices are received or refused, as the case may be.

     The provisions of this letter agreement shall be binding upon and enforceable by and against the parties hereto. Duke and Express Scripts each hereby reserve the right to cancel and/or terminate negotiations concerning the terms and provisions of the proposed Lease. Notwithstanding any such termination, Express Scripts shall remain bound and obligated to pay and/or reimburse Duke in the manner set forth herein. Except for the limited obligation of reimbursement set forth above, Express Scripts has no obligation to Duke in connection with the Lease or the negotiation thereof, or the Project, and except for the limited obligation of reimbursement set forth in this letter, shall have no liability to Duke if for any reason negotiations terminate or a Lease is not executed.

     Upon successful negotiation and execution of the proposed Lease, this letter agreement shall be and become void and of no further force or effect.

     If the foregoing terms and provisions of this letter agreement are acceptable to you, please execute duplicate originals in the space provided below, and return one fully executed original to Duke at 635 Maryville Centre Drive, Suite 200, St. Louis, Missouri 63141, Attention: Greg Thurman. At that time, Duke will proceed with the work described in this letter agreement.

     Thank you in advance for your consideration.

Sincerely,




DUKE REALTY LIMITED PARTNERSHIP

By:      Duke Realty Investments, Inc.,
         its General Partner

By:     /s/ W.Gregory Thurman
         W. Gregory Thurman
         Vice President & General Manager
         St. Louis Office Group

Accepted and agreed to this _____ day of June, 1998.

EXPRESS SCRIPTS, INC.



By:       /s/ Barrett Toan
Printed:
Title:

                                 EXHIBIT 1.09.1

                                 EXPRESS SCRIPTS
                            PROPOSED OFFICE BUILDING
                           MARYLAND HEIGHTS, MISSOURI
                             REVISED AUGUST 11, 1998


                           BUILDING SHELL DESCRIPTION

GENERAL CHARACTERISTICS

     A. Proposed building site is the north quadrant of the Duke Parcel at the Riverport Development adjacent to the existing Express Scripts Facility.

     B. The proposed facility is a three (3) story office building approximately 147,394 gsf or 141,774 rsf. It has been anticipated Express Scripts shall occupy the first two (2) levels and a portion of the third level, the remaining space shall unoccupied shell space, intended as expansion space for Express Scripts.

     C. Automobile parking proposed: 813 spaces for the new building and 310 spaces relocated from across the street of the existing building.

GENERAL CONDITIONS

     A. Construction General Conditions is based upon a construction schedule, dated 5/31/98 (revised 7/30/98). We shall provide all support personnel, temporary utilities and temporary facilities for full-time, on-site supervision for the Work as described within this Building Shell Description.

     B. Required Building and Site related permits from governing authorities will be obtained and have been included. It is anticipated this building shall be of the Business Use Group.

     C. Duke Construction has also included all quality control testing of engineered backfill, concrete, asphalt, structural connections and construction layout throughout the course of the Project.

     D. All final cleaning and set-up of base building systems will be provided before Occupancy.

     E.   All   architectural,   civil,   structural,   mechanical,   electrical
engineering, landscape design necessary to provide Building Shell Construction Documents will be provided.

     F. Included is a complete labor and material guarantee for one (1) year. See Roofing Systems, HVAC for extended warranties.

SITEWORK

     A. The sitework shall include with all site clearing and earthwork preparation to accommodate all paving areas, building pad, and landscape areas. All grading will be provided to +/-1/10 of a foot subgrade elevation and all fill material under paving and slab area will be compacted to 95% maximum dry density according to standard Proctor ASTM 698.

     B. Heavy duty, 4" thick, asphalt paving shall be placed within the drive path for trucks to the loading area at the eastern end of the building, having a base of Type I stone at 9" deep, compacted to 95% maximum dry density according to standard Proctor ASTM 698 and all placed over a soil stabilization fabric. Type X asphalt base course shall be 2-1/2" deep, being one (1) layer of course crushed stone and sand with 4% asphalt. The Type C wearing surface course shall be 1-1/2" deep, being one (1) layer of sand- stone composition with 4.5% to 5% asphalt.

     C. Standard duty, 3" thick asphalt paving shall be placed at the automobile parking areas having a base of Type I stone at 6" deep, compacted to 95% maximum dry density according to standard Proctor ASTM 698 and all placed over a soil stabilization fabric. The Type C asphalt paving course shall be 3" deep, being one (1) layer of sand-stone composition with 4.5% to 5% asphalt. White pavement markings and ADA signage have been included.

     D. Site concrete consists of; 8" thick, welded-wire mesh reinforced, 4,000 psi compressive strength at 28 days with a 6" Type I stone base at the entry drive apron from Riverport Drive and the Service Area which includes the trash dumpster area; 4" thick concrete sidewalk is located at the main office entries; and 6" extruded curbing at perimeter of car parking areas and all parking lot islands. control joint sealant of the site concrete and sidewalk is included.

     E. All storm sewers for roof drainage will be provided via underground pipe and/or sheet drainage to drainage ditches at the perimeter of the site.

     F. All utilities will extend to the building and final connections made for, electric, water, and sanitary. We will coordinate and provide access (three
(3) empty conduits from building to property line) for telephone and communication contractors.

     G. Water service will be extended from the 12" main on Riverport Drive to the facility and connection made to building domestic and fire suppression systems.

     H. Site seeding, sod, irrigation and landscaping in accordance with local codes, ordinances and covenants has been included. Also, the perimeter along Riverport Drive of the proposed office building site and the existing Express Scripts facility shall have a continuous hedge row of thorny bushes along
Riverport Drive to aide in the deterrence of trespassing. Landscaping, as described, shall be as shown on drawings prepared by Austin Tao & Associates sheet no. L1, dated 7/14/98.

     I. All allowance of $3,000 has been included for exterior signage at the building and a total allowance of $5,000 ($1,000 each) has been included for entry drive monument/signage.

     J. Exterior lighting will be provided to meet all zoning ordinances and local codes, 2- foot candles, average maintained shall be obtained by pole mounted fixtures in the automobile parking areas, controlled by photo-cell and time clock. See electrical section for further description.

     K. All entry and exit drives onto the proposed site and existing facility (five locations) shall have a electric operated traffic control barrier gate with local, card reader access and free gate egress.

     L. A covered pedestrian walk has been included from the existing Express Scripts Building entrance to the proposed office facility. The tube steel frame and canvas covering shall be 8' wide in a 12' wide areaway with landscaping. The existing parking area shall be modified and re-stripped to accommodate the connecting pedestrian walk area.

FOUNDATIONS AND SLABS

     A. We have included deep soil treatment/consolidation and spread footing type foundations based upon 4,000 PSF bearing capacity. Final foundation size and type will be determined once geotechnical report and structural loads are complete.

     B. The building floor slab-on-grade shall be 4" thick, 4,000 psi concrete at 28 days, with 6 x 6 - W1.4 x W1.4 reinforcement on a 6 mil vapor barrier and minimum of 6" compacted stone base. The slab will be receiving a smooth trowel finish and crack control joints will be installed at a maximum distance of 15' on center.

     C. The building's floor slab-on-decks shall have a 4" overall thickness, 4,000 psi concrete at 28 days, with 6 x 6 - W1.4 x W1.4 reinforcement. The slab will be receiving a smooth trowel finish. Concrete vibration pad shall be provided for mechanical equipment as dictated by design for sound deadening.

STRUCTURAL

     A. Building column bay spacing is approximately 30' x 30', please refer to schematic floor plate drawings.

     B. The buildings structural system shall be structural steel shapes for floor and roof deck supported by steel columns. Floor slab shall be designed for 100 lb/sf live load.

     C. Metal roof deck shall be prime painted 1-1/2" type B metal deck. Elevated slab deck shall be 2" steel deck. All deck shall be installed per SDI specifications.

     D. Three (3) stairwells have been included for access to each floor. Stair construction shall be concrete filled pan tread with concrete intermediate and floor landings. The two (2) building end stairs are for emergency egress. The third central, communication stairway shall be open and within the central atrium.

     E. Miscellaneous metal items provided as follows: 1. Roof equipment support frames for HVAC equipment as described in this proposal. 2. Roof ladder and hatch. 3. Guard posts at loading area door and trash enclosure. 4. Building stairs and handrails (stair pans are concrete filled). 5. Roof screen support.
6. Miscellaneous iron for elevators.

  ROOFING

     A. All roofing shall be warranted by the manufacturer for 10 years on labor and material. The warranty shall cover material only for an additional 10 years. Acceptable roofing manufacturers are Firestone and Carlisle.

     B. The roof will be drained by internal roof drains with overflows.

     C. The roof membrane shall be a single-ply, 45 mil EPDM, loose-laid, ballasted membrane system. The roofing system shall have a UL Class A rating and a Factory Mutual Class 1 fire rating (non-combustible). The stone ballast shall be applied at a uniform rate of 10 psf in the field, 12 psf at a 10' wide perimeter band, and 15 psf in an area of 10' x 10' at the corner. The ballast shall be washed, rounded river gravel.

     D. The roof insulation shall be rigid closed cell polyisocyanurate boards having a minimum density of 2 pcf, a minimum 16 psi compressive strength and a total assembly R value of 30.

     E. Manufacturer walkway pads will be provided at the roof access door and around all roof top mechanical units.

     F. Coping, Flashing, and Curbs 1. All membrane sidewall flashing shall be a minimum of 60 mil uncured EPDM material installed in accordance to the manufacturer's details and design criteria. 2. A rooftop mechanical units and other miscellaneous rooftop equipment shall be mounted on an insulated curb. All piping and vents, which penetrate the roof membrane, will be flashed using molded or fabricated EPDM or neoprene flashing. 3. A single 30" x 36" roof hatch with a steel ladder will be provided for roof access.

  EXTERIOR SKIN

     A. Exterior walls of the building to consist of solid, limestone mix, architectural precast spandrel panels and continuous strip windows, curtainwall entry feature and/or storefront windows at first level. The precast panels shall have horizontal and vertical rustication features, and medium sandblast surface texture treatment. Tenant shall have opportunity for review and approval of color and texture.

     B. Glazing shall consist of approximately 7'0" tall continuous strip windows around the perimeter of the building and storefront/curtainwall at the main entry and various elevation elements. The window framing systems shall have thermally broken, extruded aluminum mullions with anodized finish. The glazing shall consist of one (1) inch insulating, low-emistivity tinted glass. Interior window sills shall be extruded aluminum integral with the window framing system. Tenant shall have opportunity for review and approval of glazing color.

     C. Main entry includes a set of double medium stile 3'-0" wide and 7'-0" tall swing doors opening into a vestibule then into the main level lobby on the west elevation. The east elevation also includes a set of double medium stile 3'-0" wide and 7'-0" tall swing doors with vestibule. (i.e. two pair of doors total in each vestibule).

     D. The Service entry shall have a pair of 3' x 7' insulated, hollow metal doors, an exterior electric scissors lift shall be provided.

     E. Concrete wall panels to receive color matching joint sealant. Sealant to be a two component polyurethane base with a five (5) year material warranty.

  INTERIOR FINISHES

     A. The office side of concrete panel perimeter walls shall receive 5/8" gypsum wall board to 4" above the finish ceiling on metal studs. R-19 batt insulation with vapor barrier will be provided the entire height of the precast panel.

     B. Interior walls for the core area restrooms shall consist of 5/8" gypsum wall board on 3-5/8" x 25 ga. metal studs 16" on center to the underside of metal deck. 3-1/2" unfaced, acoustic insulation shall be provided in these walls. Moisture resistant gypsum board shall be used on the restroom and janitor closets wet walls.

     C. Shell building partitions shall be fire-rated assemblies where required by code at mechanical shafts and egress stairways.

     D. Columns, mechanical/electrical shafts and fire stairways shall be enclosed or furred out with metal stud framing and gypsum wallboard, or shaftwall as required by code.

     E. All exposed gypsum board shall be taped, finished and sanded in preparation for painting and/or wall coverings. Wall finishes to be included as part of the Tenant Finish Allowance.

     F. All floor areas shall be broom clean exposed concrete, for preparation of floor finishes. Floor finishes and wall base to be included as part of the Tenant Finish Allowance.

     G. Interior doors shall be 3'-0" x 7'-0" x 1-3/4" solid core, prefinished, plain sliced, red oak, flush wood doors set in a hollow metal frame.

     H. The hardware schedule shall be coordinated between Express Scripts and the contractor and shall conform to the requirements of the Building Code and ADA. Lockset hardware shall have removable cores. The hardware shall be of heavy duty, commercial grade, full mortise style. Acceptable manufacturers shall be Best or Schlage.

     I. The standard ceiling height shall be 10'-0" +/- above finished floor for the office areas and 9'-0" +/- above finished floor in the restrooms. Ceiling system to consist of 2' x 2', 15/15" exposed tee grid system with tegular, lay-in acoustical pads. The pads shall be an Armstrong Tundra Tegular or approved equal.

     J. The restrooms shall receive ceramic tile on the floors and 6' high on the wet walls. standard tile will be as manufactured by Dal Tile or American Olean. Remaining walls will be finished with a Type II vinyl wall covering.

     K. Janitors closets and electrical rooms shall have sealed, exposed concrete floors and drywall wall surface to the underside of deck (no ceilings).

     L. Restrooms include the following specialties: 1. Plastic Laminate counter tops with lay-in sink bowls. 2. Toilet room partitions will be floor-mounted and finished with standard, factory-applied, baked-on enamel. 3. Stainless steel accessories including: Towel dispenser/waste receptacles, toilet paper dispensers, in-counter soap dispensers, ADA grab bars, feminine napkin dispenser/receptacles. 4. Unframed, full length, continuous mirrors over the counters. 5. Restrooms in accordance with ADA requirements.

     M. The exterior windows of the office area shall be provided with 1" horizontal, solid mini-blinds by Levelor.

     N. Fire extinguishers in office area will be placed in semi-recessed cabinets as required by Code and Fire District for Shell Building.

     O. Lobbies include the following: 1. The Main Entry Area Lobby (approximately 900 sf) and vestibule shall have a Type II vinyl wall covering on the walls and a flamed granite floor tile with polished granite base. The entry lobby ceiling is a painted, drywall surface with reveals and fluorescent downlights. 2. Elevator lobbies on the 1st through 3rd floors shall have the walls and floors prepared to receive finishes, which are a continuation of the tenant area treatments. The elevator lobby ceilings are a continuation of the tenant space lay-in ceiling systems and fluorescent down lighting.

     P. Elevators are proposed based on the following criteria: 1. Two (2) passenger hydraulic, elevators with 3,500-lb capacity, minimum 150 FPM travel speed, cabs shall be finished as part of a $7,500/cab allowance. 2. One (1) swing type, hydraulic elevator, gurney size with 4,000-lb Capacity, minimum 110 FPM travel speed, cab finish for service elevator shall be finished as part of a $7,000/cab allowance.

     3. Acceptable elevator manufacturers include: Dover, Otis, Schindler, Thyssen, Montgomery and Westinghouse.

     Q. The Service Area located at the west end of the building shall include a 6' x 7' opening with hollow metal double doors. This area shall also serve as the utility service entrance.

     R. The two (2) emergency egress stairways shall have sealed concrete threads and landings, a decorative steel handrail, painted (1-1/2" dia. top & bottom rail and handrail with 1/2" dia. verticals 4" o.c., painted) enclosed fluorescent light fixtures, painted gypsum board walls, acoustical tile ceiling at the top level, underside of stairs shall be painted. The center atrium stairway shall include sealed concrete filled stair pans with closed risers on a steel plate stringer system with landings supported by adjacent structural steel. An allowance of $72,500 has been established for the stairway handrail, atrium guardrail, and all applied finishes. Metal stud framing and gypsum wallboard (prepared for finishes) has been included at the perimeter of the floor openings from finish ceiling up to the floor line on two (2) sides, the other two (2) sides include full height metal stud/gypsum wallboard wall (prepared for finishes). Sliding fire doors have been included with the base building with rated walls at the elevator shaft and the atrium corridor. A full height window wall on the corridor side of the atrium has been included.

     S. An allowance of $200,000 has been established for the Computer Room, the allowance is intended for partitions, flooring, finishes, mechanical and electrical items particular to said Computer Room.

     T. The atrium includes an opaque skylight over the floor opening area with the structural members wrapped in metal stud and gypsum wallboard prepared for finishes.

  PLUMBING

     A. A complete plumbing system including supply, waste and vent piping, fixtures and equipment in accordance with all applicable codes and ordinances. The following components are provided at each occupied level:

  o    (10) Wall Hung, Flush-O-Meter, Water Closets (White China Fixture)
  o    ( 2) Wall-Hung, Flush-O-Meter, Urinals (White China Fixture)
  o    ( 8) Lay-in lavatory bowls with Commercial grade, lever handle Faucets
  o    Electric water heaters sized to accommodate Base Building Fixtures
  o    ( 4) Floor Drains (one per restroom)
  o    ( 1) Floor Type Mop Sink in Janitor Closet
  o    ( 4) Electric Water Coolers
  o    ( 2) Remote wet column locations
  The base building components include:
  o    Roof Drains with Overflows
  o    ( 3) Frost-free Wall Hydrants (Main Entries and Loading Area)

     B. 6" PVC interior sanitary sewer line to service restrooms with necessary 4" branches to serve interior mechanical service area and two (2) remote wet columns. This sanitary line is extended outside the building to the public sanitary pumping station across Riverport Drive.

     C. Interior drains, downspouts and underground drain piping extended outside the building to drainage structures and/or to site drainage swales.

     D. Above ground domestic water piping and horizontal roof-drain runouts and bodies will be insulated.

     E. Two (2) wet columns (1" supply, 4" waste and vent riser) have been located at interior columns for service to future, remote fixtures.

     F. Water service, valving and backflow prevention shall be provided for the irrigation system as identified in the Sitework Section.

  H.V.A.C.

     A. The Heating, Ventilating and Air Conditioning systems will be variable air volume system, designed and selected to satisfy the following conditions:

     1. Outdoor Design Conditions:  Summer: 95(Degree)F dry bulb/78(Degree)F wet
bulb  Winder:   0(Degree)F  wet  bulb

     2. Indoor Design Conditions: Summer: 75(Degree)F dry bulb (+/- 2(Degree)F), 50% relative humidity +/- 5% Winter: 75(Degree)F dry bulb (+/- 2(Degree)F)

     3. The HVAC system will meet ASHREA standards capable of furnishing 20 cfm/person of fresh air for a maximum occupancy of 7 people per 1,000 rsf per BOCA.

     4. HVAC Calculations include: 120 SF/person 4 watts/sf miscellaneous power, connected 2.0 watts/sf lighting

     5. Acceptable Manufacturers of major HVAC Equipment include: Trane, Carrier, McQuay, Mammoth, and York.

     B. The HVAC System also includes the following:

     o    One thermostat/sensor per 1,000 rsf, installed.
     o Ductwork and distribution of the HVAC System will be based on slot supply diffusers installed one per 250 rsf in an open floor plan. The system will be designed per the interiors layout provided by Christner, Inc., sheet no's A1.1, A1.2 and A1.3 dated 7/22/98, excluding any special systems for kitchen or computer room.
     o    Temperature controls and wiring.
     o    Ductwork designed via static regain for NC 35 noise level
     o    Air balance of system
     o    One (1) year labor and material warranty
     o    Five (5) year material warranty on refrigeration compressors
     o Restroom and janitor closet exhaust in accordance with Code requirements
     o A Direct Digital Control (DDC) energy management system will be provided which will control the building HVAC Systems. Acceptable manufacturers include: Trane, Andover, Johnson, and Krueter

  FIRE SUPPRESSION SYSTEMS

     A. The facility shall be completely protected by an automatic sprinkler system including all piping, valves, risers, fittings, post indicator valves, check valves, fire department connections, contacts for fire protection monitoring, flow switches, supports, anchors, hangers, sprinkler heads, accessories, test connections, drains, testing, inspections, design and engineering, permits and fees, approval by all governmental and fire district agencies, and any other items required for the complete design and installation of the wet pipe system.

     B. An 8" fire main shall extend from the building to the public main along Riverport Drive. Exterior fire hydrants have been included in accordance with local Fire District requirements.

     C. All sprinkler heads in the office areas, main lobby and elevator lobby shall be concealed type. Sprinkler heads to be centered in tile. The system will be designed per the interiors layout provided by Christner, Inc., sheet no's A1.1, A1.2 and A1.3 dated 7/22/98, excluding any special systems for kitchen or computer room.

     D. The office system shall be designed and installed per NFPA #13, Light Hazard Group and Factory Mutual requirements.

  BASE BUILDING ELECTRICAL

     A. SERVICE EQUIPMENT

     1. Electrical service shall be provided by a ground-mounted transformer(s) furnished by the public utility company (Ameren/U.E.) and shall provide, 277/480 volt, three-phase, four wire power. 2. Provide 277/480 volt, three-phase, four wire panelboards for base building lighting and mechanical equipment. 3. Provide step-down transformers as required for base building items. 4. Provide 120/208 volt, three-phase, four wire panelboards for base building receptacle power
(i.e. restrooms, HVAC, base building systems) 5. Include as Base Building Electrical, distribution panels to accommodate Tenant power, excluding lighting and mechanical systems, based on four (4) watts per square foot, connected. The base building work shall include risers, switches, panels and K-13 transformers with 200% rated neutrals at each level Electrical Room. 6. All electrical work will be coordinated with other trades and shall comply with all applicable codes. 7. Provide empty conduit(s) to property line for primary electric incoming cables and coordination of Ameren/U.E. service equipment (i.e. setting transformer pads).

     B. EXTERIOR LIGHTING

     1.  Photo cell and time clock  shall  control  all  exterior  lighting.

     2. Provide building exterior soffit downlights at entries. Loading Area lights mounted on building.

     3. Provide a conduit raceway to monument sign located adjacent to building main entry.

     4.  Provide  site  lighting  to  illuminate  to  2-foot  candles,   average
maintained, include furnishing and installing concrete bases.

     5. Provide six (6) light billiards at Main Entry sidewalk.

     C. INTERIOR LIGHTING

     1. In Open Office Area provide 2' x 4' light fixtures, 18-cell parabolic fluorescent fixture, electronic ballast and T-8 lamps. One (1) light fixture per 80 rsf.

     2. Lighting for each restroom to include two (2) fluorescent downlight type light fixtures and continuous overlapping fluorescent lamp fixtures with eggcrate type diffuser along toilet wall and above sinks. Include switching in room.

     3. Provide emergency and exit lighting in accordance with local code requirements for shell construction. The fixtures shall be self-contained, battery operated.

     4. Provide 4', two (2) lamp fluorescent strip fixtures for mechanical rooms, janitor closets, equipment rooms, include switching in room.

  D.     POWER

     1. Power to be provided to all base Building Equipment, as described in this Building Description.

     2. Provide general purpose duplex receptacles for common areas and restrooms.

     3. Provide  weatherproof  receptacle at roof top mechanical  equipment.

     4. Dedicated  duplex  receptacle  for lawn  irrigation  system.

     5. Provide weatherproof  receptacles at Main Entry and Maintenance area.

     6.  Provide  hook-up to  plumbing  water  heaters.

     7.  Hook-up of drinking  fountains.

     8. Hook-up of elevator  equipment for elevators.

     9. We've included (80) 20 amp 120 volt circuits and forty-six (46) receptacle bay boxes per floor. We included tenant power based upon 4 watts per square foot, connected, for office duplex receptacles.

  E.     TELEPHONE

     1.  Provide  Eight (8) sleeves at each level for  communication  lines.

     2. Provide 4' x 8' plywood sheets for mounting of equipment (four per level).

  F.     FIRE ALARM

     1. Provide a fire alarm monitoring system in accordance with and as required by Code; including but not limited to, monitoring of sprinkler flow and tamper switches, shut down roof top units and elevator control, system autodialer, audio and visual alarms as required in core area as required by ADA.

  G.     ENGINEERING/PERMITS

     1. Provide Professional Engineered signed/sealed drawings and submittals for permit and construction purposes.

     2. Provide all necessary electrical permits and inspection fees.

                                 EXHIBIT 1.09-2
                            LISTING OF BUILDING PLANS


  CIVIL DRAWINGS PREPARED BY STOCK & ASSOCIATES CONSULTING  ENGINEERS,  INC.,
                                 DATED 7/28/98

PHASE I
C1       Title Sheet
C2       Specification Sheet
C3       Site & Grading Plan
C4       Site Geometrics Plan & Pavement Details
C5       Sewer Profiles & Hydralic Data Calculations
C6       Sewer Details
C7       Entrance Warping Plan
C8       Drainage Area Map
C9       Record Plat

PHASE II
C1       Title Sheet
C2       Specification Sheet/Pavement Details
C3       Key Map
C4       Site & Grading Plan
C5       Site Geometrics Plan
C6       Ditch Grading Plan
C7       Sewer Profiles & Hydralic Data Calculations
C8       Sewer Details
C9       Drainage Area Map
C10      Record plat


LANDSCAPING DRAWINGS PREPARED BY AUSTIN TAO & ASSOCIATES, INC., DATED 7/14/98

L1       Landscaping Plan

ARCHITECTURAL DRAWINGS PREPARED BY HENDERSON GROUP, INC., DATED 7/20/98(8/3/98*)

01A201   First Floor Plan Unit "A"*
01A202   First Floor Plan Unit "B"
02A201   Second Floor Plan Unit "A"*
02A201   Second Floor Plan Unit "B"
03A201   Third Floor Plan Unit "A"*
03A201   Third Floor Plan Unit "B"
A203     Reflected Ceiling Plans*
A204     Reflected Ceiling Plans*
A205     Roof Plan Unit "A"*
A206     Roof Plan Unit "B"*
A207     Enlarged Plans, Partition Types*
A208     Enlarged Plans, Partition Types*
A209     Enlarged Plans*
A301     Elevations*
A401     Wall Sections
A402     Wall Sections
A403     Wall Sections*
A404     Atrium Section*
A405     Stair Sections, Details*
A406     Details*
A407     Details*
A501     Room / Door Finish Schedules*


STRUCTURAL DRAWINGS PREPARED BY SMITH/ROBERTS AND ASSOCIATES, INC., DATED 7/9/98

F1.1     Foundation Framing Plan Unit A
F1.2     Foundation Framing Plan Unit B
F2.1     Foundation Details
F2.2     General Foundation/ Concrete Notes & Foundation Details
S1.1     Second Floor Framing Plan Unit A
S1.2     Second Floor Framing Plan Unit B
S1.3     Third Floor Framing Plan Unit A
S1.4     Third Floor Framing Plan Unit B
S1.5     Roof Floor Framing Plan Unit A
S1.6     Roof Floor Framing Plan Unit B
S1.7     Screen Wall Framing Plan
S2.1     General Structural Notes & Structural Details
S2.2     Structural Details
S2.3     Structural Details and Precast Connections
S3.1     Brace Elevations & Details


PROJECT MANUAL PREPARED BY HEDERSON GROUP, INC., DATED  7/20/98

                                  EXHIBIT 3.02

                              RULES AND REGULATIONS


     1. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or without the Building, except in proper refuse containers. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, parking areas in and about the Building clean and free from rubbish.

     2. Tenant shall not change any locks in the Building without first obtaining Landlord's written approval, and if Tenant changes any locks, keys must be appropriately mastered to Landlord's keying system at Tenants cost.

     3. Tenant shall not install any radio, television or other antenna, satellite dish, loudspeaker, or other device on the roof or exterior walls of the Building without Landlord's prior written agreement, which consent shall not be unreasonably withheld, conditioned or delayed. No TV or radio or recorder shall be played in such a manner as to cause a nuisance.

     4. No street parking will be permitted. Visitor and handicapped parking designations shall be observed.

     5. Tenant shall not inscribe any inscription, or post, place or in any manner display any sign, notice or any advertising matter whatsoever, anywhere in or about the Building, visible from outside the Building, without first obtaining Landlord's written consent thereto or except as expressly provided in the Lease.

     6. All exterior signs must be approved by Landlord or someone designated by it and the actual cost thereof shall be paid by the Tenant, and all such signs are so placed at the risk of the Tenant.

     7. If a Tenant desires telegraphic or telephonic connections in addition to those installed in connection with the initial construction of the Building and the interior improvements thereto, the Landlord will direct the electricians as to where the wires are to be introduced and without such direction, no boring or cutting for wires shall be permitted. Landlord retains the right to designate the contractor(s) performing said work and also retains the right to designate service providers.

     8. Tenant shall when leaving the Building at close of business, or at other times when the Building or Leased Premises are unoccupied, lock doors.

     9. The Landlord retains the power to prescribe the weight and proper position of safes and all other heavy objects. All safes, furniture, boxes and bulky articles and packages shall be moved into or out of the Building or from one part of the Building to another under supervision of Landlord and at such times and according to such regulations as may be designated from time to time by Landlord and at the entrance designated by the Landlord. Tenant shall be responsible for all damage to the walls, floors or other parts of the Building caused by or connected with any moving or delivery into or removal from the Building of any safe, furniture, boxes or bulky article while in the Building at Tenant's request. No moving out shall occur without written consent of the Landlord in each instance. The premises shall not be overloaded.

     10. The water closets and other apparatus shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage resulting to them from misuse shall be borne by Tenant.

     11. No room or rooms shall be occupied or used as sleeping or lodging apartments.

     12. No animal or bird shall be allowed in any part of the Building without the written consent of the Landlord.

     13. The Landlord reserves the right to exclude from the Building all drunken persons, idlers and peddlers, solicitors and generally persons of a character or conduct to create disturbance and person entering in crowds or in such unusual numbers as to cause a nuisance.

     14. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycles or vehicle parking.

     15. Window shades, blinds or curtains of a uniform building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows.

     16. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Building by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Building name.

     17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may reasonably approve.

     18. All common areas of the Building will be designated as non-smoking areas. Any tenant that has a non-smoking policy in their office will be required to provide a smoking area inside their Leased Premises (with an exhaust system to the exterior of the Building) or allow employees to smoke only on the rear loading dock or other area from time to time designated by Landlord (but this shall not obligate Landlord to so designate a smoking area).

     19. These rules and Regulations are in addition to, and shall not be construed to in any way modify or amend the Lease to the premises in whole or in part.

                                  EXHIBIT 3.17

                               MEMORANDUM OF LEASE


     THIS MEMORANDUM OF LEASE, made and entered into as of this _____ day of August, 1998 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (hereinafter referred to as "Landlord") and EXPRESS SCRIPTS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have heretofore entered into an Office Lease dated as of August 14, 1998 (hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord demised and leased to Tenant, and Tenant hired and took from Landlord, premises consisting of and described as all of the space in that certain Building ("Building") known as 13930 Riverport Drive, legally described as Lot 1B of Duke/Riverport Site No. 1, City of Maryland Heights, St. Louis County, Missouri (according to the plat thereof recorded in Plat Book______ page _____ of the St. Louis County, Missouri records) together with parking and access rights, among others, appurtenant thereto ([including specifically the exclusive right to use that certain "Restricted Use Area" adjacent to the aforesaid Lot 1B (including the 329 parking spaces to be constructed thereon) and the right to the use of an additional 484 of the 1696 parking spaces located or to be constructed on the Common Property, all as more particularly described in that certain Declaration of Covenants, Restrictions and Easements for Access and Parking for Property in the City of Maryland Heights, County of St. Louis, State of Missouri, Known as Duke/Riverport Site No. 1, recorded at Book ___ page ___ of the St. Louis County, Missouri records (hereinafter the "Sub-Indenture")] in the Lease and hereinafter referred to collectively as the "Leased Premises"); and

     WHEREAS, Landlord and Tenant desire to give notice of the Lease and as to certain rights and obligations of Landlord and Tenant;

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

     1. That the Leased Premises are affected by and subject to the Lease. The Lease provides that Tenant has the EXCLUSIVE use of landscape, parking and access areas immediately surrounding the Building --------- (hereinafter "the Lot 1B Restricted Use Area") (including 329 parking spaces as aforesaid) as well as the right to the use of an additional 484 of the 1696 parking spaces located or to be constructed on the "Common Property" (all as more specifically provided in the Sub-Indenture). Tenant also has a non-exclusive easement for ingress and egress over and through the Common Property for access to all public or common roadways within Riverport, along with the non-exclusive right to use in common with other tenants and owners the Riverport "Common Ground" as more specifically provided in the Lease;

     2. That the initial term of the Lease is to commence on or about the 20th day of May, 1999 and terminates on the 31st day of October, 2008, subject, however, to limited rights of termination as in the Lease specifically provided;

     3. Tenant has the right and option to extend the Lease for two (2) additional terms of five (5) years (November 1, 2008 to October 31, 2013 being the "First Five Year Renewal Term" and November 1, 2013 to October 31, 2018 being the "Second Five Year Renewal Term");

     4. Tenant has a Right of First Offer with respect to space in the buildings located at 14090 and 14042 Riverport Drive (Lots 1 and 2 of Riverport Tract 2 according to the plat thereof recorded in Plat Book 279 Pages 84 and 85 of the St. Louis County Records, respectively, as more specifically provided in the Lease;

     5. Until December 1, 1999, Tenant has certain rights to purchase a portion of Lot 2 of Duke/ Riverport Site No. 1, or to lease space in a building to be constructed on said Lot 2, as more specifically provided in the Lease;

     6. Tenant has certain Rights of First Refusal to Purchase the Building;

     7. In addition to the terms referred to herein, the Lease contains numerous other terms, covenants and conditions, and notice is hereby given that reference should be made to the Lease directly with respect to the details of such items, covenants and conditions. This Memorandum of Lease is executed in simplified short form for the convenience of the parties and for the purpose of recordation in the records of St. Louis County, Missouri, it being intended that this Memorandum of Lease shall be so recorded and shall give notice of and concern said Lease only. This Memorandum of Lease shall not have the effect of in any way modifying, supplementing, or abridging the Lease or any of its provisions as the same now or may hereafter be in force and effect. In the event of any inconsistency between this Memorandum of Lease and the Lease, the provisions in the Lease shall prevail and control the interpretation of the terms thereof. Reference is hereby made and should be made to the Lease for the specific terms thereof.

     8. Landlord has, in the Lease, and does hereby designate Tenant during the entire Term of the Lease, as and if extended, as its representative for purposes of consenting to certain Special Assessments as in SECTION 3.4 of the Sub-Indenture and in the Lease more specifically provided, and for purposes of approving any change in the Restricted Use Area adjacent to Lot 1B as in the Lease and as in SECTION 4.1 of the Sub-Indenture more specifically provided.

     IN WITNESS WHEREOF, the undersigned have caused this Memorandum of Lease to be duly executed as of the day and year first above written.

                                    LANDLORD


                             DUKE REALTY LIMITED PARTNERSHIP,
                              an Indiana limited partnership

                             By:  Duke Realty Investments, Inc.,
                                  an Indiana corporation,
                                  its general partner

                                  By:____________________________
                                      W. Gregory Thurman
(SEAL)                                Vice President and General Manager
ATTEST:                               St. Louis Office Group


--------------------------------
James D. Eckhoff
Vice President and Assistant Secretary


                                     TENANT

                               EXPRESS SCRIPTS, INC.,
                               a Delaware corporation


                               By:________________________________________

                               ----------------------------------------
                                                Title
(SEAL)
ATTEST:

----------------------------

----------------------------
Title

                                    TRUSTEES

                                 TRUSTEES OF DUKE/RIVERPORT SITE NO. 1,


                                 -----------------------------------------
                                  W. Gregory Thurman

                                 -----------------------------------------
                                  Timothy J. McCain

                                 -----------------------------------------
                                   Lisa G. Bulczak

LANDLORD:


STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this _______ day of August, 1998, before me appeared W. GREGORY THURMAN, to me personally known, who, being by me duly sworn did say that he is the Vice President and General Manager, St. Louis Office Group, of DUKE REALTY INVESTMENTS, INC., a corporation of the State of Indiana, and General Partner in DUKE REALTY LIMITED PARTNERSHIP, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation, by authority of its Board of Directors; and said W. Gregory Thurman acknowledged said instrument to be the free act and deed of said corporation and said partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                      ------------------------------------------------------
                                                         Notary Public

TENANT:

STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this _______ day of August, 1998, before me appeared ________________________, to me personally known, who, being by me duly sworn did say that he is the _________________________, of EXPRESS SCRIPTS, INC., a corporation of the State of Delaware, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation, by authority of its Board of Directors; and said _______________________ acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                            ---------------------------------------------------
                                            Notary Public

TRUSTEES:


STATE OF MISSOURI          )
                           ) SS.
COUNTY OF ST. LOUIS        )

     On this _______ day of August, 1998, before me appeared W. Gregory Thurman, Timothy J. McCain and Lisa G. Bulczak, to me personally known, who, being by me duly sworn did say that they are the TRUSTEES OF DUKE/RIVERPORT SITE NO. 1 and said Trusties acknowledged the foregoing instrument to be their free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                            ---------------------------------------------------
                                               Notary Public